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                   BANK OF AMERICA MORTGAGE SECURITIES, INC.,

                                  as Depositor,

                        NATIONSBANC MORTGAGE CORPORATION,

                                  as Servicer,

                              BANK OF AMERICA, FSB,

                                  as Servicer,

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

                         POOLING AND SERVICING AGREEMENT

                               Dated June 24, 1999

                             -----------------------

                       Mortgage Pass-Through Certificates

                                  Series 1999-6








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                              TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PRELIMINARY STATEMENT.......................................................


                                  ARTICLE I

                                 DEFINITIONS

Section 1. 01 Defined Terms.................................................
Section 1. 03 Interest Calculations.........................................


                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS
                      ORIGINAL ISSUANCE OF CERTIFICATES

Section 2. 01 Conveyance of Mortgage Loans..................................
Section 2. 02 Acceptance by the Trustee of the Mortgage Loans...............
Section 2. 03 Representations, Warranties and Covenants of the NMC
               Servicer.....................................................
Section 2. 04 Representations, Warranties and Covenants of the BA
               Servicer.....................................................
Section 2. 05 Representations and Warranties of the Depositor as to the
               Mortgage Loans...............................................
Section 2. 06 Designation of Interests in the REMIC.........................
Section 2. 07 Designation of Start-up Day...................................
Section 2. 08 REMIC Certificate Maturity Date...............................
Section 2. 09 Execution and Delivery of Certificates........................


                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

Section 3. 01 Servicers to Service Mortgage Loans...........................
Section 3. 02 Subservicing; Enforcement of the Obligations of Servicers.....
Section 3. 03 Fidelity Bond; Errors and Omissions Insurance.................
Section 3. 04 Access to Certain Documentation...............................
Section 3. 05 Maintenance of Primary Mortgage Insurance Policy; Claims......
Section 3. 06 Rights of the Depositor and the Trustee in Respect of the
               Servicers....................................................
Section 3. 07 Trustee to Act as Servicer....................................
Section 3. 08 Collection of Mortgage Loan Payments; Servicer Custodial
               Accounts and Certificate Account.............................
Section 3. 09 Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts..............................................
Section 3. 10 Access to Certain Documentation and Information Regarding
               the Mortgage Loans...........................................
Section 3. 11 Permitted Withdrawals from the Servicer Custodial
               Accounts and Certificate Account.............................
Section 3. 12 Maintenance of Hazard Insurance...............................
Section 3. 13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.....
Section 3. 14 Realization Upon Defaulted Mortgage Loans; REO Property.......
Section 3. 15 Trustee to Cooperate; Release of Mortgage Files...............
Section 3. 16 Documents, Records and Funds in Possession of the
               Servicers to be Held for the Trustee.........................
Section 3. 17 Servicing Compensation........................................
Section 3. 18 Annual Statement as to Compliance.............................
Section 3. 19 Annual Independent Public Accountants'Servicing
               Statement; Financial Statements..............................
Section 3. 20 Advances......................................................
Section 3. 21 Modifications, Waivers, Amendments and Consents...............
Section 3. 22 Reports to the Securities and Exchange Commission.............


                                  ARTICLE IV

                            SERVICER'S CERTIFICATE

Section 4. 01 Servicer's Certificate........................................


                                  ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                             REMIC ADMINISTRATION

Section 5. 01 Distributions.................................................
Section 5. 02 Priorities of Distribution....................................
Section 5. 03 Allocation of Losses..........................................
Section 5. 04 Statements to Certificateholders..............................
Section 5. 05 Tax Returns and Reports to Certificateholders.................
Section 5. 06 Tax Matters Person............................................
Section 5. 07 Rights of the Tax Matters Person in Respect of the Trustee....
Section 5. 08 REMIC Related Covenants.......................................


                                  ARTICLE VI

                               THE CERTIFICATES

Section 6. 01 The Certificates..............................................
Section 6. 02 Registration of Transfer and Exchange of Certificates.........
Section 6. 03 Mutilated, Destroyed, Lost or Stolen Certificates.............
Section 6. 04 Persons Deemed Owners.........................................


                                 ARTICLE VII

                       THE DEPOSITOR AND THE SERVICERS

Section 7. 01 Respective Liabilities of the Depositor and the Servicers.....
Section 7. 02 Merger or Consolidation of the Depositor or a Servicer........
Section 7. 03 Limitation on Liability of the Depositor, the Servicers
               and Others...................................................
Section 7. 04 Depositor and Servicers Not to Resign.........................


                                 ARTICLE VIII

                                   DEFAULT

Section 8. 01 Events of Default.............................................
Section 8. 02 Remedies of Trustee...........................................
Section 8. 03 Directions by Certificateholders and Duties of Trustee
               During Event of Default......................................
Section 8. 04 Action upon Certain Failures of a Servicer and upon Event of Default...................................................
Section 8. 05 Trustee to Act; Appointment of Successor......................
Section 8. 06 Notification to Certificateholders............................


                                  ARTICLE IX

                                 THE TRUSTEE

Section 9. 01 Duties of Trustee.............................................
Section 9. 02 Certain Matters Affecting the Trustee.........................
Section 9. 03 Trustee Not Liable for Certificates or Mortgage Loans.........
Section 9. 04 Trustee May Own Certificates..................................
Section 9. 05 Eligibility Requirements for Trustee..........................
Section 9. 06 Resignation and Removal of Trustee............................
Section 9. 07 Successor Trustee.............................................
Section 9. 08 Merger or Consolidation of Trustee............................
Section 9. 09 Appointment of Co-Trustee or Separate Trustee.................
Section 9. 10 Authenticating Agents.........................................
Section 9. 11 Trustee's Fees and Expenses...................................
Section 9. 12 [RESERVED]....................................................
Section 9. 13 Paying Agents.................................................
Section 9. 14 Limitation of Liability.......................................
Section 9. 15 Trustee May Enforce Claims Without Possession of
               Certificates.................................................
Section 9. 16 Suits for Enforcement.........................................
Section 9. 17 Waiver of Bond Requirement....................................
Section 9. 18 Waiver of Inventory, Accounting and Appraisal Requirement.....
Section 9. 19 Year 2000 Compliance..........................................


                                  ARTICLE X

                                 TERMINATION

Section 10. 01 Termination upon Purchase by the Depositor or
               Liquidation of All Mortgage Loans............................
Section 10. 02 Additional Termination Requirements..........................


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

Section 11. 01 Amendment....................................................
Section 11. 02 Recordation of Agreement.....................................
Section 11. 03 Limitation on Rights of Certificateholders...................
Section 11. 04 Governing Law................................................
Section 11. 05 Notices......................................................
Section 11. 06 Severability of Provisions...................................
Section 11. 07 Certificates Nonassessable and Fully Paid....................
Section 11. 08 Access to List of Certificateholders.........................
Section 11. 09 Recharacterization...........................................

EXHIBITS
--------

Exhibit A-1       -     Form of Face of Class A-1 Certificate
Exhibit A-2       -     Form of Face of Class A-2 Certificate
Exhibit A-3       -     Form of Face of Class A-3 Certificate
Exhibit A-4       -     Form of Face of Class A-4 Certificate
Exhibit A-PO      -     Form of Face of Class A-PO Certificate
Exhibit A-R       -     Form of Face of Class A-R Certificate
Exhibit B-1       -     Form of Face of Class B-1 Certificate
Exhibit B-2       -     Form of Face of Class B-2 Certificate
Exhibit B-3       -     Form of Face of Class B-3 Certificate
Exhibit B-4       -     Form of Face of Class B-4 Certificate
Exhibit B-5       -     Form of Face of Class B-5 Certificate
Exhibit B-6       -     Form of Face of Class B-6 Certificate
Exhibit C         Form of Reverse of all Certificates.......................
Exhibit D-1       BA Mortgage Loan Schedule.................................
Exhibit D-2       NMC Mortgage Loan Schedule................................
Exhibit E         Request for Release of Documents..........................
Exhibit F         Form of Certification of Establishment of Account.........
Exhibit G-1       Form of Transferor's Certificate..........................
Exhibit G-2A      Form 1 of Transferee's Certificate........................
Exhibit G-2B      Form 2 of Transferee's Certificate........................
Exhibit H         Form of Transferee Representation Letter
                  for ERISA Restricted Certificates.........................
Exhibit I         Form of Affidavit Regarding Transfer of Residual
                  Certificate...............................................
Exhibit J         Contents of Servicing File................................
Exhibit K         Form of Special Servicing Agreement.......................

                       POOLING AND SERVICING AGREEMENT

            THIS POOLING AND SERVICING AGREEMENT, dated June 24, 1999, is hereby executed by and among BANK OF AMERICA MORTGAGE SECURITIES, INC., as depositor (together with its permitted successors and assigns, the "Depositor"), NATIONSBANC MORTGAGE CORPORATION, as servicer (together with its permitted successors and assigns, the "NMC Servicer"), BANK OF AMERICA, FSB, as servicer (together with its permitted successors and assigns, the "BA Servicer" and, together with the NMC Servicer, the "Servicers"), and THE BANK OF NEW YORK, as trustee (together with its permitted successors and assigns, the "Trustee").

                       W I T N E S S E T H   T H A T:

            In consideration of the mutual agreements herein contained, the Depositor, the NMC Servicer, the BA Servicer and the Trustee agree as follows:

                            PRELIMINARY STATEMENT

            In exchange for the Certificates, the Depositor hereby conveys the Trust Estate to the Trustee to create the Trust. The Trust Estate for federal income tax purposes will be treated as a real estate mortgage investment conduit (the "REMIC"). The Class A Certificates (other than the Class A-R Certificate) and the Class B Certificates are referred to collectively as the "Regular
Certificates" and shall constitute "regular interests" in the REMIC. The Class A-R Certificate shall be the "residual interest" in the REMIC. The Certificates will represent the entire beneficial ownership interest in the Trust. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the REMIC Certificate Maturity Date.

            The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which the Classes of Certificates shall be issuable (except that one Certificate of each Class of Certificates may be issued in any amount in excess of the minimum denomination):

============== ================ ============ ============== ===============
                                                            Integral
               Initial Class                                Multiples
               Certificate      Pass-Through Minimum        in Excess
Classes        Balance          Rate         Denomination   of Minimum
-------------- ---------------- ------------ -------------- ---------------
Class A-1       $93,533,000.00  6.250%       $1,000         $1
-------------- ---------------- ------------ -------------- ---------------
Class A-2      $150,773,000.00  6.250%       $1,000         $1
-------------- ---------------- ------------ -------------- ---------------
Class A-3        $8,614,000.00  6.250%       $1,000         $1
-------------- ---------------- ------------ -------------- ---------------
Class A-4       $40,900,000.00  6.250%       $1,000         $1
-------------- ---------------- ------------ -------------- ---------------
Class A-PO         $560,567.00  (1)          $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class A-R              $100.00  6.250%       $100           N/A
-------------- ---------------- ------------ -------------- ---------------
Class B-1        $2,251,000.00  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class B-2        $1,051,000.00  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class B-3        $1,051,000.00  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class B-4          $601,000.00  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class B-5          $301,000.00  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------
Class B-6          $450,730.61  6.250%       $25,000        $1
-------------- ---------------- ------------ -------------- ---------------

---------------

(1) The Class A-PO Certificates will be Principal-Only Certificates and will not bear interest.


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01 Defined Terms. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article:

            1933 Act: The Securities Act of 1933, as amended.

            Accrued Certificate Interest: For any Distribution Date and each interest-bearing Class, one month's interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the applicable Class Certificate Balance.

            Adjusted Pool Amount:  With respect to any  Distribution  Date,  the
Cut-Off Date Pool Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Percentage for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Principal Prepayments, Liquidation Proceeds and Substitution Adjustment Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

            Advance:  A Periodic Advance or a Servicing Advance.

            Agreement: This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            Amount Held for Future Distribution: As to any Distribution Date, the total of the amounts held in the Servicer Custodial Accounts at the close of business on the preceding Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received or made in the month of such Distribution Date and (ii) payments which represent receipt of Monthly Payments in respect of a Due Date or Due Dates subsequent to the related Due Date.

            Appraised Value: With respect to any Mortgaged Property, either (i) the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property, except that, in the case of Mortgage Loans the proceeds of which were used to refinance an existing mortgage loan, the Appraised Value of the related Mortgaged Property is the appraised value thereof determined in an appraisal obtained at the time of refinancing, or (ii) the appraised value determined in an appraisal made at the request of a Mortgagor subsequent to origination in order to eliminate the Mortgagor's obligation to keep a Primary Insurance Policy in force.

            Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage.

            Authenticating Agents:  As defined in Section 9.10.

            BA Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated June 24, 1999, between the BA Seller, as seller, and the Depositor, as purchaser.

            BA Mortgage Loans: The Mortgage Loans serviced by the BA Servicer and identified on Exhibit D-1 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            BA Seller: Bank of America, FSB, a federal savings bank, or its successor in interest, as seller of the BA Mortgage Loans under the BA Mortgage Loan Purchase Agreement.

            BA Servicer: Bank of America, FSB, a federal savings bank, or its successor in interest, in its capacity as servicer of the BA Mortgage Loans, or any successor servicer appointed as herein provided.

            BA Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the BA Servicer pursuant to Section 3.08(b).

            Bankruptcy Loss: Any Deficient Valuation or Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date, the Initial Bankruptcy Loss Amount less the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies provided that such reduction does not result in a downgrading to the current rating of the Certificates.

            Book-Entry Certificate: All Classes of Certificates other than the Physical Certificates.

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of North Carolina, the State of New York, the State of California, the State of Virginia, the state in which the servicing offices of either Servicer are located or the state in which the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

            Certificate: Any of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-6 that are issued pursuant to this Agreement.

            Certificate Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.08(c) in the name of the Trustee for the benefit of the Certificateholders and designated "The Bank of New York, in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-6." Funds in the Certificate Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

            Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the product of the Percentage Interest of such Certificate and the Class Certificate Balance of the Class of Certificates of which such Certificate is a part.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of a Book-Entry Certificate. With respect to any Definitive Certificate, the Certificateholder of such Certificate.

            Certificate Register: The register maintained pursuant to Section 6.02.

            Certificate Registrar: The registrar appointed pursuant to Section 6.02.

            Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, either Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest and Voting Rights evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests or Voting Rights, as the case may be, necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates, provided that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

            Class: As to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, as the case may be.

            Class A Certificates: The Class A-1, Class A-2, Class A-3, Class A-4, Class A-PO and Class A-R Certificates.

            Class A-PO Deferred Amount: As to any Distribution Date prior to the Senior Credit Support Depletion Date, the aggregate of the applicable PO Percentage of each Realized Loss, other than an Excess Loss, to be allocated to the Class A-PO Certificates on such Distribution Date or previously allocated to the Class A-PO Certificates and not yet paid to the Holders of the Class A-PO Certificates pursuant to Section 5.02(a)(iii).

            Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

            Class Certificate Balance: With respect to any Class and any date of determination, the Initial Class Certificate Balance of such Class minus the sum of (i) all distributions of principal made with respect thereto, (ii) all Realized Losses allocated thereto pursuant to Section 5.03(a) and (iii) all other reductions in Class Certificate Balance previously allocated thereto pursuant to Section 5.03(b).

            Class Interest Shortfall: For any Distribution Date and each interest-bearing Class, the amount by which Accrued Certificate Interest for such Class (as reduced pursuant to Section 5.02(c)) exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to clause (i) of the definition of "Interest Distribution Amount."

            Class Unpaid Interest Shortfall: As to any Distribution Date and each interest-bearing Class, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates pursuant to clause (ii) of the definition of "Interest Distribution Amount."

            Closing Date:  June 24, 1999.

            Code:  The Internal Revenue Code of 1986, as amended.

            Compensating Interest:  As defined in Section 3.17.

            Corporate Trust Office: The principal office of the Trustee at which at any particular time its certificate transfer services are conducted, which office at the date of the execution of this instrument is located at 101 Barclay Street - 12E, New York, New York 10286, Attention: Corporate Trust - MBS (Fax: (212) 815-5309).

            Custodian: Any Custodian appointed by the Trustee in accordance with the terms of this Agreement.

            Customary Servicing Procedures: With respect to each Servicer, procedures (including collection procedures) that such Servicer customarily employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions servicing mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located.

            Cut-Off Date:  June 1, 1999.

            Cut-Off Date Pool Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans which is $300,086,398.43.

            Cut-Off Date Principal Balance: As to any Mortgage Loan, the unpaid principal balance thereof as of the close of business on the Cut-Off Date, reduced by all installments of principal due on or prior thereto whether or not paid.

            Debt Service Reduction: As to any Mortgage Loan and any Determination Date, the excess of (i) the Monthly Payment due on the related Due Date under the terms of such Mortgage Loan over (ii) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such excess shall be considered a Debt Service Reduction so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and (b)(1) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Debt Service Reduction Mortgage Loan: Any Mortgage Loan that became the subject of a Debt Service Reduction.

            Defective Mortgage Loan: Any Mortgage Loan which is required to be cured, repurchased or substituted for pursuant to Sections 2.02 or 2.05.

            Deficient Valuation: As to any Mortgage Loan and any Determination Date, the excess of (i) the then outstanding indebtedness under such Mortgage Loan over (ii) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such excess shall be considered a Deficient Valuation so long as (a) the related Servicer is pursuing an appeal of the court order giving rise to any such modification and
(b)(1) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date or (2) Monthly Payments are being advanced by the related Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cut-Off Date.

            Deficient Valuation Mortgage Loan: Any Mortgage Loan that became the subject of a Deficient Valuation.

            Definitive Certificates:  As defined in Section 6.02(c)(iii).

            Depositor: Bank of America Mortgage Securities, Inc., a Delaware corporation, or its successor in interest, as depositor of the Trust Estate.

            Depository: The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates or any successor thereto appointed in accordance with this Agreement. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: As to any Distribution Date, the 16th day of the month of the related Distribution Date or, if such 16th day is not a Business Day, the Business Day immediately preceding such 16th day.

            Discount Mortgage Loan: Any Mortgage Loan with a Net Mortgage Interest Rate that is less than 6.250% per annum.

            Distribution Date: The 25th day of each month beginning in July 1999 (or, if such day is not a Business Day, the next Business Day).

            Due Date: As to any Distribution Date and each Mortgage Loan, the first day in the calendar month of such Distribution Date.

            Eligible Account:  Any of (i) an account or accounts maintained with
(a) NationsBank, N.A. or any successor thereto, (b) Bank of America, FSB, or (c) a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Restricted Certificates:  The Class B Certificates.

            Escrow Account:  As defined in Section 3.09.

            Escrow Payments: The amounts constituting taxes, assessments, Primary Insurance Policy premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default:  As defined in Section 8.01.

            Excess Losses: For any Distribution Date, the amount of any (i) Fraud Losses in excess of the Fraud Loss Amount, (ii) Special Hazard Losses in excess of the Special Hazard Loss Amount or (iii) Bankruptcy Losses in excess of the Bankruptcy Loss Amount.

            Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which the sum of any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the related Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.11(a)(iii), exceeds (i) the unpaid principal balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Interest Rate from the Due Date as to which interest was last paid or for which a Periodic Advance was made (and not reimbursed) up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

            FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

            FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

            Financial Market Service: Bloomberg Financial Service and any other financial information provider designated by the Depositor by written notice to the Trustee.

            FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

            Fitch:  Fitch IBCA, Inc., or any successor thereto.

            FNMA:  Fannie Mae, or any successor thereto.

            Fractional Interest:  As defined in Section 5.02(d).

            Fraud Loss:  Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Primary Insurance Policy because of such fraud, dishonesty or misrepresentation.

            Fraud Loss Amount: For each Distribution Date occurring during the period from the Closing Date through the first anniversary of the Cut-Off Date, the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates. Thereafter, the Fraud Loss Amount shall be equal to the lesser of (i) the Initial Fraud Loss Amount reduced by the amount of Fraud Losses allocated to the Certificates and (ii) for each Distribution Date occurring (a) during the period from the day after the first anniversary through the third anniversary of the Cut-Off Date, 1% of the Pool Stated Principal Balance, (b) during the period from the day after the third anniversary through the fifth anniversary of the Cut-Off Date, 0.5% of the Pool Stated Principal Balance, and
(c) after the fifth anniversary of the Cut-Off Date, zero.

            Holder:  A Certificateholder.

            Independent: When used with respect to any specified Person means such a Person who (i) is in fact independent of the Depositor and the Servicers,
(ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or either Servicer or in an affiliate of any of them, and (iii) is not connected with the Depositor or either Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

            Indirect Depository Participant: A broker, dealer, bank or other financial institution or other Person maintaining a custodial relationship with a Depository Participant.

            Initial Bankruptcy Loss Amount: $100,000.00.

            Initial Class Certificate Balance: As to each Class of Certificates, the Class Certificate Balance set forth in the Preliminary Statement.

            Initial Fraud Loss Amount: $3,000,863.98.

            Initial Special Hazard Amount: $4,545,184.95.

            Insurance Policy: With respect to any Mortgage Loan included in the Trust Estate, any related insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

            Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

            Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

            Interest Accrual Period: As to any Distribution Date and each Class of Certificates (other than the Class A-PO Certificates), the period from and including the first day of the calendar month preceding the calendar month of such Distribution Date to but not including the first day of the calendar month of such Distribution Date.

            Interest Distribution Amount: For any Distribution Date and each interest-bearing Class, the sum of (i) the Accrued Certificate Interest, subject to reduction pursuant to Section 5.02(c) and (ii) any Class Unpaid Interest Shortfall for such Class.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) that was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has certified (in accordance with this Agreement) that it has received all proceeds it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

            Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Servicing Fees and Advances.

            Loan-to-Value Ratio: With respect to any Mortgage Loan and any date of determination, the fraction, expressed as a percentage, the numerator of which is the outstanding principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

            MERS:  As defined in Section 2.01(b)(iii).

            Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a Mortgaged Property securing a Mortgage Note or creating a first lien on a leasehold interest.

            Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate of interest at which interest accrues on the principal balance of such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            Mortgage Loan Purchase Agreement: Each of the BA Mortgage Loan Purchase Agreement and the NMC Mortgage Loan Purchase Agreement.

            Mortgage Loan Schedule: The list of Mortgage Loans (as from time to time amended by the applicable Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Estate and from time to time subject to this Agreement, attached hereto as Exhibit D-1 and Exhibit D-2, setting forth the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) a code indicating whether the Mortgaged Property is owner-occupied; (iii) the property type for each Mortgaged Property; (iv) the original months to maturity or the remaining months to maturity from the Cut-Off Date; (v) the Loan-to-Value Ratio at origination; (vi) the Mortgage Interest Rate; (vii) the date on which the first Monthly Payment was due on the Mortgage Loan, and, if such date is not the Due Date currently in effect, such Due Date; (viii) the stated maturity date; (ix) the amount of the Monthly Payment as of the Cut-Off Date; (x) the paid-through date; (xi) the original principal amount of the Mortgage Loan;
(xii) the principal balance of the Mortgage Loan as of the close of business on the Cut-Off Date, after application of payments of principal due on or before the Cut-Off Date, whether or not collected, and after deduction of any payments collected of scheduled principal due after the Cut-Off Date; (xiii) a code indicating the purpose of the Mortgage Loan; (xiv) a code indicating the documentation style; and (xv) the Appraised Value. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-Off Date: (i) the number of Mortgage Loans; (ii) the current aggregate outstanding principal balance of the Mortgage Loans; (iii) the weighted average Mortgage Rate of the Mortgage Loans; and (iv) the weighted average months to maturity of the Mortgage Loans.

            Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 as from time to time are held as a part of the Trust Estate (including any Substitute Mortgage Loans and REO Property), the Mortgage Loans originally so held being identified in the Mortgage Loan Schedule.

            Mortgage Note: The originally executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with all riders thereto and amendments thereof.

            Mortgaged Property: The underlying property securing a Mortgage Loan, which may include residential long-term leases.

            Mortgagor:  The obligor on a Mortgage Note.

            Net Mortgage Interest Rate: As to any Mortgage Loan and Distribution Date, such Mortgage Loan's Mortgage Interest Rate thereon on the first day of the month preceding the month of the related Distribution Date reduced by the related Servicing Fee Rate and the Trustee Fee Rate.

            NMC Mortgage Loan Purchase Agreement: The Mortgage Loan Purchase Agreement, dated June 24, 1999, between the NMC Seller, as seller, and the Depositor, as purchaser.

            NMC Mortgage Loans: The Mortgage Loans serviced by the NMC Servicer and identified on Exhibit D-2 as such Exhibit is amended from time to time to reflect the addition of Substitute Mortgage Loans and the deletion of Defective Mortgage Loans pursuant to the provisions of this Agreement.

            NMC Seller: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, as seller of the NMC Mortgage Loans under the NMC Mortgage Loan Purchase Agreement.

            NMC Servicer: NationsBanc Mortgage Corporation, a Texas corporation, or its successor in interest, in its capacity as servicer of the NMC Mortgage Loans, or any successor servicer appointed as herein provided.

            NMC Servicer Custodial Account: The separate Eligible Account or Accounts created and maintained by the NMC Servicer pursuant to Section 3.08(b).

            Non-PO Percentage: As to any Discount Mortgage Loan, a fraction (expressed as a percentage), the numerator of which is the Net Mortgage Interest Rate of such Discount Mortgage Loan and the denominator of which is 6.250%. As to any Mortgage Loan that is not a Discount Mortgage Loan, 100%.

            Non-PO Principal Amount: As to any Distribution Date, the sum of the applicable Non-PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal
Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with a Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Non-Supported Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls exceeds Compensating Interest for such Distribution Date.

            Non-U.S. Person:  A Person other than a U.S. Person.

            Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed and which, in the good faith judgment of the related Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from the related Mortgagor, related Liquidation Proceeds, or other recoveries in respect of the related Mortgage Loan.

            Offered Certificates: The Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Officer's Certificate: A certificate signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or either Servicer, as the case may be, and delivered to the Trustee.

            Opinion of Counsel: A written opinion of counsel acceptable to the Trustee, who may be counsel for the Depositor or a Servicer, except that any opinion of counsel relating to the qualification of the Trust Estate as a REMIC or compliance with the REMIC Provisions must be an opinion of Independent counsel.

            Original Fractional Interest: With respect to each of the following Classes of Subordinate Certificates, the corresponding percentage described below, as of the Closing Date:

                       Class B-1               1.15%
                       Class B-2               0.80%
                       Class B-3               0.45%
                       Class B-4               0.25%
                       Class B-5               0.15%
                       Class B-6               0.00%

            Original Subordinate Certificate Balance: $5,705,730.61.

            OTS:  The Office of Thrift Supervision.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Due Date, which did not become a Liquidated Mortgage Loan prior to such Due Date and which was not purchased from the Trust prior to such Due Date pursuant to Sections
2.02 or 2.05.

            Ownership Interest: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            Pass-Through   Rate:   As  to  each   Class  of   interest-bearing
Certificates, the per annum rate set forth in the Preliminary Statement.

            Paying Agent:  As defined in Section 9.13.

            Percentage Interest: As to any Certificate, the percentage obtained by dividing the initial Certificate Balance of such Certificate by the Initial Class Certificate Balance of the Class of which such Certificate is a part.

            Periodic Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 3.20, the amount of any such payment being equal to the aggregate of Monthly Payments (net of the Servicing Fee) on the Mortgage Loans (including any REO Property) serviced by such Servicer that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that such Servicer has determined would constitute a Nonrecoverable Advance if advanced.

            Permitted Investments:  One or more of the following:

               (i)obligations of or guaranteed as to principal and interest by the United States, FHLMC, FNMA or any agency or instrumentality of the United States when such obligations are backed by the full faith and credit of the United States; provided that such obligations of FHLMC or FNMA shall be limited to senior debt obligations and mortgage participation certificates other than investments in mortgage-backed or mortgage participation securities with yields evidencing extreme sensitivity to the rate of principal payments on the underlying mortgages, which shall not constitute Permitted Investments hereunder;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof with a corporation incorporated under the laws of the United States or any state thereof rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof, rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which is rated not lower than "A-1" by S&P and "F-1" by Fitch;

               (v)investments in money market funds (including funds of the Trustee or its affiliates, or funds for which an affiliate of the Trustee acts as advisor, as well as funds for which the Trustee and its affiliates may receive compensation) rated either "AAAm" or "AAAm G" by S&P, and "AAA" by Fitch or otherwise approved in writing by each Rating Agency; and

               (vi) other obligations or securities that are acceptable to each Rating Agency and, as evidenced by an Opinion of Counsel obtained by either Servicer, will not affect the qualification of the Trust Estate as a REMIC;

provided, however, that no instrument shall be a Permitted Investment if it represents either (a) the right to receive only interest payments with respect to the underlying debt instrument or (b) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

            Permitted Transferee: Any Person other than (i) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code
Section 521), (iv) rural electric and telephone  cooperatives  described in Code
Section 1381(a)(2)(C) and (v) any other Person so designated by either Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code Section 7701 or successor provisions.

            Person: Any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Physical Certificates: The Class A-R, Class B-4, Class B-5 and Class B-6 Certificates.

            Plan:  As defined in Section 6.02(e).

            PO Percentage: As to any Discount Mortgage Loan, 100% minus the Non-PO Percentage for such Mortgage Loan. As to any Mortgage Loan that is not a Discount Mortgage Loan, 0%.

            PO Principal Amount: As to any Distribution Date, the sum of the applicable PO Percentage of (a) the principal portion of each Monthly Payment (without giving effect, prior to the reduction of the Bankruptcy Loss Amount to zero, to any reductions thereof caused by any Debt Service Reductions) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance, as of the date of repurchase, of each Mortgage Loan that was repurchased by the related Seller or the Depositor pursuant to this Agreement as of such Distribution Date, (c) any Substitution Adjustment Amount in connection with any Defective Mortgage Loan received with respect to such Distribution Date, (d) any Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the calendar month preceding the month of such Distribution Date with respect to such Mortgage Loan and (f) all Principal Prepayments received during the calendar month preceding the month of such Distribution Date.

            Pool Distribution Amount: As to any Distribution Date, the excess of
(a) the sum of (i) the aggregate of (A) the interest portion of any Monthly Payment (net of the Servicing Fee) and the principal portion of any Monthly Payment due on the Due Date in the month in which such Distribution Date occurs and which is received prior to the related Determination Date and (B) all Periodic Advances and payments of Compensating Interest made by the Servicers in respect of such Distribution Date deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(vii); (ii) all Liquidation Proceeds received during the preceding calendar month and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(iii); (iii) all Principal Prepayments received during the month preceding the month of such Distribution Date and deposited to the Servicer Custodial Accounts pursuant to Section 3.08(b)(i) during such period; (iv) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Repurchase Prices and Substitution Adjustment Amounts deposited on the related Remittance Date pursuant to Section 3.08(b)(vi); and (v) any other amounts in the Servicer Custodial Accounts deposited therein pursuant to Sections 3.08(b)(iv), (v) and (viii) in respect of such Distribution Date; over
(b) any (i) amounts permitted to be withdrawn from the Servicer Custodial Accounts pursuant to clauses (i) through (vii), inclusive, of Section 3.11(a) and (ii) amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i) and (ii) of Section 3.11(b).

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate Stated Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans immediately following the Due Date in the month of such Distribution Date.

            Prepayment Interest Shortfall: As to any Distribution Date and each Mortgage Loan subject to a Principal Prepayment received during the calendar month preceding such Distribution Date, the amount, if any, by which one month's interest at the related Mortgage Interest Rate (net of the Servicing Fee) on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:


Distribution Date Occurring In                    Prepayment Shift Percentage
------------------------------                    ---------------------------
July 1999 through June 2004....................   0%
July 2004 through June 2005....................   30%
July 2005 through June 2006....................   40%
July 2006 through June 2007....................   60%
July 2007 through June 2008....................   80%
July 2008 and thereafter.......................   100%

            Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan, in each case issued by an insurer acceptable to FNMA or FHLMC.

            Principal-Only Certificates: Any Class of Certificates entitled to distributions of principal, but to no distributions of interest. The Class A-PO Certificates are the sole Class of Principal-Only Certificates.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment of the entire principal balance of a Mortgage Loan.

            Priority Amount: As to any Distribution Date, the lesser of (i) the Class Certificate Balance of the Class A-4 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage and (2) the amount computed pursuant to clauses (a) through (d) of the definition of Non-PO Principal Amount, and (B) the product of (1) the Priority Percentage, (2) the Prepayment Shift Percentage and (3) the amount computed pursuant to clauses (e) and (f) of the definition of Non-PO Principal Amount.

            Priority Percentage: As to any Distribution Date, the percentage equivalent (carried to six places rounded up) of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Senior Certificates (other than the Class A-PO Certificates) and Subordinate Certificates immediately prior to such date.

            Private Certificates: The Class B-4, Class B-5 and Class B-6 Certificates.

            Pro  Rata  Share:  As to any  Distribution  Date  and any  Class  of
Subordinate Certificates that is not a Restricted Class, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount for such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate Class Certificate Balance of the Subordinate Certificates that are not Restricted Classes. The Pro Rata Share of a Restricted Class shall be 0%.

            Qualified Appraiser: An appraiser of a Mortgaged Property duly appointed by the originator of the related Mortgage Loan, who had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof, whose compensation is not affected by the approval or disapproval of the related Mortgage Loan and who met the minimum qualifications of FNMA or FHLMC.

            Rating Agency: Each of Fitch and S&P. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

            Realized Loss: With respect to each Liquidated Mortgage Loan, an amount as of the date of such liquidation, equal to (i) the unpaid principal balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus
(ii) interest at the Net Mortgage Interest Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Interest Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan that has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan that has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Monthly Payment has been reduced.

            Record Date: The last day of the month (or, if such day is not a Business Day, the preceding Business Day) preceding the month of the related Distribution Date.

            Refinance Mortgage Loan: Any Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            Regular Certificates: As defined in the Preliminary Statement hereto.

            Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

            Relief Act Reduction: With respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued pursuant to the terms of the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended calendar month.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Certificate Maturity Date: The "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.08.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time, as well as provisions of applicable state laws.

            Remittance Date: As to any Distribution Date, by 2:00 p.m. Eastern time on the Business Day immediately preceding such Distribution Date.

            REO Disposition Period:  As defined in Section 3.14.

            REO Proceeds:  Proceeds,  net of any related expenses of the related
Servicer, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

            REO Property: A Mortgaged Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Repurchase Price: As to any Defective Mortgage Loan repurchased on any date pursuant to Sections 2.02 or 2.05, an amount equal to the sum of (i) the unpaid principal balance thereof and (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date to which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became eligible to be repurchased.

            Request for Release: The Request for Release submitted by a Servicer to the Trustee or the Custodian on behalf of the Trustee, substantially in the form of Exhibit E.

            Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

            Residual Certificate:  The Class A-R Certificate.

            Responsible Officer: When used with respect to the Trustee, any officer of the Corporate Trust Department of the Trustee, including any Senior Vice President, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or Assistant Trust Officer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having responsibility for the administration of this Agreement.

            Restricted Classes:  As defined in Section 5.02(d).

            S&P: Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

            Seller: With respect to the BA Loans, the BA Seller and, with respect to the NMC Loans, the NMC Seller.

            Senior Certificates:  The Class A Certificates.

            Senior Credit Support Depletion Date: The date on which the aggregate Class Certificate Balance of the Subordinate Certificates is reduced to zero.

            Senior Percentage: With respect to any Distribution Date, the percentage, carried six places rounded up, obtained by dividing the aggregate Class Certificate Balance of the Senior Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date by the aggregate Class Certificate Balance of all Classes of Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date.

            Senior Prepayment Percentage: For any Distribution Date during the five years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinate Percentage for such Distribution Date; and for any Distribution Date in the fifth or later years thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

            Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO
Principal Amount" for such Distribution Date and (ii) the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Percentage of the Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Senior Step Down Conditions: As of any Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans (including, for this purpose, any Mortgage Loans in foreclosure or any REO Property) delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinate Certificates (averaged over the preceding six-month period), is not equal to or greater than 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans as of the applicable Distribution Date do not exceed the percentages of the Original Subordinate Certificate Balance set forth below:


                                                Percentage of
                                             Original Subordinate
Distribution Date Occurring                  Certificate Balance
---------------------------                  -------------------

July 2004 through June 2005                          30%

July 2005 through June 2006                          35%

July 2006 through June 2007                          40%

July 2007 through June 2008                          45%

July 2008 and thereafter                             50%

            Servicer: With respect to the BA Mortgage Loans, the BA Servicer and, with respect to the NMC Mortgage Loans, the NMC Servicer.

            Servicer Advance Date: As to any Distribution Date, 11:30 a.m., Eastern time, on the Business Day immediately preceding such Distribution Date.

            Servicer Custodial Account: The NMC Servicer Custodial Account or the BA Servicer Custodial Account, as applicable.

            Servicer's Certificate: The monthly report required by Section 4.01.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by either Servicer of its servicing obligations, including, but not limited to (i) the preservation, restoration and protection of a Mortgaged Property, (ii) expenses reimbursable to such Servicer pursuant to Section 3.14 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.12.

            Servicing Fee: With respect to each Mortgage Loan and Distribution Date, the amount of the fee payable to the related Servicer, which shall, for such Distribution Date, be equal to one-twelfth of the product of the Servicing Fee Rate with respect to such Mortgage Loan and the Stated Principal Balance of such Mortgage Loan, subject to reduction as provided in Section 3.17. Such fee shall be payable monthly, computed on the basis of the same Stated Principal Balance and period respecting which any related interest payment on a Mortgage Loan is computed. Each Servicer's right to receive the Servicing Fee is limited to, and payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds and other proceeds, to the extent permitted by Section 3.11) of related Monthly Payments collected by such Servicer, or as otherwise provided under Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, the per annum rate equal to (i) the related Mortgage Interest Rate less (ii) the sum of 6.250% and the Trustee Fee Rate; provided, however, that the Servicing Fee Rate will not be less than 0.25% per annum with respect to any Mortgage Loan.

            Servicing File: The items pertaining to a particular Mortgage Loan referred to in Exhibit J hereto, and any additional documents required to be added to the Servicing File pursuant to the Agreement.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished to the Trustee by such Servicer, as such list may from time to time be amended.

            Similar Law:  As defined in Section 6.02(e).

            Special Hazard Loss: As to a Mortgaged Property, any Realized Loss on account of direct physical loss, exclusive of (i) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12 and (ii) any loss caused by or resulting from:

            (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin or insects; or

            (ii)  settling,   subsidence,   cracking,   shrinkage,  building  or
      expansion of pavements, foundations, walls, floors, roofs or ceilings;

            (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

            (c)   nuclear   or  chemical   reaction  or  nuclear   radiation  or
radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote; or

            (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

            (ii) any weapon of war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

            (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

            Special Hazard Loss Amount: As to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the Pool Stated Principal Balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area (all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to Monthly Payments then due, whether or not paid) and (b) the Initial Special Hazard Loss Amount, reduced (but not below zero) by the amount of Realized Losses in respect of Special Hazard Mortgage Loans previously incurred during the period from the Cut-Off Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then-current rating of the Certificates.

            Special Hazard Mortgage Loan: Any Liquidated Mortgage Loan as to which the ability to recover thereon was substantially impaired by reason of a hazard or loss not covered by a hazard policy or flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.12.

            Stated Principal Balance: As to any Mortgage Loan and date, the unpaid principal balance of such Mortgage Loan as of the Due Date immediately preceding such date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor, and after giving effect to any Deficient Valuation.

            Subordinate Certificates:  The Class B Certificates.

            Subordinate Percentage: As of any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

            Subordinate Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

            Subordinate Principal Distribution Amount: With respect to any Distribution Date, an amount equal to the sum of (i) the Subordinate Percentage of the applicable Non-PO Percentage of all amounts described in clauses (a) through (d) of the definition of "Non-PO Principal Amount" for such Distribution Date and (ii) the Subordinate Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in clauses (e) and (f) of the definition of "Non-PO Principal Amount" for such Distribution Date; provided, however, that if a Debt Service Reduction that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage Loan, the Subordinate Principal Distribution Amount will be reduced on the related Distribution Date by the Subordinate Percentage of the applicable Non-PO Percentage of the principal portion of such Debt Service Reduction.

            Subservicer: Any Person with which a Servicer has entered into a Subservicing Agreement and which satisfies the requirements set forth therein.

            Subservicing  Agreement:  Any subservicing  agreement (which, in the event the Subservicer is an affiliate of the Servicer, need not be in writing) between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as provided in Section 3.02.

            Substitute Mortgage Loan: A Mortgage Loan substituted for a Defective Mortgage Loan which must, on the date of such substitution (i) have a Stated Principal Balance, after deduction of the principal portion of the Monthly Payment due in the month of substitution, not in excess of, and not more than 10% less than, the Stated Principal Balance of the Defective Mortgage Loan;
(ii) have a Net Mortgage Interest Rate equal to that of the Defective Mortgage Loan; (iii) have a Loan-to-Value Ratio not higher than that of the Defective Mortgage Loan; (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Defective Mortgage Loan; and (v) comply with each Mortgage Loan representation and warranty set forth in the Sale Agreement relating to the Defective Mortgage Loan. More than one Substitute Mortgage Loan may be substituted for a Defective Mortgage Loan if such Substitute Mortgage Loans meet the foregoing attributes in the aggregate.

            Substitution Adjustment Amount:  As defined in Section 2.02.

            Tax Matters Person: The person designated as "tax matters person" in accordance with Section 5.06 and the manner provided under Treasury Regulation ss. 1.860F-4(d) and Treasury Regulation ss. 301.6231(a)(7)-1.

            Treasury   Regulations:   The   final  and   temporary   regulations
promulgated under the Code by the U.S. Department of the Treasury.

            Trust:  The trust created by this Agreement.

            Trust Estate: The corpus of the Trust created to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Servicer Custodial Accounts or the Certificate Account, in accordance with this Agreement, REO Property, the Primary Insurance Policies and any other Required Insurance Policy.

            Trustee: The Bank of New York, and its successors-in-interest and, if a successor trustee is appointed hereunder, such successor, as trustee.

            Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the aggregate Stated Principal Balance of the Mortgage Loans immediately following the Due Date in the month preceding the month in which such Distribution Date occurs.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0040% per annum.

            Underwriting Guidelines: The underwriting guidelines of the Bank of America, FSB or NationsBanc Mortgage Corporation, as applicable.

            U.S. Person: A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury Regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Holder of the Residual Certificate, and (b) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            Section 1.02 Interest Calculations. All calculations of interest will be made on a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                  ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS
                      ORIGINAL ISSUANCE OF CERTIFICATES

            Section 2.01      Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee on behalf of the Trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Mortgage Loans, including all interest and principal received on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-Off Date). The foregoing sale, transfer, assignment and set over does not and is not intended to result in a creation of an assumption by the Trustee of any obligation of the Depositor or any other Person in connection with the Mortgage Loans or any agreement or instrument relating thereto, except as specifically set forth herein.

            (b) In connection with such transfer and assignment, the Depositor has delivered or caused to be delivered to the Trustee, for the benefit of the Certificateholders, the following documents or instruments with respect to each Mortgage Loan so assigned:

               (i) the original Mortgage Note, endorsed by manual or facsimile signature in the following form: "Pay to the order of The Bank of New
      York, as Trustee, without recourse," with all necessary intervening endorsements showing a complete chain of endorsement from the originator to the Trustee (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

               (ii) except as provided below, the original recorded Mortgage with evidence of a recording thereon, or if any such Mortgage has not been returned from the applicable recording office or has been lost, or if such public recording office retains the original recorded Mortgage, a copy of such Mortgage certified by the Depositor as being a true and correct copy of the Mortgage;

               (iii) subject to the provisos at the end of this paragraph, a duly executed Assignment of Mortgage to "The Bank of New York, as trustee for the holders of the Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-6" (which may be included in a blanket assignment or assignments), together with, except as provided below, originals of all interim recorded assignments of such mortgage or a copy of such interim assignment certified by the Depositor as being a true and complete copy of the original recorded intervening assignments of Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates); provided that, if the related Mortgage has not been returned from the applicable public recording office, such Assignment of Mortgage may exclude the information to be provided by the recording office; and provided, further, if the related Mortgage has been recorded in the name of Mortgage Electronic Registration Systems, Inc. ("MERS") or its
      designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all actions as are necessary to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS;

               (iv) the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon, if any;

               (v) the original or duplicate original mortgagee title insurance policy and all riders thereto;

               (vi) the original of any guarantee executed in connection with the Mortgage Note;

               (vii) for each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified by an officer of the respective prior owner of such Mortgage Loan or by the applicable title insurance company, closing/settlement/escrow agent or company or closing attorney to be a true and correct copy of the lease transmitted for recordation; and

               (viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

provided, however, that on the Closing Date, with respect to item (iii), the Depositor has delivered to the Trustee a copy of such Assignment of Mortgage in blank and has caused the related Servicer to retain the completed Assignment of Mortgage for recording as described below, unless such Mortgage has been recorded in the name of MERS or its designee. In addition, if the Depositor is unable to deliver or cause the delivery of any original Mortgage Note due to the loss of such original Mortgage Note, the Depositor may deliver a copy of such Mortgage Note, together with a lost note affidavit, and shall thereby be deemed to have satisfied the document delivery requirements of this Section 2.01(b).

            If in  connection  with any Mortgage  Loans,  the  Depositor  cannot deliver (A) the Mortgage, (B) all interim recorded assignments, (C) all assumption, modification, consolidation or extension agreements, if any, or (D) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii), (iv) or (v) above, respectively, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (ii), (iii) or (iv) above, or because the title policy has not been delivered to either the related Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver or cause to be delivered to the Trustee or the Custodian on behalf of the Trustee, in the case of clause (ii), (iii) or (iv) above, such Mortgage, such interim assignment or such assumption, modification, consolidation or extension agreement, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, but in no event shall any such delivery of any such documents or instruments be made later than one year following the Closing Date, unless, in the case of clause (ii), (iii) or (iv) above, there has been a continuing delay at the applicable recording office or, in the case of clause (v), there has been a continuing delay at the applicable insurer and the Depositor has delivered the Officer's Certificate to such effect to the Trustee. The Depositor shall forward or cause to be forwarded to the Trustee (1) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (2) any other documents required to be delivered by the Depositor or either Servicer to the Trustee or the Custodian on the Trustee's behalf. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the related Servicer shall prepare, execute and deliver or cause to be prepared, executed and delivered, on behalf of the Trust, such a document to the public recording office.

            As promptly as practicable subsequent to such transfer and assignment, and in any event, within 30 days thereafter, the Servicers shall (except for any Mortgage which has been recorded in the name of MERS or its designee) (I) cause each Assignment of Mortgage to be in proper form for recording in the appropriate public office for real property records within 30 days of the Closing Date and (II) at the Depositor's expense, cause to be delivered for recording in the appropriate public office for real property records the Assignments of the Mortgages to the Trustee, except that, with respect to any Assignment of a Mortgage as to which a Servicer has not received the information required to prepare such assignment in recordable form, such Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within 30 days after the receipt thereof and, no recording of an Assignment of Mortgage will be required if the Depositor furnishes to the Trustee an unqualified Opinion of Counsel reasonably acceptable to the Trustee to the effect that recordation of such assignment is not necessary under applicable state law to preserve the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee of such Mortgage Loan or any successor to, or creditor of, the Depositor or the originator of such Mortgage Loan.

            In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, or the Custodian on the Trustee's behalf, will cause the related Servicer to deposit in the related Servicer Custodial Account the portion of such payment that is required to be deposited in such Servicer Custodial Account pursuant to Section 3.08.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. Subject to the provisions of the following paragraph, the Trustee declares that it, or the Custodian as its agent, will hold the documents referred to in
Section 2.01 and the other documents delivered to it constituting the Mortgage Files, and that it will hold such other assets as are included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

            Within 90 days after the execution and delivery of this Agreement, the Trustee shall review, or cause the Custodian to review, the Mortgage Files in its possession. If, in the course of such review, the Trustee or the Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01 or is omitted from such Mortgage File, the Trustee shall promptly so notify the related Servicer and the Depositor, or shall cause the Custodian to promptly so notify the related Servicer and the Depositor. In performing any such review, the Trustee or the Custodian may conclusively rely on the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's or the Custodian's review of the Mortgage Files is limited solely to confirming that the documents listed in Section 2.01 have been received and further confirming that any and all documents delivered pursuant to Section 2.01 appear on their face to have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. Neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction. The Depositor hereby covenants and agrees that it will promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Depositor does not correct or cure such defect within such period, the Depositor will either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth below or (b) purchase such Mortgage Loan from the Trustee at the Repurchase Price for such Mortgage Loan; provided, however, that in no event shall such a substitution occur more than two years from the Closing Date; provided, further, that such substitution or repurchase shall occur within 90 days of when such defect was discovered if such defect will cause the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

            With respect to each Substitute Mortgage Loan the Depositor shall deliver to the Trustee, for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related Assignment of Mortgage (except for any Mortgage which has been recorded in the name of MERS or its designee), and such other documents and agreements as are otherwise required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to any such Substitute Mortgage Loan in the month of substitution shall not be part of the Trust Estate and will be retained by the Depositor. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due for such month on any Defective Mortgage Loan for which the Depositor has substituted a Substitute Mortgage Loan.

            The applicable Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of each Mortgage Loan serviced by such Servicer that has become a Defective Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and such Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee and the Custodian. Upon such substitution, each Substitute Mortgage Loan shall be subject to the terms of this Agreement in all respects, and the Depositor shall be deemed to have made to the Trustee with respect to such Substitute Mortgage Loan, as of the date of substitution, the representations and warranties made pursuant to
Section 2.05. Upon any such substitution and the deposit to the related Servicer Custodial Account of any required Substitution Adjustment Amount (as described in the next paragraph) and receipt of a Request for Release, the Trustee shall release, or shall direct the Custodian to release, the Mortgage File relating to such Defective Mortgage Loan to the Depositor and shall execute and deliver at the Depositor's direction such instruments of transfer or assignment prepared by the Depositor, in each case without recourse, as shall be necessary to vest title in the Depositor, or its designee, to the Trustee's interest in any Defective Mortgage Loan substituted for pursuant to this Section 2.02.

            For any month in which the Depositor substitutes one or more Substitute Mortgage Loans for one or more Defective Mortgage Loans, the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Defective Mortgage Loans (after application of the principal portion of the Monthly Payments due in the month of substitution) (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Defective Mortgage Loans shall be deposited into the Certificate Account by the Depositor on or before the Remittance Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan is required to be purchased or replaced hereunder.

            The Trustee shall retain or shall cause the Custodian to retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. Each Servicer shall promptly deliver to the Trustee, upon the execution or, in the case of documents requiring recording, receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into such Servicer's possession from time to time.

            It is understood and agreed that the obligation of the Depositor to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee and any Certificateholder against the Depositor.

            The Trustee or the Custodian, on behalf of the Trustee, shall be under no duty or obligation (i) to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face or (ii) to determine whether any Mortgage File should include any of the documents specified in
Section 2.01(b)(iv), (vi), (vii) and (viii).

            Section 2.03 Representations, Warranties and Covenants of the NMC Servicer.

            The NMC Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i) The NMC Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the NMC Servicer. The NMC Servicer has corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the NMC Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the NMC Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the NMC Servicer to make this Agreement valid and binding upon the NMC Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the NMC Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the NMC Servicer and will not result in the breach of any term or provision of the charter or by-laws of the NMC Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the NMC Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the NMC Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the NMC Servicer, threatened against the NMC Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the NMC Servicer, or in any material impairment of the right or ability of the NMC Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the NMC Servicer contemplated herein, or which would materially impair the ability of the NMC Servicer to perform under the terms of this Agreement.

               (v) The NMC Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the NMC Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The representations and warranties made or assigned pursuant to this
Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Representations, Warranties and Covenants of the BA Servicer.

            The BA Servicer hereby makes the following representations and warranties to the Depositor and the Trustee, as of the Closing Date:

               (i) The BA Servicer is a federal savings bank duly organized, validly existing, and in good standing under the federal laws of the United States of America and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each of the states where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the BA Servicer. The BA Servicer has power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the BA Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, evidences the valid, binding and enforceable obligation of the BA Servicer, subject to applicable law except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite corporate action has been taken by the BA Servicer to make this Agreement valid and binding upon the BA Servicer in accordance with its terms.

               (ii) No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over the BA Servicer is required or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.

               (iii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the BA Servicer and will not result in the breach of any term or provision of the charter or by-laws of the BA Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the BA Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the BA Servicer or its property is subject.

               (iv) There is no action, suit, proceeding or investigation pending or, to the best knowledge of the BA Servicer, threatened against the BA Servicer which, either individually or in the aggregate, would result in any material adverse change in the business, operations, financial condition, properties or assets of the BA Servicer, or in any material impairment of the right or ability of the BA Servicer to carry on its business substantially as now conducted or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the BA Servicer contemplated herein, or which would materially impair the ability of the BA Servicer to perform under the terms of this Agreement.

               (v) The BA Servicer is working to modify its computer and other systems used in servicing the Mortgage Loans to operate in a manner such that, on and after January 1, 2000, the BA Servicer can service the Mortgage Loans in accordance with the terms of this Agreement.

            The  representations  and  warranties  made pursuant to this Section
2.04 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

            Section 2.05 Representations and Warranties of the Depositor as to the Mortgage Loans.

            The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

               (i) The information set forth in the Mortgage Loan Schedule is true and correct in all material respects.

               (ii) There are no delinquent taxes, ground rents, governmental assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges affecting the lien priority of the related Mortgaged Property.

               (iii) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage, and which have been delivered to the Trustee; the substance of any such waiver, alteration or modification has been approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the related policy, and is reflected on the Mortgage Loan Schedule. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the insurer under the Primary Mortgage Insurance Policy, if any, the title insurer, to the extent required by the policy, and which assumption agreement has been delivered to the Trustee.

               (iv) The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note and the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

               (v) All buildings upon the Mortgaged Property are insured by an insurer generally acceptable to prudent mortgage lending institutions against loss by fire, hazards of extended coverage and such other hazards as are customary in the area the Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of Customary Servicing Procedures and this Agreement. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and all premiums thereon have been paid. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect which policy conforms to the requirements of FNMA or FHLMC. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

               (vi) Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protections, equal credit opportunity or disclosure laws applicable to the origination and servicing of Mortgage Loan have been complied with.

               (vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part (other than as to Principal Prepayments in full which may have been received prior to the Closing Date), and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

               (viii) The Mortgage is a valid, existing and enforceable first lien on the Mortgaged Property, including all improvements on the Mortgaged Property subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording being acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and which do not adversely affect the Appraised Value of the Mortgaged Property and (C) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, existing and enforceable first lien and first priority security interest on the property described therein and the Depositor has the full right to sell and assign the same to the Trustee.

               (ix) The Mortgage  Note and the related  Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as enforceability may be limited by (A) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (B) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

               (x) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties.

               (xi) The proceeds of the Mortgage Loan have been fully disbursed to or for the account of the Mortgagor and there is no obligation for the Mortgagee to advance additional funds thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due to the Mortgagee pursuant to the Mortgage Note or Mortgage.

               (xii) To the best of the Depositor's knowledge, all parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) in compliance with any and all applicable "doing business" and licensing requirements of the laws of the state wherein the Mortgaged Property is located.

               (xiii) The Mortgage Loan is covered by an ALTA lender's title insurance policy, acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii)(A) and (B) above) the Seller, its successors and assigns as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan. The Depositor is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and the Depositor has not done, by act or omission, anything which would impair the coverage of such lender's title insurance policy.

               (xiv) There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and the Seller has not waived any default, breach, violation or event of acceleration.

               (xv) As of the date of origination of the Mortgage Loan, there had been no mechanics' or similar liens or claims filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the relating Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage.

               (xvi) All improvements which were considered in determining the Appraised Value of the related Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property.

               (xvii) The Mortgage Loan was originated by a commercial bank or similar banking institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of HUD.

               (xviii) Principal payments on the Mortgage Loan commenced no more than sixty days after the proceeds of the Mortgaged Loan were disbursed. The Mortgage Loans are 15-year fixed rate mortgage loans having an original term to maturity of not more than 15 years, with interest payable in arrears on the first day of the month. Each Mortgage Note requires a monthly payment which is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. The Mortgage Note does not permit negative amortization.

               (xix) There is no proceeding pending or, to the Depositor's knowledge, threatened for the total or partial condemnation of the Mortgaged Property and such property is in good repair and is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

               (xx) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including (A) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and
      (B) otherwise by judicial foreclosure. To the best of the Depositor's knowledge, following the date of origination of the Mortgage Loan, the Mortgaged Property has not been subject to any bankruptcy proceeding or foreclosure proceeding and the Mortgagor has not filed for protection under applicable bankruptcy laws. There is no homestead or other exemption or right available to the Mortgagor or any other person which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage.

               (xxi) The Mortgage Note and Mortgage are on forms acceptable to FNMA or FHLMC.

               (xxii) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage on the Mortgaged Property and the security interest of any applicable security agreement or chattel mortgage referred to in (viii) above.

               (xxiii) The Mortgage File contains an appraisal of the related Mortgaged Property, in a form acceptable to FNMA or FHLMC and such appraisal complies with the requirements of FIRREA, and was made and signed, prior to the approval of the Mortgage Loan application, by a Qualified Appraiser.

               (xxiv) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Trustee to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

               (xxv) No Mortgage Loan is a graduated payment mortgage loan, no Mortgage Loan has a shared appreciation or other contingent interest feature, and no Mortgage Loan contains any "buydown" provision.

               (xxvi) The Mortgagor has received all disclosure materials required by applicable law with respect to the making of mortgage loans of the same type as the Mortgage Loan and rescission materials required by applicable law if the Mortgage Loan is a Refinance Mortgage Loan.

               (xxvii) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be subject to a Primary Mortgage Insurance Policy, issued by an insurer acceptable to FNMA or FHLMC, which insures that portion of the Mortgage Loan in excess of the portion of the Appraised Value of the Mortgaged Property required by FNMA. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such Primary Mortgage Insurance Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until Loan-to-Value Ratio of such Mortgage Loan is reduced to less than 80%. The Mortgage Interest Rate for the Mortgage Loan does not include any such insurance premium.

               (xxviii) To the best of the Depositor's knowledge as of the date of origination of the Mortgage Loan, (A) the Mortgaged Property is lawfully occupied under applicable law, (B) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy, have been made or obtained from the appropriate authorities and
      (C) no improvement located on or part of the Mortgaged Property is in violation of any zoning law or regulation.

               (xxix) The Assignment of Mortgage (except with respect to any Mortgage that has been recorded in the name of MERS or its designee) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

               (xxx) All payments required to be made prior to the Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan has been more than 30 days delinquent more than once in the twelve month period immediately prior to the Cut-Off Date.

               (xxxi) With respect to each Mortgage Loan, the Depositor or Servicer is in possession of a complete Mortgage File except for the documents which have been delivered to the Trustee or which have been submitted for recording and not yet returned.

               (xxxii) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

               (xxxiii) Any future advances made prior to the Cut-Off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

               (xxxiv) The Mortgage Loan was underwritten in accordance with the applicable Underwriting Guidelines in effect at the time of origination with exceptions thereto exercised in a reasonable manner.

               (xxxv) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in the rent other than pre-established increases set forth in the lease; (4) the original term of such lease in not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

               (xxxvi) The Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit, or an individual unit in a planned unit development; provided, however, that any condominium project or planned unit development generally conforms with the applicable Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling.

               (xxxvii) The Depositor used no adverse selection procedures in selecting the Mortgage Loan for inclusion in the Trust Estate.

               (xxxviii)Each  Mortgage Loan is a "qualified  mortgage"  within
      Section 860G(a)(3) of the Code.

               (xxxix) With respect to each Mortgage where a lost note affidavit has been delivered to the Trustee in place of the related Mortgage Note, the related Mortgage Note is no longer in existence.

            Notwithstanding the foregoing, no representations or warranties are made by the Depositor as to the environmental condition of any Mortgaged
Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, Person or entity otherwise affiliated with the Depositor authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Depositor with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            Upon discovery by either the Depositor, either Servicer, the Trustee or the Custodian that any of the representations and warranties set forth in this Section 2.05 is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided, that any such breach that causes the Mortgage Loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code shall be deemed to materially and adversely affect the interests of the Certificateholders. Within 90 days of its discovery or its receipt of notice of any such breach, the Depositor shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trustee at a price equal to the Repurchase Price or (ii) if within two years of the Closing Date, substitute for such Mortgage Loan in the manner described in Section 2.02; provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such repurchase or substitution must occur within 90 days from the date the breach was discovered. The Repurchase Price of any repurchase described in this paragraph and the Substitution Adjustment Amount, if any, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Depositor to repurchase or substitute for any Mortgage Loan or Mortgaged Property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, or to the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust hereunder.

            Section 2.06 Designation of Interests in the REMIC. The Depositor hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively.

            Section 2.07 Designation of Start-up Day. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

            Section 2.08 REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the regular interests in the REMIC is July 25, 2014.

            Section 2.09 Execution and Delivery of Certificates. The Trustee has executed and delivered to or upon the order of the Depositor, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.


                                 ARTICLE III

                         ADMINISTRATION AND SERVICING
                              OF MORTGAGE LOANS

            Section 3.01 Servicers to Service Mortgage Loans. For and on behalf of the Certificateholders, the NMC Servicer shall service and administer the NMC Mortgage Loans and the BA Servicer shall service and administer the BA Mortgage Loans, each in accordance with the terms of this Agreement, Customary Servicing Procedures, applicable law and the terms of the Mortgage Notes and Mortgages. In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in
Section 3.02, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration including, but not limited to, the power and authority, subject to the terms hereof, (a) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (b) to consent, with respect to the Mortgage Loans it services, to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (c) to collect any Insurance Proceeds and other Liquidation Proceeds relating to the Mortgage Loans it services, and (d) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan it services. Each Servicer shall represent and protect the interests of the Trust in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan, except as provided pursuant to Section 3.21. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of any Subservicer or the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer or any Subservicer, as the case may be, believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans it services, and with respect to the related Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans it services to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee, upon the direction of the related Servicer, shall promptly execute such documents and deliver them to the related Servicer.

            In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties relating to the Mortgage Loans it services, which Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11. The costs incurred by the Servicers, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            The relationship of each Servicer (and of any successor to either Servicer as servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            Section  3.02  Subservicing;   Enforcement  of  the  Obligations  of
Servicers.

            (a) Either Servicer may arrange for the subservicing of any Mortgage Loan it services by a Subservicer pursuant to a Subservicing Agreement; provided, however, that such subservicing arrangement and the terms of the related Subservicing Agreement must provide for the servicing of such Mortgage Loan in a manner consistent with the servicing arrangements contemplated hereunder. Notwithstanding the provisions of any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, such Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans it services in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if such Servicer alone were servicing and administering those Mortgage Loans. All actions of each Subservicer performed pursuant to the related Subservicing Agreement shall be performed as agent of the related Servicer with the same force and effect as if performed directly by such Servicer.

            (b) For purposes of this Agreement, each Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans it services that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to such Servicer.

            (c) As part of its servicing activities hereunder, each Servicer, for the benefit of the Trustee and the Certificateholders, shall use its best reasonable efforts to enforce the obligations of each Subservicer engaged by such Servicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material and adverse effect on a Mortgage Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the related Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The related Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

            (d) Any Subservicing Agreement entered into by a Servicer shall provide that it may be assumed or terminated by the Trustee, if the Trustee has assumed the duties of such Servicer, or any successor Servicer, at the Trustee's or successor Servicer's option, as applicable, without cost or obligation to the assuming or terminating party or the Trust Estate, upon the assumption by such party of the obligations of such Servicer pursuant to Section 8.05.

            Any Subservicing Agreement, and any other transactions or services relating to the Mortgage Loans involving a Subservicer, shall be deemed to be between the related Servicer and such Subservicer alone, and the Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims or rights of action against, rights, obligations, duties or liabilities to or with respect to the Subservicer or its officers, directors or employees, except as set forth in Section 3.01.

            Section 3.03      Fidelity Bond; Errors and Omissions Insurance.

            Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans it services. These policies must insure such Servicer against losses resulting from dishonest or fraudulent acts committed by such Servicer's personnel, any employees of outside firms that provide data processing services for such Servicer, and temporary contract employees or student interns. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.03 requiring such fidelity bond and errors and omissions insurance shall diminish or relieve such Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers' & Servicers' Guide, as amended or restated from time to time, or in an amount as may be permitted to such Servicer by express waiver of FNMA or FHLMC.

            Section 3.04      Access to Certain Documentation.

            Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation required by applicable regulations of the OTS and the FDIC with respect to the Mortgage Loans serviced by such Servicer. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section 3.04 shall limit the obligation of such Servicer to observe any applicable law and the failure of such Servicer to provide access as provided in this Section 3.04 as a result of such obligation shall not constitute a breach of this Section 3.04.

            Section  3.05  Maintenance  of Primary  Mortgage  Insurance  Policy;
Claims.

            With respect to each Mortgage Loan with a Loan-to-Value Ratio in excess of 80% or such other Loan-to-Value Ratio as may be required by law, the Servicer responsible for servicing such Mortgage Loan shall, without any cost to the Trust Estate, maintain or cause the Mortgagor to maintain in full force and effect a Primary Insurance Policy insuring that portion of the Mortgage Loan in excess of a percentage in conformity with FNMA requirements. The related Servicer shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, at least until the Loan-to-Value Ratio of such Mortgage Loan is reduced to 80% or such other Loan-to-Value Ratio as may be required by law. If such Primary Insurance Policy is terminated, the related Servicer shall obtain from another insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Insurance Policy. If the insurer shall cease to be an insurer acceptable to FNMA, the related Servicer shall notify the Trustee in writing, it being understood that such Servicer shall not have any responsibility or liability for any failure to recover under the Primary Insurance Policy for such reason. If such Servicer determines that recoveries under the Primary Insurance Policy are jeopardized by the financial condition of the insurer, such Servicer shall obtain from another insurer which meets the requirements of this Section 3.05 a replacement insurance policy. A Servicer shall not take any action that would result in noncoverage under any applicable Primary Insurance Policy of any loss that, but for the actions of such Servicer, would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.13, the related Servicer shall promptly notify the insurer under the related Primary Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Insurance Policy. If such Primary Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Primary Insurance Policy as provided above.

            In connection with its activities as servicer, each Servicer agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders, claims to the insurer under any Primary Insurance Policy in a timely fashion in accordance with the terms of such Primary Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Insurance Policy respecting a defaulted Mortgage Loan serviced by such Servicer. Pursuant to Section 3.09(a), any amounts collected by a Servicer under any Primary Insurance Policy shall be deposited in the related Escrow Account, subject to withdrawal pursuant to Section 3.09(b).

            Section 3.06 Rights of the Depositor and the Trustee in Respect of the Servicers.

            The Depositor may, but is not obligated to, enforce the obligations of each Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of such Servicer hereunder; provided that a Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by a Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of a Servicer hereunder or otherwise.

            Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the applicable Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.07. Each Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether each Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.07      Trustee to Act as Servicer.

            If either Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee shall thereupon assume, if it so elects, or shall appoint a successor Servicer to assume, all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (a) liable for losses of such Servicer pursuant to Section 3.12 or any acts or omissions of the predecessor Servicer hereunder, (b) obligated to make Advances if it is prohibited from doing so by applicable law or (c) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to
Section 7.02. If either Servicer shall for any reason no longer be a Servicer (including by reason of any Event of Default), the Trustee or the successor Servicer may elect to succeed to any rights and obligations of such Servicer under each Subservicing Agreement or may terminate each Subservicing Agreement. If it has elected to assume the Subservicing Agreement, the Trustee or the successor Servicer shall be deemed to have assumed all of the related Servicer's interest therein and to have replaced such Servicer as a party to any Subservicing Agreement entered into by such Servicer as contemplated by Section
3.02 to the same extent as if the Subservicing Agreement had been assigned to the assuming party except that such Servicer shall not be relieved of any liability or obligations under any such Subservicing Agreement.

            Each Servicer that is no longer a Servicer hereunder shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute servicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of such substitute Subservicing Agreement to the assuming party.

            Section  3.08   Collection  of  Mortgage  Loan  Payments;   Servicer
Custodial Accounts; Certificate Account.

            (a) Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, each Servicer will proceed diligently, in accordance with this Agreement, to collect all payments due under each of the Mortgage Loans it services when the same shall become due and payable. Further, each Servicer will in accordance with all applicable law and Customary Servicing Procedures ascertain and estimate taxes, assessments, fire and hazard insurance premiums, mortgage insurance premiums and all other charges with respect to the Mortgage Loans it services that, as provided in any Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, either Servicer may in its discretion (i) waive any late payment charge or any prepayment charge or penalty interest in connection with the prepayment of a Mortgage Loan it services and
(ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 120 days; provided, however, that a Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-Off Date. In the event of any such arrangement, the Servicer permitting such arrangement shall make Periodic Advances on the related Mortgage Loan in accordance with the provisions of Section 3.20 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. A Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

            (b) The NMC Servicer shall establish and maintain the NMC Servicer Custodial Account. The BA Servicer shall establish and maintain the BA Servicer Custodial Account. The NMC Servicer shall deposit or cause to be deposited into the NMC Servicer Custodial Account and the BA Servicer shall deposit or cause to be deposited into the BA Servicer Custodial Account, both on a daily basis within one Business Day of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by such Servicer in respect of Mortgage Loans it services subsequent to the Cut-Off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-Off Date) and the following amounts required to be deposited hereunder with respect to the Mortgage Loans it services:

               (i) all payments on account of principal of such Mortgage Loans, including Principal Prepayments;

               (ii) all payments on account of interest on such Mortgage Loans, net of the Servicing Fee;

               (iii) (A) all Insurance Proceeds and Liquidation Proceeds, other than Insurance Proceeds to be (1) applied to the restoration or repair of the Mortgaged Property, (2) released to the Mortgagor in accordance with Customary Servicing Procedures or (3) required to be deposited to an Escrow Account pursuant to Section 3.09(a) and (B) any Insurance Proceeds released from an Escrow Account pursuant to Section 3.09(b)(iv);

               (iv) any amount required to be deposited by such Servicer pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to such Servicer Custodial Account;

               (v) any amounts required to be deposited by such Servicer pursuant to Section 3.14;

               (vi) all Repurchase Prices and all Substitution Adjustment Amounts received by such Servicer;

               (vii) Periodic Advances made by such Servicer pursuant to Section
      3.20 and any payments of Compensating Interest; and

               (viii) any other amounts required to be deposited hereunder.

            The foregoing requirements for deposits to the Servicer Custodial Accounts by the Servicers shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be deposited by the Servicers. If a Servicer shall deposit in the related Servicer Custodial Account any amount not required to be deposited, it may at any time withdraw or direct the institution maintaining such Servicer Custodial Account to withdraw such amount from such Servicer Custodial Account, any provision herein to the contrary notwithstanding. Each Servicer Custodial Account may contain funds that belong to one or more trust funds created for mortgage pass-through certificates of other series and may contain other funds respecting payments on mortgage loans belonging to the applicable Servicer or serviced by such Servicer on behalf of others. Notwithstanding such commingling of funds, each Servicer shall keep records that accurately reflect the funds on deposit in the applicable Servicer Custodial Account that have been identified by it as being attributable to the Mortgage Loans it services. Each Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section 3.08. All funds required to be deposited in a Servicer Custodial Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.11.

            (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

               (i) the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.11(a)(viii);

               (ii) any amount paid by the Trustee pursuant to Section 3.08(d) in connection with any losses on Permitted Investments with respect to the Certificate Account; and

               (iii) any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

            If a Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds required to be deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.11. In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

            (d) Each institution at which either Servicer Custodial Account or the Certificate Account is maintained shall invest the funds therein as directed in writing by the NMC Servicer (with respect to the NMC Servicer Custodial Account), the BA Servicer (with respect to the BA Servicer Custodial Account) or the Trustee (with respect to the Certificate Account) in Permitted Investments, which shall mature not later than (i) in the case of either Servicer Custodial Account, the Business Day next preceding the related Remittance Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Remittance Date) and (ii) in the case of the Certificate Account, the Business Day next preceding the Distribution Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than such Distribution Date) and, in each case, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain (net of any losses) realized from any such investment of funds on deposit in the NMC Servicer Custodial Account shall be for the benefit of the NMC Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the BA Servicer Custodial Account shall be for the benefit of the BA Servicer as servicing compensation and shall be retained by it monthly as provided herein. All income or gain (net of any losses) realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as additional compensation and shall be retained by it monthly as provided herein. The amount of any losses realized in the NMC Servicer Custodial Account, the BA Servicer Custodial Account or the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the NMC Servicer in the NMC Servicer Custodial Account, the BA Servicer in the BA Servicer Custodial Account or by the Trustee in the Certificate Account, as applicable.

            (e) A Servicer shall give notice to the Trustee of any proposed change of the location of the Servicer Custodial Account maintained by such Servicer not later than 30 days and not more than 45 days prior to any change thereof. The Trustee shall give notice to the Servicers, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account not later than 30 days and not more than 45 days prior to any change thereof. The creation of any Servicer Custodial Account shall be evidenced by a certification substantially in the form of Exhibit F hereto. A copy of such certification shall be furnished to the Trustee.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts.

            (a) To the extent required by the related Mortgage Note and not violative of current law, each Servicer shall segregate and hold all funds collected and received pursuant to each Mortgage Loan serviced by such Servicer which constitute Escrow Payments in trust separate and apart from any of its own funds and general assets and for such purpose shall establish and maintain one or more escrow accounts (collectively, the "Escrow Account"), titled "[Insert name of Servicer], in trust for registered holders of Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, Series 1999-6 and various Mortgagors." The Escrow Account shall be established with a commercial bank, a savings bank or a savings and loan association that meets the guidelines set forth by FNMA or FHLMC as an eligible institution for escrow accounts and which is a member of the Automated Clearing House. In any case, the Escrow Account shall be insured by the FDIC to the fullest extent permitted by law. Each Servicer shall deposit in the appropriate Escrow Account on a daily basis, and retain therein: (i) all Escrow Payments collected on account of the Mortgage Loans serviced by such Servicer, (ii) all amounts representing proceeds of any hazard insurance policy which are to be applied to the restoration or repair of any related Mortgaged Property and (iii) all amounts representing proceeds of any Primary Insurance Policy. Nothing herein shall require either Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

            (b) Withdrawals of amounts so collected from the Escrow Accounts may be made by the related Servicer only (i) to effect timely payment of taxes, assessments, mortgage insurance premiums, fire and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, (ii) to reimburse such Servicer out of related Escrow Payments made with respect to a Mortgage Loan for any Servicing Advance made by such Servicer pursuant to Section 3.09(c) with respect to such Mortgage Loan, (iii) to refund to any Mortgagor any sums determined to be overages, (iv) for transfer to the related Servicer Custodial Account upon default of a Mortgagor or in accordance with the terms of the related Mortgage Loan and if permitted by applicable law, (v) for application to restore or repair the Mortgaged Property, (vi) to pay to the Mortgagor, to the extent required by law, any interest paid on the funds deposited in the Escrow Account,
(vii) to pay to itself any interest earned on funds deposited in the Escrow Account (and not required to be paid to the Mortgagor), (viii) to the extent permitted under the terms of the related Mortgage Note and applicable law, to pay late fees with respect to any Monthly Payment which is received after the applicable grace period, (ix) to withdraw suspense payments that are deposited into the Escrow Account, (x) to withdraw any amounts inadvertently deposited in the Escrow Account or (xi) to clear and terminate the Escrow Account upon the termination of this Agreement in accordance with Section 10.01. Any Escrow Account shall not be a part of the Trust Estate.

            (c) With respect to each Mortgage Loan it services, each Servicer shall maintain accurate records reflecting the status of taxes, assessments and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Insurance Policy premiums and fire and hazard insurance coverage. Each Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account, if any, which shall have been estimated and accumulated by such Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the related Servicer shall determine that any such payments are made by the Mortgagor. The related Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of each Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments. The related Servicer shall advance any such payments that are not timely paid, but such Servicer shall be required so to advance only to the extent that such Servicing Advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

            Section  3.10  Access  to  Certain   Documentation  and  Information
Regarding the Mortgage Loans.

            Each Servicer shall afford the Trustee reasonable access to all records and documentation regarding the Mortgage Loans serviced by said Servicer and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the applicable Servicer.

            Upon reasonable advance notice in writing, each Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans serviced by such Servicer sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that such Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by such Servicer in providing such reports and access.

            Section 3.11 Permitted Withdrawals from the Servicer Custodial Accounts and Certificate Account.

            (a) The NMC Servicer may from time to time make withdrawals from the NMC Servicer Custodial Account, and the BA Servicer may from time to time make withdrawals from the BA Servicer Custodial Account, for the following purposes:

               (i) to pay to the related Servicer (to the extent not previously retained), the servicing compensation to which it is entitled pursuant to
      Section 3.17, and to pay to the related Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the related Servicer Custodial Account;

               (ii) to reimburse the related Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this clause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

               (iii) to reimburse the related Servicer for any Nonrecoverable Advance previously made;

               (iv) to reimburse the related Servicer for Insured Expenses from the related Insurance Proceeds;

               (v) to pay to the purchaser, with respect to each Mortgage Loan or REO Property that has been purchased pursuant to Section 2.02 or 2.05, all amounts received thereon after the date of such purchase;

               (vi) to reimburse the related Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 7.03;

               (vii) to withdraw any amount deposited in the related Servicer Custodial Account and not required to be deposited therein;

               (viii) on or prior to the Remittance Date, to withdraw an amount equal to the related Pool Distribution Amount, the related Trustee Fee and any other amounts due to the Trustee under this Agreement for such Distribution Date, to the extent on deposit, and remit such amount in immediately available funds to the Trustee for deposit in the Certificate Account; and

               (ix) to clear and terminate the related Servicer Custodial Account upon termination of this Agreement pursuant to Section 10.01.

            Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Servicer Custodial Account pursuant to clauses (i),
(ii), (iv) and (v). Prior to making any withdrawal from the related Servicer Custodial Account pursuant to clause (iii), each Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loan(s) and their respective portions of such Nonrecoverable Advance.

            (b) The Trustee shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement. In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

               (i) to pay to itself the Trustee Fee and any other amounts due to the Trustee under this Agreement for the related Distribution Date;

               (ii) to pay to itself as additional compensation earnings on or investment income with respect to funds in the Certificate Account;

               (iii) to withdraw and return to the related Servicer any amount deposited in the Certificate Account and not required to be deposited therein; and

               (iv)  to  clear  and  terminate  the  Certificate   Account  upon
      termination of the Agreement pursuant to Section 10.01.

            Section 3.12      Maintenance of Hazard Insurance.

            Each Servicer shall cause to be maintained for each Mortgage Loan serviced by such Servicer fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the outstanding principal balance owing on the Mortgage Loan and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the related Servicer will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and the requirements of FNMA or FHLMC. Each Servicer shall also maintain on REO Property serviced by such Servicer, fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required, flood insurance in an amount required above. Any amounts collected by a Servicer under any such policies (other than amounts to be deposited in an Escrow Account and applied to the restoration or repair of the property subject to the related Mortgage or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor in accordance with Customary Servicing Procedures) shall be deposited in the related Servicer Custodial Account, subject to withdrawal pursuant to Section 3.11(a). It is understood and agreed that no earthquake or other additional insurance need be required by a Servicer of any Mortgagor or maintained on REO Property, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the related Servicer, and shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage to such Servicer.

            The hazard insurance policies for each Mortgage Loan secured by a unit in a condominium development or planned unit development shall be maintained with respect to such Mortgage Loan and the related development in a manner which is consistent with FNMA requirements.

            Notwithstanding the foregoing, either Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties relating to the Mortgage Loans serviced by such Servicer in lieu of maintaining the required hazard insurance policies for each Mortgage Loan and may maintain a blanket policy insuring against special flood hazards in lieu of maintaining any required flood insurance. Any such blanket policies shall (A) be consistent with prudent industry standards, (B) name the related Servicer as loss payee, (C) provide coverage in an amount equal to the aggregate unpaid principal balance on the related Mortgage Loans without co-insurance, and (D) otherwise comply with the requirements of this Section 3.12. Any such blanket policy may contain a deductible clause; provided that if any Mortgaged Property is not covered by a separate policy otherwise complying with this Section 3.12 and a loss occurs with respect to such Mortgaged Property which loss would have been covered by such a policy, the related Servicer shall deposit in the related Servicer Custodial Account the difference, if any, between the amount that would have been payable under a separate policy complying with Section 3.12 and the amount paid under such blanket policy.

            Section 3.13 Enforcement of Due-On-Sale Clauses; Assumption Agreements.

            (a) Except as otherwise provided in this Section 3.13, when any Mortgaged Property subject to a Mortgage has been conveyed by the Mortgagor, the related Servicer shall use reasonable efforts, to the extent that it has actual knowledge of such conveyance, to enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, a Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise required under such Mortgage Note or Mortgage as a condition to such transfer. If (i) the related Servicer is prohibited by law from enforcing any such due-on-sale clause, (ii) coverage under any Required Insurance Policy would be adversely affected, (iii) the Mortgage Note does not include a due-on-sale clause or (iv) nonenforcement is otherwise permitted hereunder, the related Servicer is authorized, subject to Section 3.13(b), to take or enter into an assumption and modification agreement from or with the Person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon; provided that the Mortgage Loan shall continue to be covered (if so covered before the related Servicer enters such agreement) by the applicable Required Insurance Policies. The related Servicer, subject to Section 3.13(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section
3.13 by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

            (b) Subject to a Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.13(a), in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the related Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In no event shall the Trustee incur liability for executing any document under this Section 3.13 at the direction of a Servicer. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the related Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met. Each Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or at the direction of the Trustee, the Custodian) the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement may be retained by such Servicer as additional master servicing compensation. Notwithstanding the foregoing, to the extent permissible under applicable law and at the request of either Servicer, the Trustee shall execute and deliver to such Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to execute any assumption agreement or modification agreement required to be executed by the Trustee under this Section 3.13.

            Section 3.14      Realization  Upon  Defaulted  Mortgage  Loans; REO
Property.

            (a) Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans serviced by such Servicer as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, each Servicer shall follow Customary Servicing Procedures and shall meet the requirements of the insurer under any Required Insurance Policy; provided, however, that either Servicer may enter into a special servicing agreement with an unaffiliated Holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates alone or together with other subordinated mortgage pass-through certificates. Such agreement shall be substantially in the form attached hereto as Exhibit K or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the applicable Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans serviced by such Servicer and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, a Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any Mortgaged Property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through proceeds of the liquidation of the Mortgage Loan (respecting which it shall have priority for purposes of withdrawals from the related Servicer Custodial Account). Any such expenditures shall constitute Servicing Advances for purposes of this Agreement.

            The decision of either Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.

            With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee's capacity hereunder. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer manage, conserve, protect and operate such REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account and in the same manner that similar property in the same locality as the REO Property is managed. Incident to its conservation and protection of the interests of the Certificateholders, such Servicer may rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. Each Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property serviced by such Servicer that has been rented, if any, showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions; provided, however, that a Servicer shall have no duty to rent any REO Property on behalf of the Trust. The net monthly rental income, if any, from such REO Property shall be deposited in the related Servicer Custodial Account no later than the close of business on each Determination Date. Each Servicer shall perform, with respect to the Mortgage Loans serviced by such Servicer, the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and, if required by
Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required. Each Servicer shall deliver copies of such reports to the Trustee.

            If the Trust acquires any Mortgaged Property as described above or otherwise in connection with a default or a default which is reasonably foreseeable on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to the end of the third calendar year following the year of its acquisition by the Trust (such period, the "REO Disposition Period") unless (A) the Trustee shall have been supplied by such Servicer with an Opinion of Counsel to the effect that the holding by the Trust of such Mortgaged Property subsequent to the REO Disposition Period will not result in the imposition of taxes on "prohibited transactions" on the REMIC (as defined in Section 860F of the Code) or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding, or (B) the Trustee (at such Servicer's expense) or such Servicer shall have applied for, prior to the expiration of the REO Disposition Period, an extension of the REO Disposition Period in the manner contemplated by Section 856(e)(3) of the Code. If such an Opinion of Counsel is provided or such an exemption is obtained, the Trust may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) for the applicable period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or
(ii) subject the REMIC to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes. Each Servicer shall identify to the Trustee any Mortgaged Property relating to a Mortgage Loan serviced by such Servicer held by the Trust for 30 months for which no plans to dispose of such Mortgaged Property by such Servicer have been made. After delivery of such identification, the related Servicer shall proceed to dispose of any such Mortgaged Property by holding a commercially reasonable auction for such property.

            The income earned from the management of any REO Properties, net of reimbursement to the related Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Servicing Fees, Periodic Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (solely for the purposes of allocating principal and interest, interest shall be treated as accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Servicer Custodial Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Interest Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

            The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the related Servicer for any unreimbursed Periodic Advances and to reimburse the related Servicer Custodial Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the related Servicer pursuant to Section 3.11(a)(iii) that related to such Mortgage Loan; third, to accrued and unpaid interest (to the extent no Periodic Advance has been made for such amount or any such Periodic Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fourth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.17.

            (b) Each Servicer shall promptly notify the Depositor of any Mortgage Loan serviced by such Servicer which comes into default. The Depositor shall be entitled, at its option, to repurchase (i) any such defaulted Mortgage Loan from the Trust Estate if, in the Depositor's judgment, the default is not likely to be cured by the Mortgagor or (ii) any Mortgage Loan in the Trust Estate which pursuant to Section 4(b) of the applicable Mortgage Loan Purchase Agreement the applicable Seller requests the Depositor to repurchase and to sell to such Seller to facilitate the exercise of the Seller's rights against the originator or prior holder of such Mortgage Loan. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate (less the Servicing Fee Rate for such Mortgage Loan) through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the applicable Servicer shall provide to the Trustee the notification required by
Section 3.15 and the Trustee or the Custodian shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

            Section 3.15      Trustee to Cooperate; Release of Mortgage Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the related Servicer will immediately notify the Trustee (or, at the direction of the Trustee, the Custodian) by delivering, or causing to be delivered, two copies (one of which will be returned to such Servicer with the Mortgage File) of a Request for Release (which may be delivered in an electronic format acceptable to the Trustee and the related
Servicer). Upon receipt of such request, the Trustee or the Custodian, as applicable, shall within seven Business Days release the related Mortgage File to the related Servicer. The Trustee shall at the related Servicer's direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage, in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. If the Mortgage has been recorded in the name of MERS or its designee, the related Servicer shall take all necessary action to reflect the release of the Mortgage on the records of MERS. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee or the Custodian, as applicable, shall, upon delivery to the Trustee (or, at the direction of the Trustee, the Custodian) of a Request for Release signed by a Servicing Officer, release the Mortgage File within seven Business Days to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File so released to be returned to the Trustee or the Custodian, as applicable, when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Servicer Custodial Account, in which case the related Servicer shall deliver to the Trustee or the Custodian, as applicable, a Request for Release, signed by a Servicing Officer.

            The Trustee shall execute and deliver to either Servicer any powers of attorney and other documents prepared by such Servicer that are reasonably necessary or appropriate to enable such Servicer to carry out its servicing and administrative duties under this Agreement, upon the request of such Servicer. In addition, upon prepayment in full of any Mortgage Loan or the receipt of notice that funds for such purpose have been placed in escrow, the related Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage, an instrument of satisfaction (or Assignment of Mortgage without recourse) regarding the Mortgaged Property relating to such Mortgage Loan, which instrument of satisfaction or Assignment of Mortgage, as the case may be, shall be delivered to the Person entitled thereto against receipt of the prepayment in full. If the Mortgage is registered in the name of MERS or its designee, the applicable Servicer shall take all necessary action to reflect the release on the records of MERS. In lieu of executing such satisfaction or Assignment of Mortgage, or if another document is required to be executed by the Trustee, the related Servicer may deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

            Section 3.16 Documents, Records and Funds in Possession of the Servicers to be Held for the Trustee.

            Each Servicer shall transmit to the Trustee or, at the direction of the Trustee, the Custodian as required by this Agreement all documents and instruments in respect of a Mortgage Loan serviced by such Servicer coming into the possession of such Servicer from time to time and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan serviced by such Servicer. The documents constituting the Servicing File shall be held by the related Servicer as custodian and bailee for the Trustee. All Mortgage Files and funds collected or held by, or under the control of, either Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the related Servicer Custodial Account, shall be held by such Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not knowingly create, incur or subject any Mortgage File or any funds that are deposited in the related Servicer Custodial Account, Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance created by such Servicer, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that each Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

            Section 3.17      Servicing Compensation.

            Each Servicer shall be entitled out of each payment of interest on a Mortgage Loan (or portion thereof) serviced by such Servicer and included in the Trust Estate to retain or withdraw from the related Servicer Custodial Account an amount equal to the Servicing Fee for such Distribution Date.

            Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments and all other customary and ancillary income and fees shall be retained by the related Servicer to the extent not required to be deposited in the related Servicer Custodial Account pursuant to Section 3.08(b). Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

            Notwithstanding the foregoing, with respect to the payment of the Servicing Fee on any Distribution Date, the aggregate Servicing Fee for each Servicer for such Distribution Date shall be reduced (but not below zero) by an amount equal to the lesser of (a) the Prepayment Interest Shortfall for such Distribution Date relating to the Mortgage Loans serviced by such Servicer and
(b) one-twelfth of 0.25% of the aggregate Scheduled Principal Balance of such Mortgage Loans for such Distribution Date (any such reduction, "Compensating Interest").

            Section 3.18      Annual Statement as to Compliance.

            Each Servicer shall deliver to the Trustee and each Rating Agency on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, an Officer's Certificate stating, as to the signer thereof, that (a) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

            Section  3.19  Annual  Independent  Public  Accountants'   Servicing
Statement; Financial Statements.

            Each Servicer shall, at its own expense,  on or before 90 days after the end of such Servicer's fiscal year, commencing with its 1999 fiscal year, cause a firm of independent public accountants (who may also render other services to such Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee to the effect that such firm has with respect to such Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, stating such firm's conclusions relating thereto.

            Section 3.20      Advances.

            Each Servicer shall determine on or before each Servicer Advance Date whether it is required to make a Periodic Advance pursuant to the definition thereof. If either Servicer determines it is required to make a Periodic Advance, it shall, on or before the Servicer Advance Date, either (a) deposit into the related Servicer Custodial Account an amount equal to the Advance and/or (b) make an appropriate entry in its records relating to the related Servicer Custodial Account that any portion of the Amount Held for Future Distribution in such Servicer Custodial Account has been used by such Servicer in discharge of its obligation to make any such Periodic Advance. Any funds so applied shall be replaced by such Servicer by deposit in the related Servicer Custodial Account no later than the close of business on the Business Day preceding the next Servicer Advance Date. Each Servicer shall be entitled to be reimbursed from the related Servicer Custodial Account for all Advances of its own funds made pursuant to this Section 3.20 as provided in Section 3.11(a). The obligation to make Periodic Advances with respect to any Mortgage Loan shall continue until the ultimate disposition of the REO Property or Mortgaged Property relating to such Mortgage Loan. Each Servicer shall inform the Trustee of the amount of the Periodic Advance to be made by such Servicer on each Servicer Advance Date no later than the related Remittance Date.

            Each Servicer shall deliver to the Trustee on the related Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Periodic Advance determined by such Servicer to be a Nonrecoverable Advance. Notwithstanding anything to the contrary, the related Servicer shall not be required to make any Periodic Advance or Servicing Advance that would be a Nonrecoverable Advance.

            Section 3.21      Modifications, Waivers, Amendments and Consents.

            (a) Subject to this Section 3.21, each Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan serviced by such Servicer without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearances or amendments of any Mortgage Loan shall be in writing and shall be consistent with Customary Servicing Procedures.

            (b) A Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.13, which waiver, if any, shall be governed by Section 3.13), forbearance or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder;

               (ii) in such Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon; or

               (iii) otherwise constitutes a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b);

unless,  in either case,  (A) such  Mortgage Loan is 90 days or more past due or
(B) such Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the REMIC status of the Trust Estate and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to Customary Servicing Procedures, either Servicer may permit a forbearance for a Mortgage Loan serviced by such Servicer which in such Servicer's judgment is subject to imminent default.

            (c) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

            (d) Either Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within such Servicer's discretion pursuant to the Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to such Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by such Servicer, which amount shall be retained by such Servicer as additional servicing compensation.

            (e) Each Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan serviced by such Servicer and the date thereof, and shall deliver to the Trustee (or, at the direction of the Trustee, the Custodian) for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within ten Business Days) following the execution thereof; provided, however, that if any such modification, waiver, forbearance or amendment is required by applicable law to be recorded, the related Servicer (i) shall deliver to the Trustee a copy thereof and (ii) shall deliver to the Trustee such document, with evidence of notification upon receipt thereof from the public recording office.

            Section 3.22 Reports to the Securities and Exchange Commission.

            The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder, for so long as any Certificates registered under the 1933 Act are outstanding (other than the Current Report on Form 8-K to be filed by the Depositor in connection with computational materials and the initial Current Report on Form 8-K to be filed by the Depositor in connection with the issuance of the Certificates). Upon the request of the Trustee, each of the Servicers and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.


                                  ARTICLE IV

                            SERVICER'S CERTIFICATE

            Section 4.01      Servicer's Certificate.

            Each month, not later than 12:00 noon Eastern time on the Business Day following each Determination Date, each Servicer shall deliver to the Trustee, a Servicer's Certificate (in substance and format mutually acceptable to such Servicer and the Trustee) certified by a Servicing Officer setting forth the information necessary in order for the Trustee to perform its obligations under this Agreement. The Trustee may conclusively rely upon the information contained in a Servicer's Certificate for all purposes hereunder and shall have no duty to verify or re-compute any of the information contained therein.

            Each such statement shall be provided by the Trustee to any Holder of a Certificate upon request and shall also, to the extent available, include information regarding delinquencies on Mortgage Loans serviced by the Servicer providing such statement, indicating the number and aggregate principal amount of Mortgage Loans which are either one, two, three or more than three months delinquent and the book value of any REO Property.


                                  ARTICLE V

                PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                             REMIC ADMINISTRATION

            Section 5.01 Distributions. On each Distribution Date, based solely on the information in the Servicer's Certificate, the Trustee shall distribute out of the Certificate Account (to the extent funds are available therein) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02.

            None of the Holders of any Class of Certificates, the Depositor, the Servicers or the Trustee shall in any way be responsible or liable to Holders of any Class of Certificates in respect of amounts properly previously distributed on any such Class.

            Amounts distributed with respect to any Class of Certificates shall be applied first to the distribution of interest thereon and then to principal thereon.

            Section 5.02      Priorities of Distribution.

            (a) On each Distribution Date, based solely on the information contained in the Servicer's Certificate, the Trustee shall withdraw from the Certificate Account (to the extent funds are available therein) (1) the amounts payable to the Trustee pursuant to Sections 3.11(b)(i) and 3.11(b)(ii) and shall pay such funds to itself, and (2) the Pool Distribution Amount, in an amount as specified in written notice received by the Trustee from the Servicers no later than the related Determination Date, and shall apply such funds from the Certificate Account to distributions on the Certificates in the following order of priority and to the extent of such funds:

               (i) to each Class of Senior Certificates (other than the Class A-PO Certificates), an amount allocable to interest equal to the Interest Distribution Amount for such Class and any shortfall being allocated among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

               (ii) concurrently to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Senior Principal Distribution Amount and PO Principal Amount, (A) to the Class A Certificates (other than the Class A-PO
      Certificates), in an aggregate amount up to the Senior Principal Distribution Amount, such distribution to be allocated among such Classes in accordance with Section 5.02(b) and (B) to the Class A-PO Certificates in an aggregate amount up to the PO Principal Amount;

               (iii) to the Class A-PO Certificates, any Class A-PO Deferred Amount, up to the Subordinate Principal Distribution Amount for such Distribution Date from amounts otherwise distributable first to the Class B-6 Certificates pursuant to clause (iv)(L) below, second to the Class B-5 Certificates pursuant to clause (iv)(J) below, third to the Class B-4 Certificates pursuant to clause (iv)(H) below, fourth to the Class B-3
      Certificates pursuant to clause (iv)(F) below, fifth to the Clause B-2 Certificates pursuant to clause (iv)(D) below and finally to the Class B-1 Certificates pursuant to clause (iv)(B) below;

               (iv) to each Class of Subordinate Certificates, subject to paragraph (d) below, in the following order of priority:

                  (A) to the Class B-1  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (B) to the Class B-1  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (C) to the Class B-2  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (D) to the Class B-2  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (E) to the Class B-3  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (F) to the Class B-3  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (G) to the Class B-4  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (H) to the Class B-4  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (I) to the Class B-5  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

                  (J) to the Class B-5  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero;

                  (K) to the Class B-6  Certificates,  an  amount  allocable  to interest equal to the Interest Distribution Amount for such Class for such Distribution Date; and

                  (L) to the Class B-6  Certificates,  an  amount  allocable  to principal equal to its Pro Rata Share for such Distribution Date less any amount used to pay the Class A-PO Deferred Amount pursuant to clause (iii) above until the Class Certificate Balance thereof has been reduced to zero; and

               (v) to the Holder of the Class A-R Certificate, any remaining Pool Distribution Amount.

            On any Distribution Date, amounts distributed in respect of Class A-PO Deferred Amounts will not reduce the Class Certificate Balance of the Class A-PO Certificates.

            All distributions in respect of the Interest Distribution Amount for a Class will be applied first with respect to the amount payable pursuant to clause (i) of the definition of "Interest Distribution Amount," and second with respect to the amount payable pursuant to clause (ii) of such definition.

            (b) On each  Distribution  Date prior to the Senior  Credit  Support
Depletion Date, the amount distributable to the Class A Certificates (other than the Class A-PO Certificates) pursuant to Section 5.02(a)(ii) for such Distribution Date, will be distributed concurrently as follows:

            (i) 31.8334246023% to the Class A-1 Certificates, until their Class Certificate Balance has been reduced to zero; and

            (ii) 68.1665753977%, sequentially:

                  first,  to  the  Class  A-R   Certificate,   until  its  Class
            Certificate Balance has been reduced to zero;

                  second,  to the Class  A-4  Certificates,  up to the  Priority
            Amount for such Distribution Date, until their Class Certificate Balance has been reduced to zero;

                  third,  to the  Class  A-2  Certificates,  until  their  Class
            Certificate Balance has been reduced to zero;

                  fourth,  to the  Class A-3  Certificates,  until  their  Class
            Certificate Balance has been reduced to zero; and

                  fifth,  to the  Class  A-4  Certificates,  until  their  Class
            Certificate Balance has been reduced to zero.

            On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth above, the portion of the Pool Distribution Amount available to be distributed as principal of the Class A Certificates (other than the Class A-PO Certificates) shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

            (c) On each Distribution Date, Accrued Certificate Interest for each Class of Certificates for such Distribution Date shall be reduced by such Class's pro rata share, based on such Class's Interest Distribution Amount for such Distribution Date, without taking into account the allocation made by this
Section 5.02(c), of (A) Non-Supported Interest Shortfalls, (B) any Excess Losses allocable to interest, (C) on and after the Senior Credit Support Depletion Date, any other Realized Loss allocable to interest and (D) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date.

            (d) Notwithstanding the priority and allocation contained in Section 5.02(a)(iv), if with respect to any Class of Subordinate Certificates on any Distribution Date, (i) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Subordinate Certificates which have a higher numerical Class designation than such Class, divided by (ii) the aggregate Class Certificate Balance of all the Certificates (other than the Class A-PO Certificates) immediately prior to such Distribution Date (the "Fractional Interest") is less than the Original Fractional Interest for such Class, no distribution of principal will be made to any Classes junior to such Class (the "Restricted Classes") and the Class Certificate Balances of the Restricted Classes will not be used in determining the Pro Rata Share for the Subordinate Certificates that are not Restricted Classes. Any funds remaining will be distributed in the order provided in Section 5.02(a)(iv).

            Section 5.03      Allocation of Losses.

            (a) On or prior to each Determination Date, each Servicer shall inform the Trustee in writing with respect to each Mortgage Loan serviced by such Servicer: (1) whether any Realized Loss is a Deficient Valuation, a Debt Service Reduction, a Fraud Loss or a Special Hazard Loss, (2) of the amount of such loss or Deficient Valuation, or of the terms of such Debt Service Reduction and (3) of the total amount of Realized Losses. Based on such information, the Trustee shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

            The principal portion of Realized Losses with respect to any Distribution Date shall be allocated as follows:

               (i) the applicable PO Percentage of the principal portion of any Realized Loss with respect to a Discount Mortgage Loan, including any Excess Loss, shall be allocated to the Class A-PO Certificates until the Class Certificate Balance thereof is reduced to zero; and

               (ii) (1) the applicable Non-PO Percentage of the principal portion of any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date, until the Class Certificate Balances thereof have been reduced to zero; and

                  (2) the applicable Non-PO Percentage of the principal portion of any Excess Losses shall be allocated to the Senior Certificates (other than the Class A-PO Certificates), pro rata, on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date.

            (b) The Class Certificate Balance of the Class of Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses and Class A-PO Deferred Amounts on such Distribution Date) exceeds the Adjusted Pool Amount for such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balances of the Senior Certificates in the aggregate (other than the Class Certificate Balance of the Class A-PO Certificates) shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Senior Certificates (other than Class A-PO Certificates) (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the difference between (i) the Adjusted Pool Amount for such Distribution Date and (ii) the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            Any such reduction shall be allocated among the Senior Certificates (other than the Class A-PO Certificates) based on the Class Certificate Balances immediately prior to such Distribution Date.

            After the Senior Credit Support Depletion Date, the Class Certificate Balance of the Class A-PO Certificates shall be reduced on each Distribution Date by the amount, if any, by which the Class Certificate Balance of the Class A-PO Certificates (after giving effect to the amount to be distributed as a distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the Adjusted Pool Amount (PO Portion) for such Distribution Date.

            (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

            (d) Any allocation of Realized Losses to a Class of Certificates or any reduction in the Class Certificate Balance of a Class pursuant to Section 5.03(b) above shall be accomplished by reducing the Class Certificate Balance thereof prior to the distributions made on the related Distribution Date in accordance with the definition of "Class Certificate Balance."

            Section 5.04      Statements to Certificateholders.

            (a) Prior to the Distribution Date in each month, based upon the information provided to the Trustee on the Servicer's Certificates delivered to the Trustee pursuant to Section 4.01, the Trustee shall determine the following information with respect to such Distribution Date:

               (i) the amount allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

               (ii) the amount allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

               (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

               (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

               (v)  the  Pool  Stated   Principal   Balance  for  the  following
      Distribution Date;

               (vi)  the  Senior   Percentage,   the  Priority   Percentage  and
      Subordinate Percentage for the following Distribution Date;

               (vii) the amount of the Servicing Fees paid to or retained by the Servicers with respect to such Distribution Date;

               (viii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

               (ix) the amount of Periodic Advances included in the distribution on such Distribution Date and the aggregate amount of Periodic Advances outstanding as of the close of business on such Distribution Date;

               (x) the number and aggregate  principal amounts of Mortgage Loans
      (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure, as of the close of business on the last day of the calendar month preceding such Distribution Date;

               (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

               (xii)  the  total  number  and  principal   balance  of  any  REO
      Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

               (xiii) the Senior Prepayment Percentage and the Subordinate Prepayment Percentage for the following Distribution Date;

               (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month or any Class A-PO Deferred Amounts for such Distribution Date; and

               (xv) the Special Hazard Loss Amount, the Fraud Loss Amount and the Bankruptcy Loss Amount, in each case as of the related Determination Date.

            (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on the Servicer's Certificates, shall prepare and deliver (by mail, fax or electronically) to each Holder of a Certificate, each Rating Agency and each Servicer a statement setting forth the information set forth in Section 5.04(a).

            In the case of information furnished pursuant to clauses (i), (ii) and (ix) of Section 5.04(a), the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

            On each Distribution Date, the Trustee shall prepare and furnish to each Financial Market Service, in electronic or such other format and media mutually agreed upon by the Trustee, the Financial Market Service and the Depositor, the information contained in the statement described in Section 5.04(a) for such Distribution Date.

            The Trustee may make available each month, to any interested party, the monthly statement to Certificateholders via the Trustee's website.

            Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was the Holder of a Certificate, if requested in writing by such Person, a statement containing the information set forth in clauses (i), (ii) and (vii) of Section 5.04(a), in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

            The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Trustee shall prepare and provide to the Certificateholders (by mail, telephone, or publication as may be permitted by applicable Treasury Regulations) such other reasonable information as the Trustee deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holder of the Residual Certificate for quarterly notices on Schedule Q (Form
1066) (which information shall be forwarded to the Holder of the Residual Certificate by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the REMIC's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation Section
7.03 hereof, shall be interpreted to require the Trustee periodically to appraise the fair market values of the assets of the Trust Estate or to indemnify the Trust Estate or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Depositor's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

            Section 5.05      Tax Returns and Reports to Certificateholders.

            (a) For federal income tax purposes, the REMIC shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

            (b) The Trustee shall prepare or cause to be prepared, shall execute and shall file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the REMIC containing such information at the times and in the manner as may be required by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the REMIC and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within 30 days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code or the Treasury Regulations, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code or the Treasury Regulations. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code, the Treasury Regulations or state or local tax laws, regulations, or rules.

            (c) In the first federal income tax return of the REMIC for its short taxable year ending December 31, 1999, REMIC status shall be elected for such taxable year and all succeeding taxable years.

            (d) The Trustee will maintain or cause to be maintained such records relating to the REMIC, including but not limited to records relating to the income, expenses, assets and liabilities of the Trust Estate, and the initial fair market value and adjusted basis of the Trust Estate property and assets determined at such intervals as may be required by the Code or the Treasury Regulations, as may be necessary to prepare the foregoing returns, schedules, statements or information.

            Section 5.06 Tax Matters Person. The Tax Matters Person shall have the same duties with respect to the REMIC as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code. The Holder of the Class A-R Certificate is hereby designated as the Tax Matters Person for the REMIC. By their acceptance of the Class A-R Certificate, such Holder irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for the REMIC.

            Section 5.07 Rights of the Tax Matters Person in Respect of the Trustee. The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

            Section 5.08 REMIC Related Covenants. For as long as the Trust shall exist, the Trustee, the Depositor and each Servicer shall act in accordance herewith to assure continuing treatment of the Trust Estate as a REMIC and avoid the imposition of tax on the REMIC. In particular:

            (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificate.

            (b) Except as otherwise provided in the Code, (i) the Depositor and the Servicers shall not contribute to the Trust Estate and the Trustee shall not accept property unless substantially all of the property held in the REMIC constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the REMIC after the start-up day unless such contribution would not subject the Trust Estate to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).

            (c) The Trustee shall not accept on behalf of the REMIC any fee or other compensation for services and neither the Trustee nor the Servicers shall knowingly accept, on behalf of the Trust Estate any income from assets other than those permitted to be held by a REMIC.

            (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Sections 2.02, 2.05 or 3.14(b)), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X.

            (e) The Trustee shall maintain books with respect to the Trust on a calendar year taxable year and on an accrual basis.

            None of the Servicers or the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of each Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing paragraphs (b), (c) and
(d); provided that each Servicer (or the two Servicers, acting together) shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the REMIC and will not disqualify the Trust Estate from treatment as a REMIC; and, provided further, that the Servicers shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the Holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.


                                  ARTICLE VI

                               THE CERTIFICATES

            Section 6.01 The Certificates. The Classes of Senior Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-PO, A-R, B-1, B-2, B-3, B-4, B-5, B-6 and C
(reverse of all Certificates) and shall, on original issue, be executed by the Trustee and shall be countersigned and delivered by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in
Section 2.01. The Senior Certificates (other than the Class A-PO and Class A-R Certificates) shall be available to investors in interests representing minimum dollar Certificate Balances of $1,000 and integral multiples of $1 in excess thereof. The Subordinate Certificates and the Class A-PO Certificates shall be available to investors in interests representing minimum dollar Certificate Balances of $25,000 and integral dollar multiples of $1 in excess thereof (except one Certificate of such Class may be issued with a different Certificate Balance). The Class A-R Certificate shall be in a minimum denomination of $100. The Senior Certificates (other than the Class A-R Certificate) and the Class B-1, Class B-2 and Class B-3 Certificates shall initially be issued in book-entry form through the Depository and all other Classes of Certificates shall initially be issued in definitive, fully-registered form.

            The Certificates shall be executed by manual or facsimile  signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such
Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature.

            Section 6.02 Registration of Transfer and Exchange of Certificates.

            (a) The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            (b) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or its attorney duly authorized in writing.

            (c) (i) Except as provided in paragraph (c)(iii) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (A) registration of the Certificates may not be transferred by the Trustee except to another Depository; (B) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (C) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (D) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (E) the Trustee shall deal with the Depository as the representative of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of the Depository shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (F) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            (ii) All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (iii) If (A) (1) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (2) the Trustee or the Depositor is unable to locate a qualified successor, (B) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (C) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the aggregate Class Certificate Balances of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates, the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

            (d) No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless such transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached hereto as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached hereto either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, either Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferees designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (e) No transfer of an ERISA Restricted Certificate shall be made unless the transferee delivers to the Trustee either (i) a representation letter in the form of Exhibit H from the transferee of such Certificate, which representation letter shall not be an expense of the Depositor, the Trustee or either Servicer, or (ii) in the case of any ERISA Restricted Certificate presented for registration in the name of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code, or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), or a trustee or custodian of any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Trustee and each Servicer to the effect that the purchase or holding of such ERISA Restricted Certificate by or on behalf of such Plan will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Depositor or either Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or either Servicer. Any transferee of an ERISA Restricted Certificate that does not comply with either clause (i) or (ii) of the preceding sentence will be deemed to have made one of the representations set forth in Exhibit H. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA Restricted Certificate to or on behalf of a Plan without the delivery to the Trustee and each Servicer of an Opinion of Counsel satisfactory to the Trustee and each Servicer as described above shall be void and of no effect.

            Neither the Trustee nor the Certificate Registrar shall have any liability for transfers of Book-Entry Certificates made through the book-entry facilities of the Depository or between or among any Depository Participants or Certificate Owners, made in violation of applicable restrictions. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA Restricted Certificate that is in fact not permitted by this Section 6.02 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (f) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

               (ii) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

               (iii) In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I hereto from the proposed transferee.

               (iv) Notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in a Residual Certificate to such proposed transferee shall be effected.

               (v)No Ownership Interest in a Residual Certificate may be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes.

               (vi) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this
      Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this
      Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this
      Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was registered in accordance with this Section 6.02. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

               (vii) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by either Servicer, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and
      (6) of the Code,  information  needed to  compute  the tax  imposed  under
      Section 860E(e) of the Code on transfers of residual interests to disqualified organizations. The expenses of the Trustee under this clause
      (vii) shall be reimbursable by the Trust.

               (viii) No Ownership Interest in a Residual Certificate shall be acquired by a Plan or any Person acting on behalf of a Plan.

            (g)    [Reserved]

            (h) No service charge shall be imposed for any transfer or exchange of Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (i) All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

            Section 6.03 Mutilated,  Destroyed, Lost or Stolen Certificates.  If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity reasonably satisfactory to each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage Interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.04 Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicers, the Trustee, the Certificate Registrar and any agent of the Depositor, the Servicers, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Depositor, the Servicers, the Trustee, the Certificate Registrar or any agent of the Servicers, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.


                                 ARTICLE VII

                       THE DEPOSITOR AND THE SERVICERS

            Section 7.01 Respective Liabilities of the Depositor and the Servicers. The Depositor and the Servicers shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor and the Servicers herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by Section 8.01 to assume any obligations of either Servicer or to appoint a designee to assume such obligations, nor is it liable for any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

            Section 7.02 Merger or Consolidation of the Depositor or a Servicer. The Depositor and each Servicer will each keep in full effect its existence, rights and franchises as a separate entity under the laws governing its organization, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or either Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or either Servicer shall be a party, or any Person succeeding to the business of the Depositor or either Servicer, shall be the successor of the Depositor or such Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to a Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

            Section 7.03 Limitation on Liability of the Depositor, the Servicers and Others. None of the Depositor, the Servicers or any of the directors, officers, employees or agents of the Depositor or of either Servicer shall be under any liability to the Trust Estate or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicers or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicers and any director, officer, employee or agent of the Depositor or either Servicer shall be indemnified by the Trust Estate and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor or either of the Servicers shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or either Servicer may in its discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Depositor and such Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the related Servicer Custodial Account as provided by
Section 3.11.

            Section 7.04 Depositor and Servicers Not to Resign. Subject to the provisions of Section 7.02, none of the Depositor or the Servicers shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or either Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by a Servicer shall become effective until the Trustee or a successor servicer shall have assumed such Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.


                                 ARTICLE VIII

                                   DEFAULT

            Section 8.01 Events of Default. If any one of the following events ("Events of Default") shall occur and be continuing:

            (a) any failure by either Servicer to deposit amounts in the related Servicer Custodial Account in the amount and manner provided herein so as to enable the Trustee to distribute to Holders of Certificates any payment required to be made under the terms of such Certificates and this Agreement (other than the payments required to be made under Section 3.20) which continues unremedied for a period of five days; or

            (b) failure on the part of either Servicer duly to observe or perform in any material respect any other covenants or agreements of such Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to the Servicers, the Depositor and the Trustee by the Holders of Certificates evidencing Voting Rights aggregating not less than 25% of all Certificates affected thereby; or

            (c) the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against either Servicer, or for the winding up or liquidation of either Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

            (d) the consent by either Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to substantially all of its property; or either Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (e) the failure of either Servicer to remit any Periodic Advance required to be remitted by such Servicer pursuant to Section 3.20 which failure continues unremedied at 3:00 p.m. on the related Distribution Date;

then, and in each and every such case, so long as an Event of Default shall not have been remedied by the related Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby shall, by notice then given in writing to the related Servicer (and to the Trustee, if given by the Depositor, and to the Depositor, if given by the Trustee), terminate all of the rights and obligations of such Servicer under this Agreement. If an Event of Default described in clause (e) hereof shall occur, the Trustee shall, by notice to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and the Trustee or a successor Servicer appointed pursuant to Section 8.05 shall make the Advance which such Servicer failed to make. On or after the receipt by a Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, unless and until such time as the Trustee shall appoint a successor Servicer pursuant to
Section 8.05,  and,  without  limitation,  the Trustee is hereby  authorized and empowered to execute and deliver, on behalf of each Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the
Mortgage Loans to it. Each Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of such Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by such Servicer in the related Servicer Custodial Account or thereafter received by such Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency. All costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Servicer and amending this Agreement to reflect such succession as Servicer pursuant to this Section 8.01 shall be paid by the predecessor Servicer. Notwithstanding the termination of a Servicer pursuant hereto, such Servicer shall remain liable for any causes of action arising out of any Event of Default occurring prior to such termination.

            Section 8.02 Remedies of Trustee. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            Section 8.03 Directions by Certificateholders and Duties of Trustee During Event of Default. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of either Servicer or any successor Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, based upon an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

            Section 8.04 Action upon Certain Failures of a Servicer and upon Event of Default. In the event that the Trustee shall have actual knowledge of any failure of either Servicer specified in Section 8.01(a) or (b) which would become an Event of Default upon such Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to such Servicer. If the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

            Section 8.05      Trustee to Act; Appointment of Successor.

            (a) On and after the time a Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to such Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on such Servicer by the terms and provisions hereof or shall appoint a successor pursuant to Section 3.07. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement be construed to require the Trustee, acting in its capacity as successor to a Servicer in its obligation to make Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable. Subject to Section 8.05(b), as compensation therefor, the Trustee shall be entitled to such compensation as the terminated Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the terminated Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder; provided, however, that any such institution appointed as successor Servicer shall not, as evidenced in writing by each Rating Agency, adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the terminated Servicer. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer, nor shall any successor Servicer be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement. Pending appointment of a successor to the terminated Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as provided above. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            (b) In connection with the appointment of a successor Servicer or the assumption of the duties of a Servicer, as specified in Section 8.05(a), the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans serviced by the predecessor Servicer as it and such successor shall agree; provided, however, that any Person assuming the duties of a Servicer as successor to NationsBanc Mortgage Corporation or Bank of America, FSB shall pay to such predecessor an amount equal to the market value of the portion of the Servicing Fee that will accrue in the future due to the Servicing Fee Rate exceeding 0.25% per annum with respect to any Mortgage Loan. The "market value" of such portion of the Servicing Fee shall be determined by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, on the basis of at least two quotations from third parties actively engaged in the servicing of single-family mortgage loans. If the successor Servicer does not agree that such market value is a fair price, such successor shall obtain two quotations of market value from third parties actively engaged in the servicing of single-family mortgage loans. The market value of the excess portion of the Servicing Fee will then be equal to the average of (i) the lowest figure obtained by NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, and (ii) the highest figure obtained by the successor Servicer. Payment of the amount calculated above shall be made to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, by the successor Servicer no later than the last Business Day of the month in which such successor Servicer becomes entitled to receive the Servicing Fee under this Agreement. In no event will any portion of the Trust Estate be used to pay amounts due to NationsBanc Mortgage Corporation or Bank of America, FSB, as applicable, under this Section 8.05(b).

            (c) Any successor, including the Trustee, to a Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as each Servicer is so required pursuant to Section 3.03.

            Section 8.06 Notification to Certificateholders. Upon any termination or appointment of a successor to a Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.


                                  ARTICLE IX

                                 THE TRUSTEE

            Section 9.01      Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a reasonably prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement.

            (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misfeasance; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee by the Depositor or the Servicers and which on their face, do not contradict the requirements of this Agreement;

               (ii) The Trustee (in its individual capacity) shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

               (iii) The Trustee (in its individual capacity) shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03;

               (iv) The Trustee shall not be charged with knowledge of any default (other than a default in payment to the Trustee) specified in clauses (a) and (b) of Section 8.01 or an Event of Default under clauses
      (c), (d) and (e) of Section 8.01 unless a Responsible Officer of the Trustee assigned to and working in the Corporate Trust Office obtains actual knowledge of such failure or event or any officer of the Trustee receives written notice of such failure or event at its Corporate Trust Office from a Servicer, the Depositor or any Certificateholder; and

               (v) Except to the extent provided in Section 8.05, no provision in this Agreement shall require the Trustee to expend or risk its own funds (including, without limitation, the making of any Advance as successor Servicer) or otherwise incur any personal financial liability in the performance of any of its duties as Trustee hereunder, or in the exercise of any of its rights or powers, if the Trustee shall have reasonable grounds for believing that repayment of funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            Section 9.02      Certain Matters Affecting the Trustee.

            Except as otherwise provided in Section 9.01:

               (i) The Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs;

               (iv) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders or Certificate or any Class evidencing, as to such Class, Percentage Interests, aggregating not less than 50%; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to so proceeding; and

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            Section 9.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates (other than the execution of, and the counter-signature on the Certificates) shall be taken as the statements of the Depositor or Servicers, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or any Mortgage Loans save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable insolvency, receivership, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Subservicers or the Servicers in respect of the Mortgage Loans or deposited into the Servicer Custodial Accounts, or any other account hereunder (other than the Certificate Account) by a Servicer.

            The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the successor Servicer); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); the compliance by the Depositor or the Servicers with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation; any investment of monies by or at the direction of a Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Depositor, the Servicers (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer), any Subservicer or any Mortgagor; any action of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer) or any Subservicer taken in the name of the Trustee; the failure of a Servicer or any Subservicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of a Servicer (other than if the Trustee shall assume the duties of a Servicer pursuant to Section 8.05 and thereupon only for the acts or omissions of the Trustee as successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's review of the Mortgage Files pursuant to Section 2.02. The Trustee shall file any financing or continuation statement in any public office at any time required to maintain the perfection of any security interest or lien granted to it hereunder.

            Section 9.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Servicers, any Subservicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

            Section 9.05 Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority and (c) with respect to every successor trustee hereunder either an institution (i) the long-term unsecured debt obligations of which are rated at least "A" by S&P and "A" by Fitch or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or either Servicer. If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.06.

            Section 9.06 Resignation and Removal of Trustee. The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicers and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Servicers shall use their best efforts to promptly appoint a mutually acceptable successor Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.05 and shall fail to resign after written request therefor by the Servicers, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicers may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

            The Holders of Certificates evidencing not less than 50% of the Voting Rights may at any time remove the Trustee by written instrument or instruments delivered to the Servicers and the Trustee; the Servicers shall thereupon use their best efforts to appoint a mutually acceptable successor Trustee in accordance with this Section 9.06.

            Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 9.07.

            Section 9.07 Successor Trustee. Any successor Trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Servicers and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall duly assign, transfer, deliver and pay over to the successor Trustee the whole of the Mortgage Files and related documents and statements held by it hereunder, together with all instruments of transfer and assignment or other documents properly executed as may be reasonably required to effect such transfer and such of the records or copies thereof maintained by the predecessor Trustee in the administration hereof as may be reasonably requested by the successor Trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement; provided, however, that if the predecessor Trustee has been terminated pursuant to the third paragraph of Section 9.06, all reasonable expenses of the predecessor Trustee incurred in complying with this Section 9.07 shall be reimbursed by the Trust.

            No successor  Trustee shall accept  appointment  as provided in this
Section 9.07 unless at the time of such appointment such successor Trustee shall be eligible under the provisions of Section 9.05.

            Upon acceptance of appointment by a successor Trustee as provided in this Section 9.07, the Servicers shall cooperate to mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Servicers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Servicers.

            Section 9.08 Merger or Consolidation of Trustee. Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, if such corporation or banking association is eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 9.09 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the related Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee as co-trustee or separate trustee of all or any part of the Trust Estate, and to vest in such Person or Persons, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as such Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within ten days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.05 and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07.

            In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee. No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; provided, however, that no appointment of a co-trustee or separate trustee hereunder shall relieve the Trustee of its obligations hereunder.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 9.10 Authenticating Agents. The Trustee may appoint one or more authenticating agents ("Authenticating Agents") which shall be authorized to act on behalf of the Trustee in authenticating or countersigning Certificates. Initially, the Authenticating Agent shall be The Bank of New York. Wherever reference is made in this Agreement to the authentication or countersigning of Certificates by the Trustee or the Trustee's certificate of authentication or countersigning, such reference shall be deemed to include authentication or countersigning on behalf of the Trustee by an Authenticating Agent and a certificate of authentication or countersignature executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any State, having a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by Federal or State authorities.

            Any corporation or banking association into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation or banking association succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            Any  Authenticating  Agent may at any time resign by giving  written notice of resignation to the Trustee and to the Servicers. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case, at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 9.10, the Trustee may appoint a successor
Authenticating Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent.

            Section 9.11 Trustee's Fees and Expenses. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date pursuant to Section 5.02(a). The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney's fees) (a)
incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of any of the Trustee's duties hereunder, (b) resulting from any tax or information return which was prepared by, or should have been prepared by, the related Servicer and (c) arising out of the transfer of any Private Certificate not in compliance with ERISA. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's gross negligence, bad faith or willful misconduct, the Trust shall reimburse the Trustee for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement to the extent permitted by Treasury Regulations Section 1.860G-1(b)(3)(ii) and (iii); provided, however, that the Depositor and the Trustee intend to enter into a separate agreement for custody-related services. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar or Paying Agent hereunder or for any other expenses.

            Section 9.12      [Reserved]

            Section  9.13  Paying  Agents.  The  Trustee may appoint one or more
Paying Agents (each, a "Paying Agent") which shall be authorized to act on behalf of the Trustee in making withdrawals from the Certificate Account and distributions to Certificateholders as provided in Section 3.08 and Section
5.02. Wherever reference is made in this Agreement to the withdrawal from the Certificate Account by the Trustee, such reference shall be deemed to include such a withdrawal on behalf of the Trustee by a Paying Agent. Initially, the Paying Agent shall be The Bank of New York. Whenever reference is made in this Agreement to a distribution by the Trustee or the furnishing of a statement to Certificateholders by the Trustee, such reference shall be deemed to include such a distribution or furnishing on behalf of the Trustee by a Paying Agent. Each Paying Agent shall provide to the Trustee such information concerning the Certificate Account as the Trustee shall request from time to time. Each Paying Agent must be reasonably acceptable to the Servicers and must be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, having (except in the case of the Trustee) a principal office and place of business in New York, New York, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which any Paying Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Paying Agent shall be a party, or any corporation succeeding to the corporate agency business of any Paying Agent, shall continue to be the Paying Agent provided that such corporation after the consummation of such merger, conversion, consolidation or succession meets the eligibility requirements of this Section 9.13.

            Any Paying Agent may at any time resign by giving written notice of resignation to the Trustee and to the Servicers; provided that the Paying Agent has returned to the Certificate Account or otherwise accounted, to the reasonable satisfaction of the Trustee, for all amounts it has withdrawn from the Certificate Account. The Trustee may, upon prior written approval of the Servicers, at any time terminate the agency of any Paying Agent by giving written notice of termination to such Paying Agent and to the Servicers. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Paying Agent shall cease to be eligible in accordance with the provisions of the first paragraph of this Section 9.13, the Trustee may appoint, upon prior written approval of the Servicers, a successor Paying Agent, shall give written notice of such appointment to the Servicers and shall mail notice of such appointment to all Certificateholders. Any successor Paying Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Paying Agent. The Trustee shall remain liable for any duties and obligations assumed by its appointed Paying Agent.

            Section 9.14 Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

            Section 9.15 Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such preceding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been recovered.

            Section 9.16 Suits for Enforcement. In case an Event of Default or other default by a Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, in its discretion, may proceed to protect and enforce its rights and the rights of the Holders of Certificates under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

            Section 9.17 Waiver of Bond Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

            Section 9.18 Waiver of Inventory, Accounting and Appraisal Requirement. The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

            Section 9.19 Year 2000 Compliance. The Trustee warrants that it will use commercially reasonable efforts to ensure that the computer software and hardware systems ("Systems") that are owned by the Trustee and used to provide the services are 2000 Compliant or will be made 2000 Compliant before December 31, 1999. With respect to software that the Trustee licenses from third parties and uses in providing the services ("Third Party Software"), the Trustee warrants that it has used or will use commercially reasonable efforts to test the same by September 30, 1999 to certify, in accordance with the Trustee's standard practices, that the Third Party Software is 2000 Compliant. If the Trustee cannot certify any Third Party Software as 2000 Compliant, the Trustee will use commercially reasonable efforts to replace such Third Party Software with software that is warranted or certified by its vendor as 2000 Compliant, if such replacement is available, compatible with the Trustee's Systems and deemed by the Trustee as appropriate under the circumstances. In the event that the Trustee uses third party service providers to provide the services or any portion thereof ("Third Party Services"), the Trustee warrants that it has in place a program under which it will use commercially reasonable efforts to contact such service providers and obtain from them assurances that the Systems that they use in providing services are 2000 Compliant. Notwithstanding the foregoing, the Trustee cannot and does not warrant that the Systems, Third Party Software or Third Party Services will continue to interface with the hardware, firmware, software (including operating systems), records or data used by the third parties. As used herein, the term "2000 Compliant" means that the Systems, Third Party Software and Third Party Services will function without material error caused by the introduction of dates falling on or after January 1, 2000.


                                  ARTICLE X

                                 TERMINATION

            Section 10.01 Termination upon Purchase by the Depositor or Liquidation of All Mortgage Loans. Subject to Section 10.02, the respective obligations and responsibilities of the Depositor, the Servicers and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution Date and to send certain notices as hereinafter set forth and the obligations of the Trustee pursuant to Sections 5.04(b) and 5.05(b)) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Depositor of all Mortgage Loans and all REO Property remaining in the Trust Estate at a price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which REO Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such REO Property (as determined by the Depositor as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any Class Unpaid Interest Shortfall for any Class of Certificates as well as one month's interest at the related Mortgage Rate on the Stated Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which REO Property has been acquired) or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate or the disposition of all REO Property; provided, however, that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Depositor to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Stated Principal Balance as of the Final Distribution Date being less than 10% of the Cut-Off Date Pool Principal Balance. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the Depositor or its designee the Mortgage Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Depositor (if exercising its right to purchase the assets of the Trust) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (1) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final payment and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Depositor is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Depositor, the Depositor shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Certificate Account on the Final Distribution Date equal to the purchase price for the related assets of the Trust computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

            Upon  presentation  and surrender of the  Certificates,  the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (I) as to each Class of Certificates, the Class Certificate Balance thereof plus (a) accrued interest thereon in the case of an interest bearing Certificate and (b) the Class A-PO Deferred Amount with respect to the Class A-PO Certificates, and (II) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than the amounts retained to meet claims) after application pursuant to clause (I) above.

            If all of the Certificateholders do not surrender their Certificates for final payment and cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Certificate Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Depositor (if it exercised its right to purchase the assets of the Trust Estate) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining
Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

            Section 10.02     Additional Termination Requirements.

            (a) If the Depositor  exercises  its purchase  option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code, or (ii) cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Depositor under Section 10.01, the Trustee shall sell all of the assets of the Trust Estate to the Depositor for cash; and

               (ii) the notice given by the Depositor or the Trustee pursuant to
      Section 10.01 shall provide that such notice constitutes the adopting of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which such notice was mailed to Certificateholders). The Trustee shall also specify such date in the final tax return of the REMIC.

            (b) By their acceptance of the Residual Certificate, the Holder thereof hereby agrees to take such other action in connection with such plan of complete liquidation as may be reasonably requested by the Depositor.


                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

            Section 11.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Servicers and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee has received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Senior Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates or the Class B-5 Certificates as evidenced by a letter from each Rating Agency rating such Certificates to such effect and (v) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement may also be amended from time to time by the Depositor, the Servicers and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (A) reduce in any manner the amount of, or delay the timing of, collections of payments on Mortgage Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (B) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

            Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the Trust Estate as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Estate as a REMIC.

            Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

            Section 11.02 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by either Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing not less than 50% of all Voting Rights, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 11.03 Limitation on Rights of Certificateholders.  The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as provided herein, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 11.04 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT APPLICATION OF THE CONFLICTS OF LAWS PROVISIONS THEREOF, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 11.05 Notices. All demands, notices, instructions, directions, requests and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to
(a) in the case of the Depositor, Bank of America Mortgage Securities, Inc., 345 Montgomery Street, Lower Level #2, Unit #8152, San Francisco, California 94104,
Attention: Russell Thompson, (b) in the case of the NMC Servicer, NationsBanc Mortgage Corporation, 101 East Main Street, Suite 400, Louisville, Kentucky
40202,  Attention:  Servicing  Manager,  with a copy  to:  NationsBanc  Mortgage
Corporation, 201 North Tryon Street, 14th Floor, Charlotte, North Carolina 28255, Attention: General Counsel and Treasurer, (c) in the case of the BA Servicer, Bank of America, FSB, 10200 Valley View Street, Cypress, California 90630, Attention: Brian Shea, (d) in the case of the Trustee, 101 Barclay Street
- 12E, New York, New York 10286,  Attention:  Corporate  Trust - MBS Group (Fax:
(212) 815-5309), (d) in the case of S&P, Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041, Attn:
Mortgage Surveillance Group, and (e) in the case of Fitch, Fitch IBCA, Inc., One State Street Plaza, New York, New York 10004, Attn: Residential Mortgage Surveillance Group; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

            Section 11.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 11.07 Certificates Nonassessable and Fully Paid. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Trust Estate, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust Estate or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

            Section 11.08 Access to List of Certificateholders. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

            If three or more Certificateholders apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

            Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 11.09 Recharacterization. The parties to this Agreement intend the conveyance by the Depositor to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Depositor shall be deemed to have granted to the Trustee a first priority security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans.

            IN WITNESS WHEREOF, the Depositor, the Servicers and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.


                                    BANK OF AMERICA MORTGAGE SECURITIES, INC.,
                                        as Depositor


                                    By:
                                        ----------------------------------------
                                        Name:  Sharon Joseph
                                        Title: Vice President


                                    NATIONSBANC MORTGAGE CORPORATION,
                                        as Servicer


                                    By:
                                        ----------------------------------------
                                        Name:  Robert J. Debenedet
                                        Title: Vice President


                                    BANK OF AMERICA, FSB,
                                        as Servicer


                                    By:
                                        ----------------------------------------
                                        Name:  Russell Thompson
                                        Title: Vice President


                                    THE BANK OF NEW YORK,
                                        as Trustee


                                    By:
                                        ----------------------------------------
                                        Name:  Kelly Sheahan
                                        Title: Assistant Vice President

STATE OF NEW YORK   )
                    )     ss.:
COUNTY OF NEW YORK  )


            On the 24th day of June, 1999, before me, a notary public in and for the State of New York, personally appeared Kelly Sheahan, known to me who, being by me duly sworn, did depose and say that she is an Assistant Vice President of The Bank of New York, a New York banking corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 24th day of June, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Robert J. Debenedet, known to me who, being by me duly sworn, did depose and say that he is a Vice President of NationsBanc Mortgage Corporation, a Texas corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )           ss.:
COUNTY OF MECKLENBURG   )


            On the 24th day of June, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Russell Thompson, known to me who, being by me duly sworn, did depose and say that he is an Vice President of Bank of America, FSB, a federal savings bank, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

STATE OF NORTH CAROLINA )
                        )     ss.:
COUNTY OF MECKLENBURG   )


            On the 24th day of June, 1999, before me, a notary public in and for the State of North Carolina, personally appeared Sharon Joseph, known to me who, being by me duly sworn, did depose and say that she is the Vice President of Bank of America Mortgage Securities, Inc. a Delaware corporation, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of such corporation.



                                       ---------------------------------------
                                                    Notary Public

[Notarial Seal]

My commission expires ____________.

                                   EXHIBIT A-1

                   [FORM OF FACE OF CLASS A-1 CERTIFICATE]

                    BANK OF AMERICA MORTGAGE SECURITIES, INC.
                Mortgage Pass-Through Certificates, Series 1999-6
                                    Class A-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $93,533,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 EW 8

      This certifies that _____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 97.74306%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 2.25694444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.85%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-2

                   [FORM OF FACE OF CLASS A-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $150,773,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 EX 6

      This  certifies  that  ________________  is the  registered  owner  of the
Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-3

                   [FORM OF FACE OF CLASS A-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $8,614,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 EY 4

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 93.05556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.94444444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.14%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-4

                   [FORM OF FACE OF CLASS A-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-4

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $40,900,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 EZ 1

      This  certifies  that  ________________  is the  registered  owner  of the
Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-PO

                   [FORM OF FACE OF CLASS A-PO CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-PO

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERENCED HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-PO

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $560,567.00

CUSIP No.:                    060506 FA 5

      This certifies that ______________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This Class A-PO Certificate represents the right to receive principal only.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, at an issue price of 67.00000% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 33.00000000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.51%.
There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT A-R

                   [FORM OF FACE OF CLASS A-R CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-R

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS  CLASS  A-R  CERTIFICATE  MAY NOT BE  PURCHASED  BY OR  TRANSFERRED  TO ANY
EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR A PERSON ACTING ON BEHALF OF OR INVESTING ASSETS OF A PLAN.

TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN AND IN THE POOLING AND SERVICING AGREEMENT. ANY ATTEMPTED OR PURPORTED TRANSFER OF THIS RESIDUAL CERTIFICATE IN VIOLATION OF SUCH RESTRICTIONS SHALL BE ABSOLUTELY NULL AND VOID AND SHALL VEST NO RIGHTS IN THE PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class A-R

evidencing a 100% Percentage Interest in the distributions allocable to the Certificate of the above-referenced Class with respect to a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $100.00

Initial Class Certificate
Balance of this Class:        $100.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FB 3

      This certifies that _____________________ is the registered owner of 100% Percentage Interest evidenced by this Certificate in certain monthly distributions with respect to a Trust consisting of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Any   distribution  of  the  proceeds  of  any  remaining  assets  of  the
Certificate Account will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

      Each Person who has or who acquires this Class A-R Certificate shall be deemed by the acceptance or acquisition thereof to have agreed to be bound by the following provisions and the rights of each Person acquiring this Class A-R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring this Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (ii) no Person shall acquire an ownership interest in this Class A-R Certificate unless such ownership interest is a pro rata undivided interest; (iii) in connection with any proposed transfer of this Class A-R Certificate, the Trustee shall require delivery to it, in form and substance satisfactory to it, of an affidavit in the form of Exhibit I to the Pooling and Servicing Agreement; (iv) notwithstanding the delivery of an affidavit by a proposed transferee under clause (iii) above, if a Responsible Officer of the Trustee has actual knowledge that the proposed transferee is not a Permitted Transferee, no transfer of any Ownership Interest in this Residual Certificate to such proposed transferee shall be effected; (v) this Residual Certificate may not be purchased by or transferred to any Person that is not a U.S. Person, unless (A) such Person holds this Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (B) the transferee delivers to both the transferor and the Trustee an Opinion of Counsel from a nationally-recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of this Residual Certificate will not be disregarded for federal income tax purposes; (vi) any attempted or purported transfer of this Class A-R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; and (vii) if any Person other than a Permitted Transferee acquires the Class A-R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Servicers, will provide to the Internal Revenue Service, and to the Persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e) of the Code on transfers of residual interests to disqualified organizations.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-1

                   [FORM OF FACE OF CLASS B-1 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-1

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $2,251,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FC 1

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 94.49306%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 5.50694444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.25%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-2

                   [FORM OF FACE OF CLASS B-2 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-2

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-2

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,051,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FD 9

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 93.47743%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.52256944%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.44%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-3

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1 AND CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-3

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $1,051,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FE 7

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 89.55556%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 10.44444444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.21%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-4

                   [FORM OF FACE OF CLASS B-4 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-4

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-4

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $601,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FF 4

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 78.08681%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 21.91319444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 10.79%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-5

                   [FORM OF FACE OF CLASS B-5 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-5

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-5

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $301,000.00

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FG 2

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 67.77431%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 32.22569444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.63%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                 EXHIBIT B-6

                   [FORM OF FACE OF CLASS B-6 CERTIFICATE]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-6

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

REDUCTIONS OF THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THE AMOUNT SET FORTH BELOW.

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE CODE OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE
SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH PLAN AND ALL OTHER PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE, UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
              Mortgage Pass-Through Certificates, Series 1999-6
                                  Class B-6

evidencing an interest in a Trust consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties deposited by

           Bank of America Mortgage Securities, Inc., as Depositor


Certificate No.:

Cut-Off Date:                 June 1, 1999

First Distribution Date:      July 26, 1999

Initial Certificate
Balance of this
Certificate
("Denomination"):             $

Initial Class Certificate
Balance of this Class:        $450,730.61

Pass-Through Rate:            6.250%

CUSIP No.:                    060506 FH 0

      This certifies that _________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the Initial Class Certificate Balance of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Bank of America Mortgage Securities, Inc. (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement, dated June 24, 1999 (the "Pooling and Servicing Agreement"), among the Depositor, NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB, as servicer (together with NationsBanc Mortgage Corporation, the "Servicers"), and The Bank of New York, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Principal in respect of this Certificate is distributable monthly as set forth in the Pooling and Servicing Agreement. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate is issued on June 24, 1999, and based on its issue price of 24.39931%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% PSA (as defined in the Prospectus Supplement dated June 15, 1999 with respect to the offering of the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 75.60069444%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 43.29%. There is no short first accrual period.

      This  Certificate  shall not be entitled to any benefit  under the Pooling
and  Servicing   Agreement  or  be  valid  for  any  purpose   unless   manually
countersigned by an authorized signatory of the Trustee.

                                    * * *

                                  EXHIBIT C

                    [FORM OF REVERSE OF ALL CERTIFICATES]

                  BANK OF AMERICA MORTGAGE SECURITIES, INC.
                      Mortgage Pass-Through Certificates

      This Certificate is one of a duly authorized issue of Certificates designated as Bank of America Mortgage Securities, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (collectively, the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Pooling and Servicing Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Pooling and Servicing
Agreement or, except as expressly provided in the Pooling and Servicing Agreement, subject to any liability under the Pooling and Servicing Agreement.

      This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to the Pooling and Servicing Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Pooling and Servicing Agreement, a distribution will be made on the 25th day of each calendar month (or, if such day is not a Business Day, the next Business Day) (each, a "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount required pursuant to the Pooling and Servicing Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

      On each Distribution Date, the Trustee shall distribute out of the Certificate Account to each Certificateholder of record on the related Record Date (other than respecting the final distribution) (a) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or (b) upon written request by the Holder of a Regular Certificate (in the event such Certificateholder owns of record 100% of a Class of Certificates or holds Certificates of any Class having denominations aggregating $1,000,000 or more), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth in Section 5.02 of the Pooling and Servicing Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentation and surrender of such Certificate to the Trustee as contemplated by Section 10.01 of the Pooling and Servicing Agreement.

      The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Pooling and Servicing Agreement at any time by the Depositor, the Servicers and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Servicers, the Certificate Registrar and the Trustee and any agent of the Depositor, the Servicers, the Certificate Registrar or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Certificate Registrar, the Trustee or any such agent shall be affected by any notice to the contrary.

      On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balance, the Depositor will have the option to repurchase, in whole, from the Trust all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Pooling and Servicing Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Pooling and Servicing Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Pooling and Servicing Agreement. In no event shall the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St.
James, living on the date thereof.

      Any  term  used  herein  that is  defined  in the  Pooling  and  Servicing
Agreement shall have the meaning assigned in the Pooling and Servicing Agreement, and nothing herein shall be deemed inconsistent with that meaning.

      IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ________ ___, ___

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By _________________________________________
                                          Authorized Signatory






                        CERTIFICATE OF AUTHENTICATION

      This is one of the Class [__] Certificates referred to in the Pooling and Servicing Agreement referenced herein.

                                    THE BANK OF NEW YORK,
                                    as Trustee


                                    By _________________________________________
                                          Authorized Signatory

                                  ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

                                    ____________________________________________
                                    Signature by or on behalf of assignor






                          DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________________________________________________ for the
account of ___________________, account number _________________________, or, if
mailed   by   check,   to   Applicable    statements   should   be   mailed   to
_______________________

      This information is provided by _____________ , the assignee named above, or, as its agent.

                                 EXHIBIT D-1

                          BA MORTGAGE LOAN SCHEDULE

            Bank of America Mortgage Securities, Inc., Series 1999-6

BA, FSB
Settlement 6/24/1999

LOAN#           CITY                  ST     ZIP   OCC          PROP         TERM   LTV    RATE     FIRSTPAYDT   MAT DT   PANDI
-----           ----                  --     ---   ---          ----         ----   ---    ----     ----------   ------   -----
1649078         PORTLAND              OR     97221 Primary      SFR           133   44.3     7.5        7/1/98   7/1/09   2174.61
5000001759      GLENCOE               IL     60022 Primary      SFR           180   55.3   6.875        5/1/99   4/1/14      3942
5000006816      WEST HARTFO           CT      6107 Primary      SFR           180   80.0   6.875        5/1/99   4/1/14   3210.68
5000008374      CONYERS               GA     30012 Primary      SFR           180   76.3    6.75        6/1/99   5/1/14   2389.26
5000009547      EAST GREENW           RI      2818 Primary      SFR           180   60.0    6.75        6/1/99   5/1/14   5309.46
5000013358      PELHAM MANO           NY     10803 Primary      SFR           180   69.6   6.625        6/1/99   5/1/14   3511.98
5000024553      CENTERVILLE           MA      2632 Primary      SFR           180   75.0   6.875        5/1/99   4/1/14   3344.46
5000037373      HAVERFORD T           PA     19003 Primary      SFR           180   74.7    6.25        5/1/99   4/1/14   2177.86
5000037845      CRESSKILL             NJ      7626 Primary      SFR           180   35.8       7        5/1/99   4/1/14   8538.87
5000040146      BLOOMFIELD            MI     48302 Primary      SFR           180   74.6       7        5/1/99   4/1/14   5617.68
5000043181      BLOOMFIELD            MI     48302 Primary      SFR           180   85.0   6.625        6/1/99   5/1/14   2873.24
5000043710      EDISON                NJ      8820 Primary      SFR           120   78.8   6.875        6/1/99   5/1/09    4183.1
5000051036      TUBAC                 AZ     85646 Primary      SFR           180   63.5    7.25        6/1/99   5/1/14   3417.76
5000060326      CHICAGO               IL     60657 Primary      Condo         180   85.0   7.125        6/1/99   5/1/14   2194.38
5000066992      SANTA BARBA           CA     93108 Primary      SFR           180   10.4   6.875        5/1/99   4/1/14   2318.83
5000075852      DUXBURY               MA      2332 Primary      SFR           180   58.7   6.625        5/1/99   4/1/14   3349.55
5000081439      HALF MOON B           CA     94019 Primary      SFR           180   55.0     6.5        5/1/99   4/1/14   2933.89
5000088707      PORTLAND              OR     97229 Primary      PUD           180   80.0   6.625        5/1/99   4/1/14   3511.98
5000090778      BELLEVUE              WA     98005 Primary      SFR           180   58.3     6.5        5/1/99   4/1/14   3048.88
5000092055      BELLEVUE              WA     98004 Primary      SFR           180   40.0   6.625        5/1/99   4/1/14   2282.79
5000092816      PALO ALTO             CA     94303 Primary      SFR           180   66.4   6.875        5/1/99   4/1/14   3995.51
5000092840      NOVATO                CA     94947 Primary      SFR           180   41.3   6.625        5/1/99   4/1/14   4258.28
5000093764      OAKLAND               CA     94618 Primary      SFR           180   68.3    6.75        5/1/99   4/1/14   5138.67
5000094036      SAN RAMON             CA     94583 Primary      SFR           180   57.5   7.125        5/1/99   4/1/14   2291.76
5000094044      SAN JOSE              CA     95135 Primary      SFR           180   80.0   6.875        5/1/99   4/1/14   3171.88
5000096825      SARATOGA              CA     95070 Primary      SFR           180   23.9    6.75        5/1/99   4/1/14   3539.64
5000097633      FREMONT               CA     94539 Primary      PUD           180   61.2   6.875        5/1/99   4/1/14   3819.82
5000097757      CUPERTINO             CA     95014 Primary      SFR           180   58.8       7        5/1/99   4/1/14   2696.49
5000098342      PACIFICA              CA     94044 Primary      SFR           180   74.5       7        5/1/99   4/1/14   2579.64
5000099340      ROSS                  CA     94957 Primary      SFR           180   50.0   6.375        5/1/99   4/1/14   4883.02
5000100205      SUNNYVALE             CA     94087 Primary      SFR           180   52.0   7.125        5/1/99   4/1/14   2898.66
5000101807      PALO ALTO             CA     94303 Primary      SFR           180   42.1       7        6/1/99   5/1/14   2651.55
5000109289      LAS VEGAS             NV     89128 Primary      PUD           180   79.4   7.375        6/1/99   5/1/14   2387.21
5000111145      LAS VEGAS             NV     89113 Primary      PUD           180   70.0    6.75        5/1/99   4/1/14   3685.65
5000112564      EDEN PRAIRI           MN     55347 Primary      SFR           180   80.0     6.5        6/1/99   5/1/14   2480.92
5000112622      NORTH BRANC           MN     55056 Primary      SFR           180   70.3   6.625        5/1/99   4/1/14   2686.67
5000113091      MINNEAPOLIS           MN     55406 Primary      SFR           120   71.7   6.625        6/1/99   5/1/09   3768.11
5000114248      NORTH OAKS            MN     55127 Primary      SFR           180   55.1    6.75        7/1/99   6/1/14   3537.87
5000115518      CHICAGO               IL     60645 Primary      SFR           180   90.0   7.125        5/1/99   4/1/14   3464.81
5000115534      WHEATON               IL     60187 Primary      SFR           180   36.1   6.875        5/1/99   4/1/14   3299.87
5000117787      DANVILLE              CA     94506 Primary      PUD           180   56.6    6.75        5/1/99   4/1/14   3628.13
5000119015      OAKLAND               CA     94618 Primary      SFR           180   61.7    7.25        6/1/99   5/1/14   3240.67
5000119296      TORRANCE              CA     90503 Primary      Condo         180   79.6   7.125        5/1/99   4/1/14   2885.08
5000119304      TORRANCE              CA     90503 Primary      Condo         180   79.6   7.125        5/1/99   4/1/14   2885.08
5000119452      LARKSPUR              CA     94939 Primary      SFR           180   53.3       7        6/1/99   5/1/14   2876.26
5000124445      PASADENA              CA     91103 Primary      SFR           180   40.4       7        5/1/99   4/1/14    3145.9
5000125541      SAN JUAN CA           CA     92675 Primary      PUD           180   55.7       7        6/1/99   5/1/14   4880.64
5000128115      SCOTTS VALL           CA     95066 Primary      PUD           180   68.2   6.875        5/1/99   4/1/14   3442.56
5000133065      FREMONT               CA     94539 Primary      SFR           180   65.3   7.125        6/1/99   5/1/14   2989.25
5000137660      BOXBOROUGH            MA      1719 Primary      SFR           180   65.6   6.875        6/1/99   5/1/14   4682.24
5000138304      MIDDLETON             MA      1949 Primary      SFR           180   75.6    6.75        5/1/99   4/1/14    3008.7
5000140763      RENO                  NV     89509 Primary      PUD           180   80.0    7.25        5/1/99   4/1/14   4045.81
5000141027      PLACERVILLE           CA     95667 Primary      PUD           180   80.0    6.75        5/1/99   4/1/14   2583.94
5000141308      PARADISE VA           AZ     85253 Primary      SFR           180   79.1   6.875        5/1/99   4/1/14   3950.92
5000141589      PHOENIX               AZ     85018 Primary      SFR           180   69.3    6.75        5/1/99   4/1/14   4690.03
5000141621      COPPER MOUN           CO     80443 Secondary    Condo         180   67.4    6.75        5/1/99   4/1/14   3039.67
5000141837      PARADISE VA           AZ     85253 Primary      SFR           180   29.3   6.875        5/1/99   4/1/14   3397.97
5000142173      PHOENIX               AZ     85023 Primary      PUD           180   61.9   6.875        5/1/99   4/1/14   2675.57
5000142199      SCOTTSDALE            AZ     85255 Primary      SFR           180   57.6   6.875        5/1/99   4/1/14   2764.75
5000142306      LITTLETON             CO     80121 Primary      PUD           180   31.2   6.625        5/1/99   4/1/14   2776.22
5000158823      ORANGE                CA     92869 Primary      PUD           180   59.3   6.375        6/1/99   5/1/14   2562.51
5000163252      HERMOSA BEA           CA     90254 Primary      SFR           180   56.1    6.75        5/1/99   4/1/14   2831.72
5000163559      LAGUNA BEAC           CA     92651 Primary      SFR           180    8.1    6.75        5/1/99   4/1/14   2654.73
5000164060      TUSTIN                CA     92782 Primary      PUD           180   51.9       7        6/1/99   5/1/14   2471.78
5000164144      LAGUNA NIGU           CA     92677 Primary      PUD           180   56.3   6.625        6/1/99   5/1/14   2792.03
5000177526      SAN FRANCIS           CA     94127 Primary      SFR           180   80.0   7.125        5/1/99   4/1/14   3079.83
5000178250      APTOS                 CA     95003 Primary      SFR           180   76.9   6.875        6/1/99   5/1/14   2550.71
5000178532      WOODSIDE              CA     94062 Primary      SFR           180   50.0   6.875        5/1/99   4/1/14   5797.06
5000178714      LOS ALTOS             CA     94022 Primary      SFR           180   63.9     6.5        5/1/99   4/1/14   4956.61
5000178730      KENTFIELD             CA     94904 Primary      SFR           180   40.8    6.75        5/1/99   4/1/14   3539.64
5000178821      SAN CARLOS            CA     94070 Primary      SFR           180   66.7       7        5/1/99   4/1/14   5455.89
5000178904      HAYWARD               CA     94541 Primary      SFR           180   74.0     6.5        5/1/99   4/1/14   2578.48
5000182096      PALO ALTO             CA     94301 Primary      SFR           180   40.8   6.875        5/1/99   4/1/14    4325.5
5000182328      HILLSBOROUG           CA     94010 Primary      SFR           180   29.5    6.25        5/1/99   4/1/14   3472.57
5000182369      CARMEL                CA     93923 Primary      SFR           180   62.9   6.875        6/1/99   5/1/14   5609.77
5000182526      MONTEREY              CA     93940 Primary      SFR           180   66.0       7        5/1/99   4/1/14   3649.25
5000182583      PORTOLA VAL           CA     94028 Primary      SFR           180   63.4   6.875        5/1/99   4/1/14   5769.41
5000182831      SAN FRANCIS           CA     94127 Secondary    SFR           180   75.0       7        5/1/99   4/1/14   2595.37
5000182963      HILLSBOROUG           CA     94010 Primary      SFR           180   41.9   6.625        5/1/99   4/1/14   5706.96
5000183102      CUPERTINO             CA     95014 Primary      SFR           120   37.5    6.75        5/1/99   4/1/09   3444.73
5000184605      SAN FRANCIS           CA     94121 Primary      Condo         180   57.7   6.875        5/1/99   4/1/14   2960.96
5000184803      DISCOVERY B           CA     94514 Primary      PUD           180   61.7     6.5        6/1/99   5/1/14   2552.35
5000188507      SANTA BARBA           CA     93105 Primary      SFR           180   63.2   6.875        5/1/99   4/1/14   2675.57
5000188770      LA(ENCINO A           CA     91436 Primary      SFR           180   77.3   6.625        5/1/99   4/1/14   6584.96
5000189828      LOS ANGELES           CA     91364 Primary      PUD           180   67.4   6.875        5/1/99   4/1/14   3424.73
5000212786      DANVILLE              CA     94506 Primary      PUD           180   49.3    6.75        5/1/99   4/1/14   4147.58
5000212802      INCLINE VIL           NV     89450 Secondary    Condo         180   64.2    6.75        6/1/99   5/1/14   2380.41
5000214857      SOUTH LAKE            CA     96150 Secondary    PUD           180   80.0   6.875        6/1/99   5/1/14   4209.56
5000216209      LOS ALTOS             CA     94022 Primary      SFR           180   18.3   6.625        6/1/99   5/1/14   2897.38
5000217173      SANTA ROSA            CA     95401 Primary      PUD           180   75.2   6.875        6/1/99   5/1/14    3317.7
5000218239      ATLANTA               GA     30328 Primary      SFR           180   71.3   6.875        6/1/99   5/1/14   4294.28
5000223643      NEEDHAM               MA      2194 Primary      SFR           180   65.3       7        7/1/99   6/1/14   2642.56
5000224542      FARMINGTON            MI     48331 Primary      SFR           180   63.2       7        6/1/99   5/1/14   2327.97
5000225051      MISSION VIE           CA     92692 Primary      PUD           180   65.5       7        5/1/99   4/1/14   2591.33
5000225309      LOS ANGELES           CA     90066 Primary      SFR           180   63.1   6.875        5/1/99   4/1/14   2532.87
5000226075      LOS ANGELES           CA     90272 Primary      SFR           180   38.1   7.125        5/1/99   4/1/14   4076.25
5000227362      MISSION VIE           CA     92692 Primary      PUD           180   62.4    7.25        5/1/99   4/1/14   2419.09
5000227834      LOS GATOS             CA     95030 Primary      SFR           180   29.0    6.75        5/1/99   4/1/14   4690.03
5000227909      LAGUNA BEAC           CA     92651 Primary      SFR           180   80.0    6.75        5/1/99   4/1/14   4028.11
5000228097      DANA POINT            CA     92629 Primary      PUD           180   67.4    6.75        5/1/99   4/1/14   4203.33
5000228485      VILLA PARK            CA     92667 Primary      SFR           180   67.1       7        5/1/99   4/1/14   3864.97
5000229723      SAN JUAN CA           CA     92675 Primary      SFR           180   63.3     6.5        5/1/99   4/1/14   3310.21
5000235035      BELMONT               CA     94002 Primary      SFR           180   45.2       7        6/1/99   5/1/14   2516.72
5000235373      MILLBRAE              CA     94030 Primary      SFR           180   60.4    6.75        6/1/99   5/1/14   2831.72
5000235605      CUPERTINO             CA     95014 Primary      SFR           180   49.3       7        6/1/99   5/1/14   3056.02
5000240969      SARATOGA              CA     95070 Primary      SFR           180   35.6       7        6/1/99   5/1/14   3834.85
5000241132      SAN JOSE              CA     95120 Primary      SFR           180   54.2   6.625        6/1/99   5/1/14   3687.58
5000242981      CHELAN                WA     98816 Primary      SFR           180   79.4   6.875        5/1/99   4/1/14   2229.64
5000254663      SUNNYVALE             CA     94087 Primary      SFR           180   45.3       7        5/1/99   4/1/14   2399.88
5000258219      ORINDA                CA     94563 Primary      SFR           180   65.5   6.875        5/1/99   4/1/14   2541.79
5000259969      OAKDALE               CA     95361 Primary      SFR           180   67.3     6.5        6/1/99   5/1/14   3048.88
5000262112      AUBURN                CA     95603 Primary      SFR           180   66.7    6.75        5/1/99   4/1/14   2654.73
5000273127      SAN FRANCIS           CA     94115 Primary      SFR           180   33.9   6.375        5/1/99   4/1/14   5271.93
5000274489      BELVEDERE             CA     94920 Primary      SFR           180   52.3   7.375        6/1/99   5/1/14   9067.95
5000280882      MODESTO               CA     95356 Primary      SFR           180   79.1       7        5/1/99   4/1/14   4336.85
5000284702      SAN FRANCIS           CA     94123 Primary      SFR           180   42.0    6.75        5/1/99   4/1/14    5442.2
5000285691      SAN JOSE              CA     95127 Primary      SFR           180   62.1    6.75        6/1/99   5/1/14   2389.26
5000288620      CHINO                 CA     91710 Primary      SFR           180   71.4   6.375        5/1/99   4/1/14   2592.76
5000290030      CLAYTON               MO     63105 Primary      SFR           180   63.9   6.875        5/1/99   4/1/14   2335.29
5000290527      BASS LAKE             CA     93604 Secondary    SFR           180   41.2    7.25        6/1/99   5/1/14   2311.37
5000291798      LA JOLLA              CA     92037 Primary      SFR           180   67.5   6.625        5/1/99   4/1/14   3555.88
5000292168      ENGLEWOOD             CO     80111 Primary      SFR           180   51.0   6.875        5/1/99   4/1/14   2390.17
5000292226      DUNWOODY              GA     30338 Primary      SFR           180   80.0   6.125        5/1/99   4/1/14   2232.05
5000294768      REDDING               CA     96002 Primary      SFR           180   75.0     6.5        5/1/99   4/1/14   2142.93
5000296433      FRESNO                CA     93704 Primary      SFR           180   58.7   6.875        5/1/99   4/1/14   2773.67
5000297050      NORTH HERO            VT      5474 Secondary    SFR           180   62.0   6.875        5/1/99   4/1/14   2630.98
5000299098      LONG BEACH            CA     90803 Primary      PUD           180   78.4    6.75        5/1/99   4/1/14   3468.85
5000300490      BEN LOMOND            CA     95005 Primary      SFR           180   65.2   6.625        5/1/99   4/1/14   2633.99
5000304484      SAN FRANCIS           CA     94116 Primary      PUD           180   31.7    6.75        5/1/99   4/1/14   2875.96
5000304880      WOODSIDE              CA     94062 Primary      SFR           180   32.1    6.25        6/1/99   5/1/14   4269.97
5000310507      MANHATTAN B           CA     90266 Primary      Condo         180   53.9       7        5/1/99   4/1/14   4239.78
5000311018      VILLA PARK            CA     92861 Primary      SFR           180   67.2       7        5/1/99   4/1/14   3505.44
5000311281      PALO ALTO             CA     94306 Primary      SFR           180   65.0   6.875        5/1/99   4/1/14   3769.87
5000311299      MENLO PARK            CA     94025 Primary      SFR           180   52.3   6.875        5/1/99   4/1/14   3032.31
5000311612      LOS ANGELES           CA     91326 Primary      SFR           180   64.2   6.625        5/1/99   4/1/14   3072.98
5000312164      LOS ALTOS             CA     94024 Primary      SFR           180   39.0       7        4/1/99   3/1/14   2786.37
5000314087      L.A.(SHERMA           CA     91423 Primary      SFR           180   84.5       7        6/1/99   5/1/14   2885.24
5000318609      SAN DIMAS             CA     91773 Primary      PUD           180   65.6   6.875        5/1/99   4/1/14   2486.05
5000320431      ASHLAND               OR     97520 Primary      SFR           180   53.3   6.125        5/1/99   4/1/14   2989.95
5000324482      HAYWARD               CA     94542 Primary      SFR           180   72.9     6.5        6/1/99   5/1/14   2667.93
5000326412      LOS GATOS             CA     95030 Primary      SFR           180   51.2    7.25        6/1/99   5/1/14   5796.68
5000327758      SAN JOSE              CA     95124 Primary      SFR           180   76.8     6.5        5/1/99   4/1/14   2308.44
5000331552      PLEASANTON            CA     94588 Primary      SFR           180   65.8       7        6/1/99   5/1/14    2360.1
5000347921      LAKE FOREST           CA     92630 Primary      PUD           180   77.9   7.125        4/1/99   3/1/14   2821.67
5000348366      DANA POINT            CA     92629 Primary      PUD           180   53.8       7        4/1/99   3/1/14   6282.81
5000352251      COLUMBIA              MD     21044 Primary      SFR           180   79.9       7        6/1/99   5/1/14   2621.89
5000355163      LEXINGTON             MA      2421 Primary      SFR           180   74.9    6.25        4/1/99   3/1/14   3218.77
5000359009      HOLLISTON             MA      1746 Primary      SFR           180   80.0    6.75        6/1/99   5/1/14   3006.04
5000361997      BROOKLINE             MA      2446 Primary      Condo         180   73.7   6.375        6/1/99   5/1/14   3024.88
5000365923      SOUTHPORT             CT      6490 Primary      SFR           180   63.3   6.625        5/1/99   4/1/14   4389.97
5000375450      ARMONK                NY     10504 Primary      PUD           180   80.0     6.5        6/1/99   5/1/14   4764.96
5000375955      STONY POINT           NY     10980 Primary      SFR           180   66.7   6.625        7/1/99   6/1/14   2633.99
5000389949      SAN DIEGO             CA     92128 Primary      PUD           180   67.8       7        6/1/99   5/1/14   2256.06
5000391655      IRVINE                CA     92612 Primary      PUD           180   65.9     6.5        5/1/99   4/1/14   5226.65
5000402940      PALO ALTO             CA     94303 Primary      SFR           180   42.0       7        4/1/99   3/1/14   2489.76
5000406818      HUNTINGTON            CA     92646 Primary      SFR           180   42.9       7        4/1/99   3/1/14   2696.49
5000411586      LOS ANGELES           CA     90292 Primary      Condo         180   58.0    6.25        5/1/99   4/1/14   3781.24
5000412238      WHITTIER              CA     90605 Primary      SFR           180   69.7    6.75        5/1/99   4/1/14   2743.22
5000416817      CALABASAS             CA     91302 Primary      SFR           180   46.8    6.75        5/1/99   4/1/14    2486.6
5000418599      ANAHEIM               CA     92807 Primary      PUD           180   70.0    6.25        5/1/99   4/1/14   3000.99
5000422690      SOLANA BEAC           CA     92075 Primary      PUD           180   57.7     6.5        5/1/99   4/1/14   2787.55
5000423144      LA QUINTA             CA     92253 Secondary    PUD           180   63.4       7        5/1/99   4/1/14   2736.94
5000424746      CORONADO              CA     92118 Primary      SFR           180   50.0     6.5        5/1/99   4/1/14    5662.2
5000426436      SAN DIEGO (           CA     92014 Primary      SFR           180   80.0   6.375        5/1/99   4/1/14    5427.5
5000426725      SAN DIEGO             CA     92131 Primary      PUD           180   80.0   6.875        6/1/99   5/1/14    4423.6
5000427202      RANCHO SANT           CA     92067 Primary      PUD           180   52.1    6.75        5/1/99   4/1/14   6459.84
5000429182      PALM SPRING           CA     92264 Secondary    PUD           180   54.5       7        5/1/99   4/1/14   2696.49
5000429828      LONG BEACH            CA     90803 Primary      SFR           156   70.6   6.875        6/1/99   5/1/12   4905.14
5000429877      SOLANA BEAC           CA     92014 Primary      Condo         180   80.0    6.75        5/1/99   4/1/14   2548.54
5000435064      SAN DIEGO             CA     92130 Primary      PUD           180   80.0     6.5        5/1/99   4/1/14   4031.92
5000435098      EL CAJON              CA     92020 Primary      SFR           180   73.6       7        5/1/99   4/1/14   2399.87
5000436179      SAN DIEGO             CA     92106 Primary      SFR           180   76.5    6.75        6/1/99   5/1/14   2300.76
5000436195      ENGLEWOOD             NJ      7631 Primary      SFR           180   78.7   6.875        6/1/99   5/1/14    3859.5
5000437102      SAN MATEO             CA     94402 Primary      SFR           180   41.2   6.375        5/1/99   4/1/14   3024.88
5000438977      MONTEREY              CA     93940 Primary      SFR           180   63.5     6.5        5/1/99   4/1/14   2979.19
5000439348      MANHATTAN B           CA     90266 Primary      SFR           180   65.9   6.375        5/1/99   4/1/14   2506.33
5000445527      CHANDLER              AZ     85224 Primary      PUD           180   73.8   6.875        6/1/99   5/1/14   3422.05
5000453497      PHOENIX               AZ     85016 Primary      PUD           180   50.0       7        6/1/99   5/1/14   2471.78
5000454321      EVERGREEN             CO     80439 Primary      PUD           180   51.3   6.875        5/1/99   4/1/14    2497.2
5000454701      GOLDEN                CO     80403 Primary      SFR           180   79.9       7        6/1/99   5/1/14   2696.49
5000456375      SEATTLE               WA     98199 Primary      SFR           180   74.7   6.625        5/1/99   4/1/14   3705.14
5000458090      SEATTLE               WA     98136 Primary      SFR           180   64.0    6.75        5/1/99   4/1/14   2548.54
5000458116      BELLEVUE              WA     98008 Primary      SFR           180   46.1    6.75        5/1/99   4/1/14    3260.9
5000458199      MAPLE VALLE           WA     98038 Primary      SFR           180   43.9     6.5        5/1/99   4/1/14   2832.41
5000458223      SEATTLE               WA     98115 Primary      SFR           180   60.0     6.5        5/1/99   4/1/14   3190.87
5000459734      KIRKLAND              WA     98033 Primary      SFR           180   50.0       7        5/1/99   4/1/14    4224.5
5000460104      SEATTLE               WA     98125 Primary      SFR           180   38.0   6.625        6/1/99   5/1/14   2633.99
5000460567      ARLINGTON             WA     98223 Primary      SFR           180   82.5   6.875        6/1/99   5/1/14    2721.5
5000475383      DALLAS                TX     75225 Primary      SFR           180   73.4    6.75        5/1/99   4/1/14   5521.84
5000478494      PLANO                 TX     75093 Primary      PUD           180   77.8   6.625        5/1/99   4/1/14   5706.96
5000479609      THE WOODLAN           TX     77382 Primary      PUD           180   80.0     6.5        5/1/99   4/1/14   2689.98
5000479682      BELLAIRE              TX     77401 Primary      SFR           180   59.1     6.5        5/1/99   4/1/14   2522.73
5000483064      PLANO                 TX     75093 Primary      SFR           180   75.0   6.875        5/1/99   4/1/14   2862.86
5000483205      CEDAR HILL            TX     75104 Primary      SFR           180   62.8   6.875        6/1/99   5/1/14   2577.02
5000485226      HONOLULU              HI     96825 Primary      SFR           180   50.6   7.125        4/1/99   3/1/14   4012.84
5000495530      NORTHBROOK            IL     60062 Primary      SFR           180   80.0       7        5/1/99   4/1/14   2279.43
5000498880      ST LOUIS              MO     63124 Primary      PUD           180   44.7       7        5/1/99   4/1/14   8646.73
5000499425      TOWN & COUN           MO     63131 Primary      SFR           180   54.0   6.625        5/1/99   4/1/14   4170.47
5000534676      SUGAR LAND            TX     77479 Primary      SFR           180   73.2    6.75        6/1/99   5/1/14   2654.73
5000538503      SIMI VALLEY           CA     93065 Primary      PUD           180   70.3   7.125        6/1/99   5/1/14   2228.35
5000538545      VISALIA               CA     93291 Primary      SFR           120   67.7       7        6/1/99   5/1/09   3617.95
5000539261      LOS ANGELES           CA     91367 Primary      PUD           180   53.9       7        6/1/99   5/1/14   3999.79
5000543875      WEST HARTFO           CT      6105 Primary      SFR           180   63.6       7        7/1/99   6/1/14    3145.9
5000544501      MALBA                 NY     11357 Primary      SFR           180   73.3    7.25        5/1/99   4/1/14   3514.53
5000544782      RAVENA                NY     12143 Primary      SFR           180   80.0       7        6/1/99   5/1/14   2509.53
5000549161      EXPORT                PA     15632 Primary      SFR           180   79.8    6.75        5/1/99   4/1/14   2796.32
5000550060      LAWRENCE TW           NJ      8648 Primary      SFR           180   79.4   6.875        5/1/99   4/1/14   3710.12
5000551621      MOON TWP              PA     15108 Primary      SFR           180   56.3   6.625        5/1/99   4/1/14   2151.09
5000551647      NOVI                  MI     48375 Primary      SFR           180   78.0    6.75        7/1/99   6/1/14   3265.32
5000552934      CUMBERLAND            ME      4021 Primary      SFR           180   73.9   6.875        6/1/99   5/1/14   3264.19
5000554757      EAST GREENW           RI      2818 Primary      SFR           180   77.3    6.75        6/1/99   5/1/14   2805.17
5000560978      PARK RIDGE            IL     60068 Primary      SFR           180   60.2       7        6/1/99   5/1/14   3056.02
5000561117      BROOKFIELD            WI     53005 Primary      SFR           180   61.9   6.875        6/1/99   5/1/14   3478.24
5000567221      LOS GATOS             CA     95032 Primary      SFR           180   37.6       7        6/1/99   5/1/14   2981.42
5000576966      WICHITA               KS     67206 Primary      PUD           180   74.1       7        6/1/99   5/1/14   4826.71
5000578533      MILL VALLEY           CA     94941 Primary      SFR           180   65.3   6.375        5/1/99   4/1/14   5358.36
5000579010      ALAMO                 CA     94507 Primary      SFR           180   58.8   6.875        6/1/99   5/1/14   4459.28
5000579911      SUNNYVALE             CA     94086 Primary      SFR           180   75.3   7.125        6/1/99   5/1/14   2762.79
5000580315      SAN ANSELMO           CA     94960 Primary      SFR           180   65.2       7        6/1/99   5/1/14   5392.97
5000580323      CUPERTINO             CA     95014 Primary      SFR           180   60.0       7        6/1/99   5/1/14   2696.49
5000580661      SAN FRANCIS           CA     94127 Primary      SFR           180   75.0       7        6/1/99   5/1/14   3033.55
5000582444      ALAMO                 CA     94507 Primary      PUD           180   59.3   7.125        6/1/99   5/1/14   4296.36
5000583285      SAN MATEO             CA     94404 Primary      PUD           180   80.0   6.625        6/1/99   5/1/14   3476.86
5000591320      TOPANGA ARE           CA     90290 Primary      SFR           180   60.3   6.625        5/1/99   4/1/14   3920.25
5000596600      SAN CLEMENT           CA     92673 Primary      PUD           180   62.7       7        5/1/99   4/1/14   2224.61
5000597293      SIMI VALLEY           CA     93065 Primary      PUD           180   70.6    6.75        5/1/99   4/1/14   2654.73
5000599034      LOS ANGELES           CA     90036 Primary      2-Family      180   66.4    6.75        6/1/99   5/1/14   3937.85
5000599240      LOS ANGELES           CA     91602 Primary      SFR           180   63.2   6.625        6/1/99   5/1/14   2633.99
5000599935      DANVILLE              CA     94506 Primary      PUD           180   65.3   7.125        6/1/99   5/1/14   2896.85
5000602077      SAN DIEGO             CA     92106 Primary      SFR           180   51.3    6.75        6/1/99   5/1/14   3043.01
5000603158      DIAMOND BAR           CA     91765 Primary      PUD           180   80.0    6.75        6/1/99   5/1/14   4601.53
5000604222      ORANGE                CA     92867 Primary      PUD           180   66.2       7        6/1/99   5/1/14   4134.62
5000604230      ORANGE                CA     92867 Primary      PUD           180   61.3       7        6/1/99   5/1/14   3721.15
5000604248      ORANGE                CA     92867 Primary      PUD           180   64.6       7        6/1/99   5/1/14   3775.08
5000604297      TEMECULA              CA     92590 Primary      SFR           180   80.0       7        6/1/99   5/1/14   3703.18
5000604347      TEMECULA              CA     92592 Primary      SFR           180   80.0     6.5        6/1/99   5/1/14   2683.02
5000618271      BAKERSFIELD           CA     93312 Primary      SFR           180   76.6   6.875        6/1/99   5/1/14   3656.61
5000687607      SAN DIEGO             CA     92109 Primary      SFR           180   80.0   7.125        6/1/99   5/1/14   3422.24
5000688274      YORBA LINDA           CA     92886 Primary      SFR           180   62.6    7.25        6/1/99   5/1/14    7713.7
5000688605      DANA POINT            CA     92629 Secondary    PUD           180   58.3   7.125        6/1/99   5/1/14   2744.67
5000689298      ENCINITAS             CA     92024 Primary      SFR           180   45.6    6.75        6/1/99   5/1/14   3229.92
5000689942      SAN DIEGO             CA     92107 Primary      SFR           180   66.7   6.875        6/1/99   5/1/14    3121.5
5000718386      SAN MATEO             CA     94402 Primary      SFR           180   31.9       7        6/1/99   5/1/14   4802.44
5000725332      GRANITE BAY           CA     95746 Primary      SFR           180   66.0     6.5        6/1/99   5/1/14   2961.77
5000725720      PLEASANTON            CA     94566 Primary      SFR           180   64.4       7        7/1/99   6/1/14   2894.23
5000725951      NAPA                  CA     94558 Primary      SFR           180   77.8   6.875        6/1/99   5/1/14   3259.73
5000730258      OAKLAND               CA     94611 Primary      SFR           180   88.4   7.125        6/1/99   5/1/14   2803.55
5000730522      CASTRO VALL           CA     94552 Primary      PUD           180   64.6       7        5/1/99   4/1/14   2514.03
5000731066      CUPERTINO             CA     95014 Primary      SFR           180   57.1       7        6/1/99   5/1/14   3595.32
5000731645      LOS GATOS             CA     95032 Primary      SFR           180   63.7   6.875        6/1/99   5/1/14   4147.13
5000732403      BONITA                CA     91902 Primary      PUD           180   48.2    6.75        6/1/99   5/1/14   2389.26
5000733542      MODESTO               CA     95356 Primary      SFR           180   67.4   6.875        6/1/99   5/1/14   3906.33
5000748144      ESCALON               CA     95320 Primary      SFR           180   69.5   7.125        6/1/99   5/1/14   2581.62
5000757558      ATHERTON              CA     94027 Primary      SFR           180   17.0   6.875        6/1/99   5/1/14   3032.31
5000757921      LOS GATOS             CA     95032 Primary      SFR           180   42.8    6.75        6/1/99   5/1/14    2937.9
5000758069      SAN FRANCIS           CA     94114 Primary      SFR           180   65.3    7.25        6/1/99   5/1/14   2829.88
5000758317      PIEDMONT              CA     94611 Primary      SFR           180   21.9   6.875        6/1/99   5/1/14    3121.5
5000758564      SAN FRANCIS           CA     94127 Primary      PUD           180   26.8   6.875        5/1/99   4/1/14   2809.35
5000758861      LOS GATOS             CA     95032 Primary      PUD           180   80.0       7        5/1/99   4/1/14   4062.71
5000759265      UNION CITY            CA     94587 Primary      PUD           180   66.7    7.25        6/1/99   5/1/14   2464.73
5000837731      TUSTIN                CA     92782 Primary      PUD           180   83.4   6.875        6/1/99   5/1/14   3348.92
5000837830      GLENDALE              CA     91207 Primary      SFR           180   62.0       7        6/1/99   5/1/14   4179.56
5000838267      CERRITOS              CA     90703 Primary      SFR           180   68.3       7        6/1/99   5/1/14   2516.72
5000838598      MOORPARK              CA     93021 Primary      PUD           180   77.6   6.875        6/1/99   5/1/14   2630.98
5000843291      POWAY                 CA     92064 Primary      PUD           180   69.1       7        6/1/99   5/1/14   5842.39
5000845122      LOS ANGELES           CA     90272 Primary      SFR           180   50.0   6.625        6/1/99   5/1/14   4389.97
5000845379      LAGUNA HILL           CA     92653 Primary      PUD           180   60.0   7.125        6/1/99   5/1/14   3197.59
5000845601      LOS ANGELES           CA     91316 Primary      SFR           180   40.5    6.75        6/1/99   5/1/14   5309.46
5000846807      L.A.(NORTHR           CA     91326 Primary      SFR           180   67.7   6.875        6/1/99   5/1/14   2898.53
5000945054      RICHMOND              CA     94805 Primary      SFR           180   75.0   6.875        6/1/99   5/1/14   3177.24
5000945419      SALINAS               CA     93908 Primary      PUD           180   75.0   6.875        6/1/99   5/1/14   2709.01
5000946052      OAKLAND               CA     94619 Primary      SFR           180   39.3   6.875        6/1/99   5/1/14   2541.79
5000946060      CARMEL                CA     93921 Primary      SFR           180   29.5    6.75        6/1/99   5/1/14   4574.99
5000946680      SAN FRANCIS           CA     94127 Primary      SFR           180   59.5    6.75        6/1/99   5/1/14   3371.51
5000947084      ESCALON               CA     95320 Primary      SFR           180   79.2       7        6/1/99   5/1/14   2561.67
5000947175      PIEDMONT              CA     94611 Primary      PUD           180   59.0       7        6/1/99   5/1/14    4377.3
6002055694      TUSTIN                CA     92780 Primary      SFR           180   83.2    6.75        6/1/99   5/1/14   2725.53
6050925129      PALOS PARK            IL     60464 Primary      SFR           180   63.6       7        6/1/99   5/1/14    3145.9
60864753        LIVERMORE             CA     94550 Primary      SFR           158   79.8       8        8/1/98   9/1/11   2812.28
6226511282      SOMERS                CT      6071 Primary      SFR           180   71.2   6.625        7/1/99   6/1/14   2906.16
6254766378      BURR RIDGE            IL     60521 Primary      SFR           180   39.7    6.75        7/1/99   6/1/14   2654.73
6298412385      PARADISE VA           AZ     85253 Primary      SFR           180   69.0     6.5        6/1/99   5/1/14   8536.86
6300928881      PASADENA              MD     21122 Primary      PUD           180   64.1    6.75        6/1/99   5/1/14   4114.83
63456427        REDWOOD CIT           CA     94062 Primary      SFR           180   54.9   7.625        1/1/98  12/1/12   3923.35
6410161753      SAN JOSE              CA     95125 Primary      SFR           180   60.8     6.5        6/1/99   5/1/14   3096.79
64616525        CHESTER TOW           NJ      7931 Primary      SFR           180   35.4   6.375        7/1/99   6/1/14   2074.21
6475388549      IRVING                TX     75063 Primary      PUD           180   80.0    6.25        6/1/99   5/1/14   2572.27
64916944        MOSS BEACH            CA     94038 Primary      SFR           180   43.2   7.125        4/1/99   3/1/14   3623.33
65298900        DANA POINT            CA     92629 Primary      PUD           180   45.7   6.875        1/1/99  12/1/13   2853.94
65610849        GLENDALE              CA     91206 Primary      SFR           180   65.2   6.875        6/1/99   5/1/14   2675.57
65630777        CHESHIRE              CT      6410 Primary      SFR           180   47.3   6.375        5/1/99   4/1/14   2592.76
65700317        SPIRIT LAKE           IA     51360 Secondary    SFR           180   80.0    6.75        5/1/99   4/1/14   2088.39
65790847        PHOENIX               AZ     85007 Primary      SFR           180   80.0       7        5/1/99   4/1/14   3451.51
65796527        WEST HARTFO           CT      6119 Primary      SFR           180   70.1       7        5/1/99   4/1/14   2426.84
65803914        SANTA BARBA           CA     93110 Primary      PUD           180   37.1   7.125        3/1/99   2/1/14   2853.37
65804597        MANHATTAN B           CA     90266 Primary      SFR           180   80.0   7.125        3/1/99   2/1/14   5724.86
65826817        CREVE COEUR           MO     63141 Primary      SFR           180   62.6   7.125        3/1/99   2/1/14   2587.06
65906713        SAN MATEO             CA     94402 Primary      SFR           180   52.5   7.375        3/1/99   2/1/14   2510.48
66092124        JAMAICA PLA           MA      2130 Primary      SFR           180   69.4    7.25        3/1/99   2/1/14   2723.08
66119995        KANSAS CITY           MO     64113 Primary      SFR           120   52.6     6.5        3/1/99   2/1/09   4417.02
66154111        WEST BLOOMF           MI     48322 Primary      Condo         180   63.2    6.75        5/1/99   4/1/14   2654.73
66199573        QUINCY                MA      2170 Primary      SFR           180   66.7     6.5        5/1/99   4/1/14   2439.11
66206065        WAYLAND               MA      1778 Primary      SFR           180   65.6   7.125        4/1/99   3/1/14   3270.06
66209439        NEWTON                MA      2458 Primary      SFR           180   56.6   7.125        4/1/99   3/1/14   4248.35
66268222        HAMPSTEAD             NH      3841 Primary      SFR           180   80.0    6.25        5/1/99   4/1/14    2229.3
6633514614      MANHATTAN B           CA     90266 Primary      SFR           180   26.1   6.625        6/1/99   5/1/14   2633.99
66385644        SAN CARLOS            CA     94070 Primary      SFR           120   32.8   7.125        3/1/99   2/1/09   4588.43
66444446        BLACK DIAMO           WA     98010 Primary      SFR           180   80.0   7.625        3/1/99   2/1/14    5268.5
66599563        WOODLAND HI           CA     91364 Primary      SFR           180   80.0   7.125        3/1/99   2/1/14   2463.87
66604231        SEATTLE               WA     98115 Primary      SFR           180   67.8    6.75        5/1/99   4/1/14   2698.98
66604885        KIRKLAND              WA     98033 Primary      SFR           180   60.0    7.25        3/1/99   2/1/14   5477.18
66613183        YORBA LINDA           CA     92887 Primary      SFR           180   72.0   6.125        5/1/99   4/1/14   3093.73
66613191        PARKER                AZ     85344 Secondary    PUD           180   58.6     6.5        5/1/99   4/1/14   2282.31
66629012        PALM DESERT           CA     92211 Primary      PUD           180   80.0   7.125        3/1/99   2/1/14   2599.74
66629748        YORBA LINDA           CA     92887 Primary      PUD           180   45.1     6.5        5/1/99   4/1/14   2273.59
66652278        LOS ALTOS             CA     94024 Primary      SFR           180   32.2   7.125        4/1/99   3/1/14   2568.04
66673135        ANAHEIM               CA     92807 Primary      SFR           180   66.4   7.125        5/1/99   4/1/14   2287.23
66681405        LOS ALTOS             CA     94022 Primary      SFR           180   32.0   7.125        3/1/99   2/1/14   3623.33
66684811        BAINBRIDGE            WA     98110 Primary      SFR           180   68.1       7        5/1/99   4/1/14   2651.55
66685389        LONG BEACH            CA     90803 Primary      PUD           180   76.2   6.875        5/1/99   4/1/14   3397.97
666955          FALL CITY             WA     98024 Primary      SFR           128   70.0     7.5        7/1/98   2/1/09   2287.33
66741882        SARATOGA              CA     95070 Primary      SFR           180   41.0   7.125        3/1/99   2/1/14   3487.46
66830711        CASTRO VALL           CA     94552 Primary      PUD           180   72.8   7.375        3/1/99   2/1/14    2410.2
66832357        SAN FRANCIS           CA     94123 Primary      SFR           180   50.0   7.125        3/1/99   2/1/14   5887.91
66842620        ORINDA                CA     94563 Primary      SFR           180   65.0   7.125        4/1/99   3/1/14   2590.68
66850851        ALAMO                 CA     94507 Primary      PUD           180   54.1    6.75        5/1/99   4/1/14   4690.03
66952115        DOWNEY                CA     90240 Primary      SFR           180   63.4   6.875        6/1/99   5/1/14   2546.25
6783478362      LAGUNA HILL           CA     92653 Primary      PUD           180   53.2       7        6/1/99   5/1/14   2509.53
6838089875      PASADENA              CA     91107 Primary      SFR           180   57.8   6.875        6/1/99   5/1/14   4816.02
6864699142      GOODYEAR              AZ     85338 Secondary    PUD           180   79.4   6.375        7/1/99   6/1/14   2834.75
6901740222      POTOMAC               MD     20854 Primary      SFR           180   51.6     6.5        6/1/99   5/1/14    5615.6
6902946927      LAGUNA NIGU           CA     92677 Primary      PUD           180   49.1       7        6/1/99   5/1/14   2516.72
8268851         NESKOWIN              OR     97149 Secondary    SFR           122   80.0     7.5        7/1/98   8/1/08   2540.11


LOAN#           SCHPTD    ORIG BAL      ACT BALANCE      SCH BALANCE         PURP         DOC         APPRAISAL     RTRM     CLTV
-----           ------    --------      -----------      -----------         ----         ---         ---------     ----     ----
1649078         6/1/99    196016.52       171642.84          171642.84       R/T REFI     FULL           622000      121     38.8
5000001759      6/1/99       442000       440590.29          439172.51       R/T REFI     RAPD           800000      178     54.9
5000006816      6/1/99       360000       358851.82          357697.06       PURCH        RAPD           453000      178     79.5
5000008374      6/1/99       270000          270000          269129.49       PURCH        RAPD           355000      179     76.1
5000009547      6/1/99       600000       598065.54          598065.54       R/T REFI     RAPD          1000000      179     59.8
5000013358      6/1/99       400000          400000          398696.35       C/O REFI     RAPD           575000      179     69.4
5000024553      6/1/99       375000       373803.98          372601.11       C/O REFI     RAPD           500000      178     74.5
5000037373      6/1/99       254000       253145.06          252285.66       C/O REFI     FULL           340000      178     74.2
5000037845      6/1/99       950000        947002.8          943988.11       R/T REFI     FULL          2650000      178     35.6
5000040146      6/1/99       625000       623028.15           621044.8       C/O REFI     FULL           837850      178     74.1
5000043181      6/1/99       327250          327250          326183.45       R/T REFI     RAPD           385000      179     84.7
5000043710      6/1/99       362282          362282          360174.47       R/T REFI     RAPD           460000      119     78.3
5000051036      6/1/99       374400          374400          373244.24       R/T REFI     RAPD           590000      179     63.3
5000060326      6/1/99       242250          242250          241493.98       PURCH        FULL           285000      179     84.7
5000066992      6/1/99       260000       256838.64          255991.28       C/O REFI     FULL          2500000      178     10.2
5000075852      6/1/99       381500       380256.65          379006.43       C/O REFI     FULL           650000      178     58.3
5000081439      6/1/99       336800       335690.44          334574.87       R/T REFI     FULL           612000      178     54.7
5000088707      6/1/99       400000       398696.35          397385.51       R/T REFI     FULL           500000      178     79.5
5000090778      6/1/99       350000       348845.83          347686.53       R/T REFI     FULL           600000      178     57.9
5000092055      6/1/99       260000       259152.63          258300.58       C/O REFI     FULL           650000      178     39.7
5000092816      6/1/99       448000       446571.16          445134.13       C/O REFI     FULL           675000      178     66.0
5000092840      6/1/99       485000       483419.32          481829.92       R/T REFI     FULL          1175000      178     41.0
5000093764      6/1/99       580700       578827.77          576945.01       R/T REFI     RAPD           850000      178     67.9
5000094036      6/1/99       253000       251014.98          251014.98       R/T REFI     RAPD           440000      178     57.0
5000094044      6/1/99       355650        354515.7           353374.9       PURCH        FULL           444575      178     79.5
5000096825      6/1/99       400000       398710.36          397413.47       R/T REFI     FULL          1675000      178     23.7
5000097633      6/1/99       428300       425933.98          424554.41       R/T REFI     RAPD           700000      178     60.7
5000097757      6/1/99       300000       299053.51           298101.5       R/T REFI     RAPD           510000      178     58.5
5000098342      6/1/99       287000       286094.53          285183.77       R/T REFI     RAPD           385000      178     74.1
5000099340      6/1/99       565000       563118.54          561227.09       PURCH        RAPD          1150000      178     49.7
5000100205      6/1/99       320000       319001.34          317996.75       C/O REFI     RAPD           615000      178     51.7
5000101807      6/1/99       295000          295000          294069.28       R/T REFI     RAPD           700000      179     42.0
5000109289      6/1/99       259500          259500          258707.63       R/T REFI     FULL           327000      179     79.2
5000111145      6/1/99       416500       415157.16          413806.77       PURCH        FULL           595000      178     69.5
5000112564      6/1/99       284800       283861.75          283861.75       R/T REFI     RAPD           356000      179     79.7
5000112622      6/1/99       306000        303900.7          302891.82       R/T REFI     FULL           435000      178     69.6
5000113091      6/1/99       330000          330000          328053.77       R/T REFI     RAPD           460000      119     71.3
5000114248      6/1/99       399800          399800             399800       R/T REFI     RAPD           725000      180     55.1
5000115518      6/1/99       382500       381306.28          380105.48       PURCH        FULL           440000      178     89.4
5000115534      6/1/99       370000       368819.92          367633.08       R/T REFI     RAPD          1025000      178     35.9
5000117787      6/1/99       410000        407348.8           407348.8       R/T REFI     FULL           725000      178     56.2
5000119015      6/1/99       355000          355000          353904.12       R/T REFI     FULL           700000      179     61.5
5000119296      6/1/99       318500        316275.6           316275.6       R/T REFI     FULL           400000      178     79.1
5000119304      6/1/99       318500        316275.6           316275.6       R/T REFI     FULL           400000      178     79.1
5000119452      6/1/99       320000       318990.41          318990.41       R/T REFI     FULL           600000      179     53.2
5000124445      6/1/99       350000       348895.77           347785.1       C/O REFI     RAPD           867000      178     40.1
5000125541      6/1/99       543000        541167.5           541167.5       R/T REFI     FULL           975000      179     55.5
5000128115      6/1/99       386000       383530.75          383530.75       PURCH        RAPD           566000      178     67.8
5000133065      6/1/99       330000          330000          328970.13       R/T REFI     RAPD           505000      179     65.1
5000137660      6/1/99       525000          525000          523325.57       R/T REFI     FULL           800000      179     65.4
5000138304      6/1/99       340000        338903.8          337801.43       R/T REFI     RAPD           450000      178     75.1
5000140763      6/1/99       443200       441831.86          440455.45       R/T REFI     FULL           554000      178     79.5
5000141027      6/1/99       292000       290111.82          290111.82       PURCH        RAPD           365000      178     79.5
5000141308      6/1/99       443000        441587.1          440166.11       R/T REFI     RAPD           560000      178     78.6
5000141589      6/1/99       530000       528291.22          526572.83       C/O REFI     FULL           765000      178     68.9
5000141621      6/1/99       343500       342364.17           341250.3       R/T REFI     RAPD           510000      178     67.0
5000141837      6/1/99       381000       379784.84          378562.72       R/T REFI     RAPD          1300000      178     29.1
5000142173      6/1/99       300000       299043.18          298080.88       R/T REFI     FULL           485000      178     61.5
5000142199      6/1/99       310000       308016.92          308016.92       R/T REFI     RAPD           538000      178     57.3
5000142306      6/1/99       316200       311169.47          310111.16       R/T REFI     RAPD          1015000      178     30.6
5000158823      6/1/99       296500          296500          295512.65       R/T REFI     FULL           500000      179     59.1
5000163252      6/1/99       320000       317930.76          317930.76       PURCH        RAPD           570000      178     55.8
5000163559      6/1/99       300000       299032.77           298060.1       C/O REFI     RAPD          3700000      178      8.1
5000164060      6/1/99       275000          275000          274132.39       R/T REFI     FULL           530000      179     51.7
5000164144      6/1/99       318000          318000           316963.6       R/T REFI     RAPD           565000      179     56.1
5000177526      6/1/99       340000       338918.75          337851.25       R/T REFI     FULL           425000      178     79.5
5000178250      6/1/99       286000          286000          285087.83       R/T REFI     RAPD           372000      179     76.7
5000178532      6/1/99       650000        647926.9          645841.92       R/T REFI     RAPD          1300000      178     49.7
5000178714      6/1/99       569000       567125.47          565240.79       R/T REFI     RAPD           890000      178     63.5
5000178730      6/1/99       400000       397413.47          397413.47       R/T REFI     RAPD           980000      178     40.6
5000178821      6/1/99       607000       605084.94          603158.71       R/T REFI     RAPD           910000      178     66.3
5000178904      6/1/99       296000       295024.85          294044.42       R/T REFI     RAPD           400000      178     73.5
5000182096      6/1/99       485000       481447.43          481447.43       R/T REFI     RAPD          1190000      178     40.5
5000182328      6/1/99       405000        402266.5           402266.5       R/T REFI     RAPD          1375000      178     29.3
5000182369      6/1/99       629000          629000          626993.88       R/T REFI     RAPD          1000000      179     62.7
5000182526      6/1/99       406000       403368.33          402072.06       R/T REFI     RAPD           615000      178     65.4
5000182583      6/1/99       646900       644836.79          642761.76       R/T REFI     RAPD          1020000      178     63.0
5000182831      6/1/99       288750          287839          286922.69       PURCH        FULL           385000      178     74.5
5000182963      6/1/99       650000       647881.58          645751.47       PURCH        RAPD          1550000      178     41.7
5000183102      6/1/99       300000       296475.66          296475.66       C/O REFI     RAPD           800000      118     37.1
5000184605      6/1/99       332000       330941.12          329876.18       R/T REFI     RAPD           575000      178     57.4
5000184803      6/1/99       293000          293000          292034.73       C/O REFI     FULL           475000      179     61.5
5000188507      6/1/99       300000       298918.75          297955.74       R/T REFI     FULL           475000      178     62.8
5000188770      6/1/99       750000       747555.66          745097.83       PURCH        FULL           970000      178     76.8
5000189828      6/1/99       384000       381543.52          381543.52       C/O REFI     FULL           570000      178     67.0
5000212786      6/1/99       468700       467188.86          465669.22       R/T REFI     RAPD           950000      178     49.0
5000212802      6/1/99       269000          269000          268132.72       PURCH        RAPD           455000      179     64.0
5000214857      6/1/99       472000          472000          470494.61       PURCH        FULL           590000      179     79.7
5000216209      6/1/99       330000          330000           328924.5       R/T REFI     RAPD          1800000      179     18.3
5000217173      6/1/99       372000          372000          370813.55       R/T REFI     RAPD           495000      179     75.0
5000218239      6/1/99       481500          481500          479964.31       R/T REFI     RAPD           675000      179     71.1
5000223643      6/1/99       294000          294000             294000       R/T REFI     FULL           450000      180     65.3
5000224542      6/1/99       259000          259000          258182.86       C/O REFI     FULL           410000      179     63.0
5000225051      6/1/99       288300       287366.47          286451.44       R/T REFI     RAPD           440000      178     65.1
5000225309      6/1/99       284000       283094.21          282183.23       R/T REFI     RAPD           450000      178     62.7
5000226075      6/1/99       450000       447182.92          447182.92       R/T REFI     RAPD          1180000      178     37.9
5000227362      6/1/99       265000       264181.95          263358.96       R/T REFI     RAPD           425000      178     62.0
5000227834      6/1/99       530000       528291.22          526572.83       R/T REFI     RAPD          1825000      178     28.9
5000227909      6/1/99       455200       453732.39          452256.52       PURCH        RAPD           570000      178     79.5
5000228097      6/1/99       475000       473468.55          471928.48       C/O REFI     RAPD           705000      178     67.0
5000228485      6/1/99       430000       428643.36          427278.81       R/T REFI     FULL           641000      178     66.7
5000229723      6/1/99       380000       377449.46          377449.46       C/O REFI     RAPD           600000      178     62.9
5000235035      6/1/99       280000          280000          279116.61       R/T REFI     FULL           620000      179     45.1
5000235373      6/1/99       320000       318738.95          317700.14       R/T REFI     RAPD           530000      179     60.0
5000235605      6/1/99       340000          340000          338927.31       R/T REFI     RAPD           690000      179     49.1
5000240969      6/1/99       426649          426649          425302.94       R/T REFI     FULL          1200000      179     35.5
5000241132      6/1/99       420000          420000          418631.17       R/T REFI     RAPD           775000      179     54.0
5000242981      6/1/99       250000       249202.65          248400.73       PURCH        RAPD           315000      178     78.9
5000254663      6/1/99       267000       265310.33          265310.33       C/O REFI     RAPD           590000      178     45.0
5000258219      6/1/99       285000       284091.02          283176.83       R/T REFI     FULL           435000      178     65.1
5000259969      6/1/99       350000          350000          348846.95       C/O REFI     FULL           520000      179     67.1
5000262112      6/1/99       300000          298498          297522.32       R/T REFI     FULL           450000      178     66.1
5000273127      6/1/99       610000        607968.7           605926.6       R/T REFI     RAPD          1800000      178     33.7
5000274489      6/1/99       985728       967826.46          967826.46       R/T REFI     FULL          1885000      179     51.4
5000280882      6/1/99       482500       480977.73          479446.58       R/T REFI     FULL           610000      178     78.6
5000284702      6/1/99       615000       613017.18           611023.2       R/T REFI     FULL          1465000      178     41.7
5000285691      6/1/99       270000          270000          269129.49       C/O REFI     RAPD           435000      179     61.9
5000288620      6/1/99       300000       299000.99          297996.67       R/T REFI     FULL           420000      178     71.0
5000290030      6/1/99       261846       261010.87          260170.95       R/T REFI     RAPD           410000      178     63.5
5000290527      6/1/99       253200          253200          252418.38       R/T REFI     FULL           615000      179     41.1
5000291798      6/1/99       405000       403180.06          401850.07       C/O REFI     RAPD           600000      178     67.0
5000292168      6/1/99       268000       267145.25           266285.6       R/T REFI     RAPD           525000      178     50.7
5000292226      6/1/99       262400       261507.28          260610.01       PURCH        FULL           328000      178     79.5
5000294768      6/1/99       246000       245189.57          244374.75       C/O REFI     FULL           328000      178     74.5
5000296433      6/1/99       311000        310008.1          309010.52       R/T REFI     RAPD           530000      178     58.3
5000297050      6/1/99       295000       294059.12          293112.85       R/T REFI     RAPD           476000      178     61.6
5000299098      6/1/99       392000       390736.15          389465.19       R/T REFI     RAPD           500000      178     77.9
5000300490      6/1/99       300000       299022.26          298039.12       R/T REFI     FULL           460000      178     64.8
5000304484      6/1/99       325000       323952.17          322898.44       R/T REFI     RAPD          1025000      178     31.5
5000304880      6/1/99       498000          498000          496323.78       R/T REFI     FULL          1550000      179     32.0
5000310507      6/1/99       471700        470211.8          468714.92       R/T REFI     RAPD           875000      178     53.6
5000311018      6/1/99       390000       387469.56          386224.36       R/T REFI     RAPD           580000      178     66.6
5000311281      6/1/99       422700       421351.85          419995.97       R/T REFI     RAPD           650000      178     64.6
5000311299      6/1/99       340000       338915.61             337825       R/T REFI     RAPD           650000      178     52.0
5000311612      6/1/99       350000       348859.31          347712.32       R/T REFI     RAPD           545000      178     63.8
5000312164      6/1/99       310000       308038.22          307048.74       R/T REFI     RAPD           795000      177     38.6
5000314087      6/1/99       321000          321000          319987.26       R/T REFI     RAPD           380000      179     84.2
5000318609      6/1/99       278750       277860.96          276966.82       C/O REFI     RAPD           425000      178     65.2
5000320431      6/1/99       351500       346074.41          346074.41       C/O REFI     FULL           660000      178     52.5
5000324482      6/1/99       306268          306268          305259.02       R/T REFI     FULL           420000      179     72.7
5000326412      6/1/99       635000          635000          633039.78       R/T REFI     FULL          1240000      179     51.1
5000327758      6/1/99       265000       264072.31          263194.26       R/T REFI     RAPD           345000      178     76.3
5000331552      6/1/99       262575       262156.45           261325.6       R/T REFI     RAPD           399000      179     65.5
5000347921      6/1/99       311500       307544.01          306548.38       R/T REFI     RAPD           400000      177     76.7
5000348366      6/1/99       699000        604138.5          601379.83       R/T REFI     FULL          1300000      177     46.3
5000352251      6/1/99       291700          291700          290779.69       R/T REFI     RAPD           365000      179     79.7
5000355163      6/1/99       375400       371589.54          371589.54       R/T REFI     FULL           501000      177     74.2
5000359009      6/1/99       339700       338604.77          338604.77       PURCH        FULL           425000      179     79.7
5000361997      6/1/99       350000          350000           348834.5       R/T REFI     RAPD           475000      179     73.5
5000365923      6/1/99       500000       498370.45           496731.9       C/O REFI     FULL           790000      178     62.9
5000375450      6/1/99       547000          547000          545197.96       PURCH        RAPD           700000      179     79.7
5000375955      6/1/99       300000          300000             300000       PURCH        FULL           450000      180     66.7
5000389949      6/1/99       251000          251000          250208.11       C/O REFI     FULL           370000      179     67.6
5000391655      6/1/99       600000          597750          595761.16       C/O REFI     FULL           910000      178     65.5
5000402940      6/1/99       277000       274223.59          273333.47       R/T REFI     RAPD           660000      177     41.4
5000406818      6/1/99       300000        298101.5          297143.94       R/T REFI     FULL           700000      177     42.5
5000411586      6/1/99       441000       438023.53          438023.53       R/T REFI     FULL           760000      178     57.6
5000412238      6/1/99       310000       309000.53          307995.44       R/T REFI     RAPD           445000      178     69.2
5000416817      6/1/99       281000       279780.63           278867.8       R/T REFI     RAPD           600000      178     46.5
5000418599      6/1/99       350000       348821.93          347637.72       PURCH        RAPD           500000      178     69.5
5000422690      6/1/99       320000       318945.78          317885.85       R/T REFI     FULL           555000      178     57.3
5000423144      6/1/99       304500       303539.31          302573.02       C/O REFI     FULL           480000      178     63.0
5000424746      6/1/99       650000       647858.63          645705.66       R/T REFI     RAPD          1300000      178     49.7
5000426436      6/1/99       628000       625908.75          623806.39       PURCH        FULL           792000      178     79.5
5000426725      6/1/99       496000          496000          494418.07       PURCH        RAPD           620000      179     79.7
5000427202      6/1/99       730000       727646.41          725279.58       R/T REFI     FULL          1400000      178     51.8
5000429182      6/1/99       300000       299053.51           298101.5       PURCH        RAPD           550000      178     54.2
5000429828      6/1/99       505000       502988.09          502988.09       R/T REFI     FULL           715000      155     70.3
5000429877      6/1/99       288000        286137.7           286137.7       PURCH        RAPD           363000      178     79.5
5000435064      6/1/99       462850       460825.18           459289.4       PURCH        RAPD           596000      178     79.4
5000435098      6/1/99       267000        266157.5          265310.22       C/O REFI     RAPD           363000      178     73.1
5000436179      6/1/99       260000          260000          259161.74       R/T REFI     RAPD           340000      179     76.3
5000436195      6/1/99       432750          432750           431369.8       R/T REFI     RAPD           550000      179     78.4
5000437102      6/1/99       350000        347662.8           347662.8       R/T REFI     RAPD           850000      178     40.9
5000438977      6/1/99       342000       340873.31          339740.52       R/T REFI     RAPD           539000      178     63.1
5000439348      6/1/99       290000       288940.63           287969.3       R/T REFI     FULL           440000      178     65.4
5000445527      6/1/99       383700          383700          382476.23       R/T REFI     RAPD           520000      179     73.6
5000453497      6/1/99       275000       274132.39          274132.39       R/T REFI     RAPD           550000      179     49.8
5000454321      6/1/99       280000       279106.97          278208.82       R/T REFI     FULL           546000      178     51.0
5000454701      6/1/99       300000          300000          299053.51       PURCH        RAPD           408000      179     79.7
5000456375      6/1/99       422000       420624.65          419241.71       C/O REFI     RAPD           565000      178     74.2
5000458090      6/1/99       288000       286571.46          285634.88       R/T REFI     RAPD           450000      178     63.5
5000458116      6/1/99       368500       366811.91          365614.33       R/T REFI     RAPD           800000      178     45.7
5000458199      6/1/99       325150       324078.82          323001.84       R/T REFI     RAPD           740000      178     43.6
5000458223      6/1/99       366300       365093.26          363879.98       R/T REFI     RAPD           610000      178     59.7
5000459734      6/1/99       470000       468517.17          467025.69       PURCH        RAPD           940000      178     49.7
5000460104      6/1/99       300000          300000          299022.26       PURCH        RAPD           790000      179     37.9
5000460567      6/1/99       305150       304558.72          303582.09       R/T REFI     FULL           370000      179     82.1
5000475383      6/1/99       624000          619965             619965       R/T REFI     RAPD           850000      178     72.9
5000478494      6/1/99       650000       647881.58          645751.47       PURCH        RAPD           900000      178     77.3
5000479609      6/1/99       308800       307782.69          306759.87       PURCH        RAPD           395000      178     79.5
5000479682      6/1/99       289600       288645.94          287686.71       R/T REFI     RAPD           490000      178     58.7
5000483064      6/1/99       321000        319976.2          318946.54       R/T REFI     FULL           428000      178     74.5
5000483205      6/1/99       288950          288950          288028.42       R/T REFI     FULL           460000      179     62.6
5000485226      6/1/99       443000       440226.73          438827.74       R/T REFI     RAPD           875000      177     50.2
5000495530      6/1/99       253600        252799.9          251995.14       PURCH        RAPD           317000      178     79.5
5000498880      6/1/99       962000       955912.17          955912.17       R/T REFI     RAPD          2150000      178     44.5
5000499425      6/1/99       475000       473406.84          471849.97       R/T REFI     RAPD           880000      178     53.6
5000534676      6/1/99       300000          300000          299032.77       PURCH        FULL           416000      179     73.0
5000538503      6/1/99       246000          246000          245232.28       R/T REFI     FULL           350000      179     70.1
5000538545      6/1/99       311600       309799.72          309799.72       R/T REFI     FULL           460000      119     67.3
5000539261      6/1/99       445000          445000          443596.04       R/T REFI     FULL           825000      179     53.8
5000543875      6/1/99       350000          350000             350000       PURCH        FULL           560000      180     63.6
5000544501      6/1/99       385000       382615.84          382615.84       C/O REFI     RAPD           525000      178     72.9
5000544782      6/1/99       279200          279200          278319.14       PURCH        RAPD           350000      179     79.7
5000549161      6/1/99       316000       314981.18          313956.63       PURCH        RAPD           397500      178     79.3
5000550060      6/1/99       416000       414673.21          413338.82       PURCH        FULL           600000      178     78.9
5000551621      6/1/99       245000       244201.51          243398.62       R/T REFI     RAPD           435000      178     56.0
5000551647      6/1/99       369000          369000             369000       PURCH        RAPD           473000      180     78.0
5000552934      6/1/99       366000       364832.69          364832.69       R/T REFI     RAPD           495000      179     73.7
5000554757      6/1/99       317000       315977.96          315977.96       R/T REFI     RAPD           410000      179     77.1
5000560978      6/1/99       340000          340000          338927.31       C/O REFI     RAPD           565000      179     60.0
5000561117      6/1/99       390000          390000          388756.14       R/T REFI     FULL           630000      179     61.7
5000567221      6/1/99       331700          331700           330653.5       R/T REFI     RAPD           882000      179     37.5
5000576966      6/1/99       537000          537000          535305.79       R/T REFI     RAPD           725000      179     73.9
5000578533      6/1/99       620000       617935.39          615859.81       C/O REFI     FULL           950000      178     64.9
5000579010      6/1/99       500000          500000           498405.3       R/T REFI     RAPD           850000      179     58.6
5000579911      6/1/99       305000          305000          304048.15       R/T REFI     FULL           405000      179     75.1
5000580315      6/1/99       600000          600000          598107.03       C/O REFI     RAPD           920000      179     65.0
5000580323      6/1/99       300000          300000          299053.51       R/T REFI     RAPD           500000      179     59.8
5000580661      6/1/99       337500          337500           336435.2       C/O REFI     FULL           450000      179     74.8
5000582444      6/1/99       474300          474300           472819.8       R/T REFI     RAPD           800000      179     59.1
5000583285      6/1/99       396000          396000          394709.39       PURCH        RAPD           495000      179     79.7
5000591320      6/1/99       446500        445044.8          443581.57       R/T REFI     RAPD           740000      178     59.9
5000596600      6/1/99       247500       246719.14          245933.72       R/T REFI     RAPD           395000      178     62.3
5000597293      6/1/99       300000       299032.77           298060.1       PURCH        RAPD           425000      178     70.1
5000599034      6/1/99       445000          445000          443565.28       R/T REFI     FULL           670000      179     66.2
5000599240      6/1/99       300000       299022.26          299022.26       R/T REFI     RAPD           475000      179     63.0
5000599935      6/1/99       319800          319800          318801.96       R/T REFI     RAPD           490000      179     65.1
5000602077      6/1/99       343878          343878           342769.3       R/T REFI     FULL           670000      179     51.2
5000603158      6/1/99       520000          520000          518323.47       PURCH        FULL           650000      179     79.7
5000604222      6/1/99       460000          460000          458548.71       R/T REFI     FULL           695000      179     66.0
5000604230      6/1/99       414000       412693.85          412693.85       R/T REFI     FULL           675000      179     61.1
5000604248      6/1/99       420000          420000          418674.92       R/T REFI     FULL           650000      179     64.4
5000604297      6/1/99       412000          412000          410700.15       PURCH        RAPD           515000      179     79.7
5000604347      6/1/99       308000          308000          306985.31       PURCH        FULL           385000      179     79.7
5000618271      6/1/99       410000          410000          408692.35       R/T REFI     FULL           535000      179     76.4
5000687607      6/1/99       377800       376620.95          376620.95       PURCH        RAPD           475000      179     79.8
5000688274      6/1/99       845000          845000          842391.51       R/T REFI     FULL          1350000      179     62.4
5000688605      6/1/99       303000          303000          302054.39       R/T REFI     RAPD           520000      179     58.1
5000689298      6/1/99       365000          365000          363823.21       C/O REFI     RAPD           800000      179     45.5
5000689942      6/1/99       350000          350000          348883.71       C/O REFI     RAPD           525000      179     66.5
5000718386      6/1/99       534300          534300          532614.31       R/T REFI     FULL          1675000      179     31.8
5000725332      6/1/99       340000          340000           338879.9       PURCH        RAPD           515000      179     65.8
5000725720      6/1/99       322000          322000             322000       R/T REFI     FULL           500000      180     64.4
5000725951      6/1/99       365500          365500          364334.28       R/T REFI     FULL           470000      179     77.6
5000730258      6/1/99       309500          309500          308534.11       R/T REFI     RAPD           350000      179     88.2
5000730522      6/1/99       279700       277929.96          277929.96       R/T REFI     RAPD           433000      178     64.2
5000731066      6/1/99       400000          400000          398738.01       C/O REFI     RAPD           700000      179     57.0
5000731645      6/1/99       465000          465000          463516.93       R/T REFI     RAPD           730000      179     63.5
5000732403      6/1/99       270000          270000          269129.49       R/T REFI     RAPD           560000      179     48.1
5000733542      6/1/99       438000          438000          436603.05       R/T REFI     RAPD           650000      179     67.2
5000748144      6/1/99       285000          285000          284110.57       C/O REFI     RAPD           410000      179     69.3
5000757558      6/1/99       340000          340000          338915.61       R/T REFI     FULL          2000000      179     16.9
5000757921      6/1/99       332000          332000           330929.6       R/T REFI     RAPD           775000      179     42.7
5000758069      6/1/99       310000       309043.04          309043.04       C/O REFI     FULL           475000      179     65.1
5000758317      6/1/99       350000       347761.02          348883.71       C/O REFI     FULL          1600000      179     21.8
5000758564      6/1/99       315000       313995.34          312984.92       R/T REFI     FULL          1175000      178     26.6
5000758861      6/1/99       452000       450573.96           449139.6       PURCH        FULL           565000      178     79.5
5000759265      6/1/99       270000          270000          269166.52       C/O REFI     RAPD           405000      179     66.5
5000837731      6/1/99       375500          375500          374302.38       R/T REFI     RAPD           450000      179     83.2
5000837830      6/1/99       465000          465000          463532.94       R/T REFI     RAPD           750000      179     61.8
5000838267      6/1/99       280000          280000          279116.61       R/T REFI     RAPD           410000      179     68.1
5000838598      6/1/99       295000          295000          294059.12       R/T REFI     FULL           380000      179     77.4
5000843291      6/1/99       650000          650000          647949.28       C/O REFI     RAPD           940000      179     68.9
5000845122      6/1/99       500000          500000          498370.45       R/T REFI     RAPD          1000000      179     49.8
5000845379      6/1/99       353000          353000          351898.35       R/T REFI     RAPD           588000      179     59.8
5000845601      6/1/99       600000          600000          598065.54       C/O REFI     FULL          1480000      179     40.4
5000846807      6/1/99       325000          325000          323963.45       R/T REFI     RAPD           480000      179     67.5
5000945054      6/1/99       356250       355113.78          355113.78       C/O REFI     RAPD           475000      179     74.8
5000945419      6/1/99       303750          303750          302781.22       C/O REFI     RAPD           405000      179     74.8
5000946052      6/1/99       285000          285000          284091.02       R/T REFI     RAPD           725000      179     39.2
5000946060      6/1/99       517000          517000          515333.14       R/T REFI     RAPD          1750000      179     29.4
5000946680      6/1/99       381000       379271.62          379271.62       R/T REFI     RAPD           640000      179     59.3
5000947084      6/1/99       285000       281025.87          280103.52       R/T REFI     RAPD           360000      179     77.8
5000947175      6/1/99       487000          487000          485463.53       R/T REFI     RAPD           825000      179     58.8
6002055694      6/1/99       308000          308000          307006.97       R/T REFI     RAPD           370000      179     83.0
6050925129      6/1/99       350000          350000          348895.77       C/O REFI     FULL           550000      179     63.4
60864753        6/1/99    274199.44       264056.01           263004.1       R/T REFI     RAPD           371000      147     76.5
6226511282      6/1/99       331000          331000             331000       R/T REFI     RAPD           465000      180     71.2
6254766378      6/1/99       300000          300000             300000       R/T REFI     RAPD           755000      180     39.7
6298412385      6/1/99       980000          980000          976771.47       R/T REFI     FULL          1420000      179     68.8
6300928881      6/1/99       465000          465000           463500.8       R/T REFI     FULL           725000      179     63.9
63456427        6/1/99       420000       397552.39          396155.15       R/T REFI     FULL           765000      162     51.8
6410161753      6/1/99       355500          355500          354328.84       R/T REFI     RAPD           585000      179     60.6
64616525        6/1/99       240000          240000             240000       PURCH        RAPD           680000      180     35.4
6475388549      6/1/99       300000          300000          298990.23       PURCH        FULL           380000      179     79.7
64916944        6/1/99       400000       394125.39          394125.39       C/O REFI     FULL           925000      177     42.6
65298900        6/1/99       320000       314583.76          313532.12       C/O REFI     FULL           700000      174     44.8
65610849        6/1/99       300000       299043.18          299043.18       R/T REFI     FULL           460000      179     65.0
65630777        6/1/99       300000       299000.99          297996.67       PURCH        RAPD           650000      178     47.0
65700317        6/1/99       236000       234473.94          234473.94       C/O REFI     FULL           295000      178     79.5
65790847        6/1/99       384000       382788.49          381569.91       R/T REFI     RAPD           480000      178     79.5
65796527        6/1/99       270000       269148.16          268291.35       R/T REFI     RAPD           385000      178     69.7
65803914        6/1/99       315000       311590.77          310587.47       R/T REFI     RAPD           850000      176     36.6
65804597        6/1/99       632000       626040.95          624033.21       R/T REFI     RAPD           790000      176     79.0
65826817        6/1/99       285600       282910.16          282002.88       R/T REFI     RAPD           456000      176     61.8
65906713        6/1/99       272900        270115.1           269264.7       R/T REFI     FULL           520000      176     51.8
66092124        6/1/99       298300       295481.18           294543.3       C/O REFI     RAPD           430000      176     68.5
66119995        6/1/99       389000       382032.58           379684.9       C/O REFI     RAPD           740000      116     51.3
66154111        6/1/99       300000       295345.97          295345.97       R/T REFI     RAPD           475000      178     62.2
66199573        6/1/99       280000       279077.56          278150.12       R/T REFI     FULL           420000      178     66.3
66206065        6/1/99       361000       357600.03          357600.03       R/T REFI     RAPD           550000      177     65.0
66209439        6/1/99       469000       466053.93          464572.78       R/T REFI     FULL           828000      177     56.1
66268222        6/1/99       260000       257661.57          257661.57       PURCH        FULL           335000      178     79.3
6633514614      6/1/99       300000          300000          299022.26       PURCH        RAPD          1150000      179     26.0
66385644        6/1/99       393000       386194.78          383899.38       R/T REFI     FULL          1200000      116     32.0
66444446        6/1/99       564000       550666.89          548897.42       R/T REFI     FULL           705000      176     77.9
66599563        6/1/99       272000       269438.24          268574.16       R/T REFI     RAPD           340000      176     79.0
66604231        6/1/99       305000       304016.65          303027.76       C/O REFI     RAPD           450000      178     67.4
66604885        6/1/99       600000       594409.82          592523.87       PURCH        FULL          1000000      176     59.3
66613183        6/1/99       363700       362462.66             361219       R/T REFI     FULL           505000      178     71.5
66613191        6/1/99       262000       261136.86          260269.04       R/T REFI     RAPD           447000      178     58.2
66629012        6/1/99       287000       284296.97          283385.24       PURCH        RAPD           358900      176     79.0
66629748        6/1/99       261000       259913.75          259048.03       PURCH        RAPD           583000      178     44.8
66652278        6/1/99       283500       281725.23          280829.93       R/T REFI     FULL           880000      177     31.9
66673135        6/1/99       252500       251499.22          250705.27       R/T REFI     FULL           380000      178     66.0
66681405        6/1/99       400000       396232.73          394962.03       R/T REFI     FULL          1250000      176     31.6
66684811        6/1/99       295000       294069.28          293133.13       C/O REFI     FULL           433000      178     67.7
66685389        6/1/99       381000       378358.08          378358.08       R/T REFI     FULL           500000      178     75.7
666955          6/1/99    201121.07       189426.62          188323.21       PURCH        FULL           358000      116     65.5
66741882        6/1/99       385000       381373.99          380150.94       C/O REFI     RAPD           940000      176     40.5
66830711        6/1/99       262000       259585.24          258770.41       R/T REFI     RAPD           360000      176     71.9
66832357        6/1/99       650000       643878.19          641813.31       R/T REFI     RAPD          1300000      176     49.4
66842620        6/1/99       286000        284209.6          283306.41       C/O REFI     RAPD           440000      177     64.4
66850851        6/1/99       530000       528281.25           526562.8       R/T REFI     FULL           980000      178     53.7
66952115        6/1/99       285500       284589.43          284589.43       R/T REFI     RAPD           450000      179     63.2
6783478362      6/1/99       279200          279200          278319.14       R/T REFI     RAPD           525000      179     53.0
6838089875      6/1/99       540000          540000          538277.73       R/T REFI     RAPD           935000      179     57.6
6864699142      6/1/99       328000          328000             328000       PURCH        RAPD           413000      180     79.4
6901740222      6/1/99       644650          644650          642526.25       R/T REFI     RAPD          1250000      179     51.4
6902946927      6/1/99       280000       279116.61          279116.61       R/T REFI     RAPD           570000      179     49.0
8268851         6/1/99    216374.12       202892.55          201620.52       PURCH        FULL           347000      110     74.5

                       Total Loans                                 333
                       Sched UPB                       $126,169,443.77
                       WAC                                      6.8397
                       WAM                                       176.9
                       WOLTV                                      61.5

                                 EXHIBIT D-2

                          NMC MORTGAGE LOAN SCHEDULE

            Bank of America Mortgage Securities, Inc., Series 1999-6

NBMC
Settlement 6/24/1999

LOAN#        CITY                  ST     ZIP     OCC         PROP            TERM   LTV   RATE     FIRSTPAYDT   MAT DT   PANDI
-----        ----                  --     ---     ---         ----            ----   ---   ----     ----------   ------   -----
21984422     COROLLA               NC     27927   Investor    PUD              180   56.8   6.75        6/1/98   5/1/13   2840.56
22577738     NEWPORT BEA           CA     92660   Primary     PUD              180   60.8  6.125        4/1/99   3/1/14   4525.33
22600720     GREAT FALLS           VA     22066   Primary     SFR              180   80.0  6.625        2/1/99   1/1/14   5111.24
22630990     PLANO                 TX     75093   Primary     PUD              180   78.4  6.625        4/1/99   3/1/14   4024.73
22662084     LAKE WINNEB           MO     64034   Primary     PUD              180   70.0   6.75        5/1/99   4/1/14   3561.76
22685192     SAN FRANCIS           CA     94127   Primary     SFR              180   49.8   7.25        2/1/99   1/1/14    2775.1
22686471     LOS ANGELES           CA     90041   Primary     SFR              180   75.0  6.625        3/1/99   2/1/14   3075.17
22695191     CHICAGO               IL     60657   Primary     Condo            180   68.4      7        4/1/99   3/1/14   2921.19
22704951     SUISUN                CA     94585   Primary     SFR              180   42.6   7.25        3/1/99   2/1/14   2428.22
22705701     VESTAVIA              AL     35243   Primary     PUD              180   75.0   7.25        2/1/99   1/1/14   2362.03
22706410     CORTE MADER           CA     94925   Primary     SFR              180   72.2  7.125        3/1/99   2/1/14   2309.87
22711873     WILMETTE              IL     60091   Primary     SFR              180   48.0  6.875        4/1/99   3/1/14   2207.34
22713440     S SAN FRANC           CA     94080   Primary     PUD              180   79.7      7        3/1/99   2/1/14   4494.15
22714406     HOWELL                MI     48843   Primary     SFR              180   52.9  6.875        5/1/99   4/1/14   4013.34
22715759     STUDIO CITY           CA     91604   Primary     SFR              180   80.0  6.875        3/1/99   2/1/14   3852.81
22722532     ALLISON PAR           PA     15101   Primary     SFR              180   80.0  6.125        4/1/99   3/1/14      2722
22725634     HOUSTON               TX     77030   Primary     SFR              180   64.2      7        5/1/99   4/1/14   2696.49
22730758     LONG BEACH            CA     90815   Primary     SFR              180   67.0  6.875       12/1/98  11/1/13   3433.64
22731590     FLOSSMOOR             IL     60422   Primary     SFR              180   65.0  6.625        4/1/99   3/1/14   5706.96
22734370     BONITA SPRI           FL     34134   Primary     Condo            180   80.0  6.625        4/1/99   3/1/14   2491.75
22737621     WILLIAMSBUR           VA     23185   Primary     PUD              180   58.9      7        5/1/99   4/1/14   2786.37
22750616     MARIETTA              GA     30064   Primary     PUD              180   36.4   6.75        5/1/99   4/1/14   3318.42
22752893     WILMETTE              IL     60091   Primary     SFR              180   64.5   6.75        4/1/99   3/1/14   3141.43
22758981     SHAWNEE               KS     66216   Primary     PUD              180   80.0  6.625        5/1/99   4/1/14    2411.5
22762413     CHICAGO               IL     60610   Primary     Condo            180   79.8  6.875        4/1/99   3/1/14   2300.99
22763189     ROCHESTER H           MI     48309   Primary     SFR              180   72.8   6.75        4/1/99   3/1/14   2743.22
22766448     BIRMINGHAM            AL     35223   Primary     SFR              180   41.7      7        3/1/99   2/1/14   4494.15
22769624     DAVENPORT             IA     52803   Primary     SFR              180   63.5  6.625        5/1/99   4/1/14   2897.38
22770549     GREENVILLE            DE     19807   Primary     PUD              180   80.0    6.5        5/1/99   4/1/14   3359.43
22774160     LEAWOOD               KS     66224   Primary     PUD              180   69.7  6.625        4/1/99   3/1/14   2906.16
22775373     MATTHEWS              NC     28105   Primary     PUD              180   75.0  6.375        5/1/99   4/1/14   2592.75
22779532     CRESCENT SP           KY     41017   Primary     SFR              180   56.6    6.5        4/1/99   3/1/14   2613.32
22780316     VAIL                  CO     81657   Primary     PUD              120   49.7   6.75        4/1/99   3/1/09    3196.7
22781355     TIBURON               CA     94920   Primary     SFR              180   39.2  6.625        4/1/99   3/1/14   3204.68
22784037     GREELEY               CO     80634   Primary     SFR              180   72.5   6.75        3/1/99   2/1/14   2654.73
22789176     WESTERN SPR           IL     60558   Primary     SFR              180   68.8  6.625        5/1/99   4/1/14   4389.97
22789697     VAUGHN                WA     98394   Primary     SFR              180   65.5  6.875        5/1/99   4/1/14   2541.78
22790000     GREELEY               CO     80634   Primary     PUD              180   77.8  6.625        4/1/99   3/1/14   3072.98
22791131     LITTLETON             CO     80121   Primary     PUD              180   44.1    6.5        5/1/99   4/1/14   3745.76
22795751     BIRMINGHAM            AL     35213   Primary     SFR              180   71.9    6.5        5/1/99   4/1/14   4355.54
22797161     ORANGE                TX     77630   Primary     SFR              180   80.0  6.625        4/1/99   3/1/14   2367.08
22797765     LOUISVILLE            KY     40205   Primary     SFR              180   40.0  6.625        5/1/99   4/1/14   3072.98
22798425     JOHNSON CIT           TN     37604   Primary     SFR              180   71.7  6.625        5/1/99   4/1/14    2976.4
22798987     FISHERS               IN     46038   Primary     PUD              180   55.6  6.625        5/1/99   4/1/14   2734.95
22799340     CHARLOTTE             NC     28270   Primary     SFR              180   43.7    6.5        4/1/99   3/1/14   3484.43
22800015     LAKE OSWEGO           OR     97034   Primary     SFR              180   47.6  6.625        5/1/99   4/1/14   2633.98
22803266     MONUMENT              CO     80132   Primary     SFR              180   69.9    6.5        4/1/99   3/1/14   2264.88
22804231     MAHTOMEDI             MN     55115   Primary     SFR              180   88.1  6.625        4/1/99   3/1/14   2244.16
22805071     PARADISE VA           AZ     85253   Primary     SFR              180   50.6  6.875        4/1/99   3/1/14   3406.88
22805113     TEMPE                 AZ     85284   Primary     SFR              180   57.8   6.75        4/1/99   3/1/14   2300.76
22805535     HOUSTON               TX     77019   Primary     PUD              180   55.7  6.375        5/1/99   4/1/14   3068.09
22806368     PIERSON               MI     49339   Primary     SFR              180   80.0   7.25        5/1/99   4/1/14   3140.25
22807689     LEAWOOD               KS     66224   Primary     PUD              180   74.4   6.75        5/1/99   4/1/14   2831.72
22811061     HOUSTON               TX     77057   Primary     PUD              180   80.0    6.5        4/1/99   3/1/14   3170.83
22811095     PARADISE VA           AZ     85253   Primary     SFR              180   61.7    6.5        5/1/99   4/1/14   4355.54
22811624     GERMANTOWN            TN     38138   Primary     SFR              180   64.4   6.75        4/1/99   3/1/14   3265.32
22812135     PEPPER PIKE           OH     44124   Primary     SFR              180   67.6   6.75        5/1/99   4/1/14      2991
22812663     PELHAM                AL     35124   Primary     SFR              180   72.7    6.5        4/1/99   3/1/14   2526.21
22814180     ST LOUIS              MO     63141   Primary     PUD              180   52.6   6.75        6/1/99   5/1/14   3654.68
22814479     LEAWOOD               KS     66206   Primary     PUD              180   69.2   6.75        6/1/99   5/1/14   2787.46
22815559     LADUE                 MO     63124   Primary     SFR              180   49.7   6.75        5/1/99   4/1/14   3619.28
22816847     IRVING                TX     75038   Primary     PUD              180   64.6  6.625        4/1/99   3/1/14   3972.93
22817670     HINSDALE              IL     60521   Primary     SFR              180   64.3   6.75        5/1/99   4/1/14   4070.58
22817720     LADUE                 MO     63124   Primary     PUD              180   30.3    6.5        5/1/99   4/1/14   4355.54
22820898     TEMPE                 AZ     85284   Primary     SFR              180   73.8    6.5        4/1/99   3/1/14   3075.01
22821276     SARASOTA              FL     34242   Primary     SFR              180   41.3    6.5        5/1/99   4/1/14   2874.66
22821425     DUNN LORING           VA     22027   Primary     SFR              180   80.0  6.375        5/1/99   4/1/14   3284.16
22822183     SPARKS                MD     21152   Primary     SFR              180   55.2   6.75        5/1/99   4/1/14   2758.71
22824684     DRAPER                UT     84020   Primary     SFR              180   79.7  6.875        4/1/99   3/1/14   5486.69
22827034     AUSTIN                TN     78731   Primary     SFR              180   78.0    6.5        4/1/99   3/1/14   2683.01
22827380     CORNELIUS             NC     28031   Primary     SFR              180   59.2  6.125        4/1/99   3/1/14   2466.81
22828735     COLUMBIA              SC     29206   Primary     SFR              180   48.6  6.625        4/1/99   3/1/14   4521.67
22828883     ALPHARETTA            GA     30004   Primary     PUD              180   50.9    6.5        5/1/99   4/1/14   3048.88
22830400     COLUMBUS              OH     43209   Primary     SFR              180   80.0   6.75        5/1/99   4/1/14   2831.71
22831952     BRENTWOOD             TN     37027   Primary     SFR              180   68.0  6.625        4/1/99   3/1/14   2388.15
22832836     LEAWOOD               KS     66209   Primary     PUD              180   75.0  6.875        4/1/99   3/1/14   2842.79
22834345     ELBURN                IL     60119   Primary     PUD              180   76.4   6.75        5/1/99   4/1/14    3406.9
22834402     SOUTHLAKE             TX     76092   Primary     SFR              180   54.7   6.75        5/1/99   4/1/14    2879.5
22836266     WINSTON SAL           NC     27104   Secondary   SFR              180   79.9  6.375        4/1/99   3/1/14   2800.17
22836555     ST LOUIS              MO     63141   Primary     PUD              180   70.0   6.75        5/1/99   4/1/14   3097.18
22836670     FAIRVIEW              TX     75069   Primary     SFR              180   80.0   6.75        5/1/99   4/1/14   2399.87
22837280     PLANO                 TX     75024   Primary     PUD              180   70.9    6.5        4/1/99   3/1/14   2778.84
22838205     NEWTOWN SQU           PA     19073   Primary     SFR              180   66.7   7.25        4/1/99   3/1/14   2738.59
22838619     ST AUGUSTIN           FL     32084   Primary     PUD              180   59.8   6.75        5/1/99   4/1/14   2637.04
22838817     LAKEWOOD              CO     80227   Primary     PUD              180   75.1  6.875        4/1/99   3/1/14   2746.92
22839542     LEAWOOD               KS     66209   Primary     SFR              120   62.9   6.75        5/1/99   4/1/09   3502.14
22839583     BURNET                TX     78611   Primary     SFR              180   87.3    6.5        5/1/99   4/1/14   2471.77
22842751     HEATH                 TX     75032   Primary     SFR              180   75.0   6.75        5/1/99   4/1/14   3816.18
22843411     CHARLOTTE             NC     28226   Primary     PUD              180   76.6    6.5        5/1/99   4/1/14    2668.2
22844047     ELON COLLEG           NC     27244   Primary     SFR              180   90.0    6.5        5/1/99   4/1/14   2225.68
22844096     CASTLE ROCK           CO     80104   Primary     PUD              180   70.0    6.5        5/1/99   4/1/14   4878.21
22844492     NORTHBROOK            IL     60062   Primary     SFR              180   75.0  6.625        4/1/99   3/1/14   3687.57
22846653     ROSWELL               GA     30076   Primary     PUD              180   50.1    6.5        5/1/99   4/1/14   2507.92
22848352     VILLA HILLS           KY     41017   Primary     SFR              180   43.1  6.625        5/1/99   4/1/14   2194.98
22848741     SARASOTA              FL     34242   Secondary   Condo            180   80.0  6.875        5/1/99   4/1/14   2604.22
22849277     GREENVILLE            SC     29615   Primary     PUD              180   61.5   6.75        5/1/99   4/1/14   3539.64
22849913     DUVALL                WA     98019   Primary     SFR              180   71.1   6.75        5/1/99   4/1/14   2654.73
22850713     CHARLOTTE             NC     28226   Primary     PUD              180   67.2    6.5        5/1/99   4/1/14   4155.18
22850937     ROSWELL               GA     30075   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   2338.98
22850978     LITHONIA              GA     30058   Primary     SFR              180   69.0    6.5        5/1/99   4/1/14   3845.94
22851125     DULUTH                GA     30096   Primary     PUD              180   79.0    6.5        5/1/99   4/1/14   4196.56
22851455     ARAB                  AL     35016   Primary     SFR              180   68.4  6.625        5/1/99   4/1/14   2432.05
22852917     INVERNESS             IL     60067   Primary     SFR              180   64.9    6.5        5/1/99   4/1/14   2177.33
22853964     EPHRAIM               WI     54211   Secondary   SFR              180   74.1   6.75        5/1/99   4/1/14   3539.64
22854293     PORTLAND              OR     97221   Primary     SFR              180   72.3    6.5        5/1/99   4/1/14   2613.32
22854400     NEWTOWN               PA     18940   Primary     SFR              180   74.0  6.875        5/1/99   4/1/14   2943.12
22854970     DOWNERS GRO           IL     60515   Primary     PUD              180   84.7      7        4/1/99   3/1/14   2512.23
22856231     STEAMBOAT S           CO     80477   Primary     SFR              180   59.2  6.625        5/1/99   4/1/14   2941.28
22856538     ENCINITAS             CA     92024   Secondary   SFR              180   58.6  6.875        5/1/99   4/1/14   5797.06
22857411     FORT COLLIN           CO     80525   Primary     PUD              180   60.3   6.75        5/1/99   4/1/14   2477.75
22857437     LAKE FOREST           IL     60045   Primary     PUD              180   72.1  6.875        5/1/99   4/1/14   5306.53
22858732     WINNETKA              IL     60093   Primary     SFR              180   53.8  6.625        5/1/99   4/1/14    3914.1
22859714     COSTA MESA            CA     92626   Primary     SFR              180   77.6  6.875        4/1/99   3/1/14   2967.28
22860126     LIBERTYVILL           IL     60048   Primary     SFR              180   44.9  6.875        4/1/99   3/1/14   3808.22
22860175     DALLAS                TX     75230   Primary     SFR              180   59.7    6.5        5/1/99   4/1/14   2860.72
22860225     BIRMINGHAM            AL     35243   Primary     SFR              180   40.6  6.875        5/1/99   4/1/14   5797.06
22860415     AUSTIN                TX     78733   Primary     SFR              180   47.6  6.625        6/1/99   5/1/14    5015.1
22862627     INDIANAPOLI           IN     46236   Primary     SFR              180   76.9    6.5        4/1/99   3/1/14   2195.19
22863674     COPPELL               TX     75019   Primary     PUD              180   80.0  6.625        5/1/99   4/1/14   3427.69
22864714     HOLLIS                NH      3049   Primary     SFR              180   79.4  6.875        4/1/99   3/1/14   2408.01
22865224     HOUSTON               TX     77056   Primary     PUD              180   42.9    6.5        4/1/99   3/1/14   5226.64
22868111     ENGLEWOOD             CO     80111   Primary     SFR              180   65.8  6.625        5/1/99   4/1/14   2774.18
22868137     GREELEY               CO     80634   Primary     SFR              180   56.0    6.5        4/1/99   3/1/14   3048.88
22868863     ATLANTA               GA     30342   Primary     PUD              180   75.0    6.5        5/1/99   4/1/14   2926.92
22868871     CHERRYLOG             GA     30522   Primary     SFR              180   73.4    6.5        5/1/99   4/1/14   2430.39
22869424     OAK PARK              IL     60302   Primary     SFR              180   74.6  6.875        4/1/99   3/1/14   2229.64
22871594     FLOWERY BRA           GA     30542   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   2633.99
22872246     TAMPA                 FL     33629   Primary     SFR              180   55.8      7        5/1/99   4/1/14   5518.81
22872469     FORTVILLE             IN     46040   Primary     SFR              180   70.2    6.5        4/1/99   3/1/14   5657.84
22877724     LOUISVILLE            KY     40059   Primary     SFR              180   73.5   6.75        5/1/99   4/1/14   2374.21
22878615     HOUSTON               TX     77005   Primary     SFR              180   80.0   6.75        5/1/99   4/1/14    4920.1
22891162     AVALON                NJ      8202   Primary     SFR              180   62.8  7.125        6/1/99   5/1/14   2618.76
22891824     ATLANTA               GA     30339   Primary     SFR              180   62.6   6.75        6/1/99   5/1/14   3849.36
22893663     LITTLETON             CO     80125   Primary     PUD              180   65.1  7.125        4/1/99   3/1/14   2536.33
22897052     SNOWMASS VI           CO     81615   Primary     SFR              180   20.0  6.875        5/1/99   4/1/14   5351.13
22897508     ENCINITAS             CA     92024   Primary     SFR              180   62.0   6.75        5/1/99   4/1/14   2247.67
22898944     ELLICOTT CI           MD     21042   Primary     PUD              120   59.8    6.5        5/1/99   4/1/09   7129.68
22900906     BELLAIRE              TX     77401   Primary     SFR              180   75.4   6.75        6/1/99   5/1/14   4334.29
22901052     BRENTWOOD             TN     37027   Primary     SFR              180   48.3   7.25        5/1/99   4/1/14   4297.76
22902571     POWAY                 CA     92064   Primary     SFR              180   75.0   6.75        5/1/99   4/1/14   2787.46
22902720     HOUSTON               TX     77057   Investor    PUD              180   69.5   6.75        5/1/99   4/1/14   2830.83
22904163     ST LOUIS              MO     63117   Primary     PUD              180   44.3    6.5        5/1/99   4/1/14   2607.66
22907380     WEST COVINA           CA     91791   Primary     PUD              180   66.5      7        5/1/99   4/1/14   3595.31
22907414     METAIRIE              LA     70003   Primary     SFR              180   60.9  6.875        6/1/99   5/1/14   2907.45
22908073     PHOENIX               AZ     85004   Primary     PUD              180   74.6   6.75        5/1/99   4/1/14   2442.35
22909519     CLARKSVILLE           TN     37043   Primary     SFR              180   90.0  6.875        6/1/99   5/1/14   2263.53
22910780     SAN JUAN CA           CA     92675   Primary     SFR              180   32.2  7.125        2/1/99   1/1/14   2626.92
22910848     STATELINE             NV     89449   Investor    SFR              180   70.0      7        6/1/99   5/1/14   2422.34
22914832     INDIANAPOLI           IN     46236   Primary     PUD              180   46.0  6.875        6/1/99   5/1/14   3281.13
22914899     ATLANTA               GA     30350   Primary     PUD              180   75.3   6.75        5/1/99   4/1/14   2663.58
22915607     ROCK ISLAND           IL     61201   Primary     SFR              180   53.9  6.875        6/1/99   5/1/14   3752.04
22916290     CHEROKEE              AL     35616   Primary     SFR              180   78.1   6.75        7/1/99   6/1/14   4214.83
22917033     BELLAIRE              TX     77401   Primary     SFR              180   80.0   6.75        6/1/99   5/1/14    3999.8
22919005     ANN ARBOR             MI     48105   Primary     SFR              180   75.0      7        6/1/99   5/1/14   3114.44
22922249     COLLEYVILLE           TX     76034   Primary     SFR              180   78.5   6.75        5/1/99   4/1/14   2778.62
22926240     SUWANEE               GA     30024   Primary     PUD              180   77.1  6.625        6/1/99   5/1/14   3511.98
22926596     HOUSTON               TX     77379   Primary     PUD              180   80.0   6.75        5/1/99   4/1/14   2229.98
22927842     DALLAS                TX     75229   Primary     SFR              180   55.5   6.75        6/1/99   5/1/14   3044.09
22936959     MEMPHIS               TN     38117   Primary     SFR              180   70.9  6.875        6/1/99   5/1/14   5373.42
22939136     RICHARDSON            TX     75082   Primary     PUD              180   58.4  6.875        5/1/99   4/1/14   2229.64
22940373     ORONO                 MN     55391   Primary     SFR              180   76.8    6.5        5/1/99   4/1/14   5017.58
22941256     BETHESDA              MD     20816   Primary     SFR              180   69.9  6.875        6/1/99   5/1/14   4459.27
22943278     POWELL                OH     43065   Primary     SFR              180   70.0  6.875        6/1/99   5/1/14   3745.79
22945091     COLUMBIA              MD     21046   Primary     SFR              180   86.3      7        5/1/99   4/1/14   2831.31
22945380     AURORA                CO     80016   Primary     SFR              180   69.1  6.625        6/1/99   5/1/14   3274.92
22946107     GAINESVILLE           GA     30506   Primary     PUD              180   50.4  6.375        6/1/99   5/1/14   3673.06
22947352     DOWNERS GRO           IL     60516   Primary     SFR              180   73.8  6.875        5/1/99   4/1/14   2568.54
22949663     DACULA                GA     30019   Primary     PUD              180   80.0   6.75        6/1/99   5/1/14   2642.34
22950471     WEST CHESTE           PA     19382   Primary     SFR              180   80.0  6.875        6/1/99   5/1/14   3881.36
22951958     BRENTWOOD             TN     37027   Primary     SFR              180   42.9  6.875        6/1/99   5/1/14   2675.56
22957914     PHOENIX               MD     21131   Primary     SFR              180   42.9  6.875        6/1/99   5/1/14   5351.13
22959597     CASTLE ROCK           CO     80104   Primary     SFR              180   80.0   6.75        6/1/99   5/1/14   3327.26
22959928     GLENVIEW              IL     60025   Primary     SFR              180   79.9  6.875        6/1/99   5/1/14   3406.88
22964142     ENGLEWOOD             CO     80112   Primary     PUD              180   74.4  6.875        6/1/99   5/1/14   3451.48
22970891     PONTE VEDRA           FL     32082   Primary     PUD              180   43.8  6.875        6/1/99   5/1/14   3121.49
22973770     FLAGSTAFF             AZ     86001   Secondary   PUD              180   79.6   6.75        6/1/99   5/1/14   3539.64
22973960     SANDY                 UT     84093   Primary     SFR              180   78.9   7.25        6/1/99   5/1/14   2519.51
22974604     NAPLES                FL     34108   Primary     PUD              180   75.9      7        6/1/99   5/1/14    2797.6
22975205     NASHVILLE             TN     37205   Primary     SFR              180   51.4   6.75        6/1/99   5/1/14   2956.05
22978555     ROCKVILLE             MD     20850   Primary     SFR              180   74.0  6.875        6/1/99   5/1/14   2799.53
22983241     ORANGE PARK           FL     32073   Primary     PUD              180   83.1      7        6/1/99   5/1/14   2211.12
22985303     SHAWNEE               KS     66226   Primary     SFR              180   57.8      7        6/1/99   5/1/14   5069.39
22988836     DENVER                CO     80209   Primary     SFR              180   74.7  6.875        6/1/99   5/1/14   2630.98
22989560     WILMETTE              IL     60091   Primary     SFR              180   63.3  6.875        6/1/99   5/1/14   4236.31
22991285     BEDFORD               NH      3110   Primary     SFR              180   79.9  6.875        6/1/99   5/1/14   2778.13
22999817     PHOENIX               AZ     85032   Primary     SFR              180   71.4   7.25        6/1/99   5/1/14   2282.16
23003437     LITTLE ROCK           AR     72207   Primary     SFR              180   73.2    6.5        6/1/99   5/1/14   2390.32
23004534     LITTLETON             CO     80124   Primary     PUD              180   80.0   6.75        6/1/99   5/1/14    2973.3
23010309     SAN DIEGO             CA     92130   Primary     SFR              180   67.2  6.875        6/1/99   5/1/14   2577.46
23020951     NORTH POTOM           MD     20878   Primary     PUD              180   80.0  6.625        5/1/99   4/1/14   2785.44
23025232     FAIRWAY               KS     66205   Primary     SFR              180   65.0  6.875        6/1/99   5/1/14   3335.54
23028152     DALLAS                TX     75252   Primary     PUD              180   72.4  6.875        6/1/99   5/1/14   5797.05
23042443     UNIVERSITY            TX     75205   Primary     SFR              180   42.9      7        6/1/99   5/1/14   2696.48
23050172     FAIRFAX               VA     22033   Primary     PUD              180   80.0   6.75        5/1/99   4/1/14    2973.3
23059173     EDWARDS               CO     81632   Primary     SFR              180   40.3  6.625        7/1/99   6/1/14   2282.78
23068174     SAN FRANCIS           CA     94110   Primary     2-Family         180   54.1   6.75        5/1/99   4/1/14   2155.64
26123224     MT OLIVE              NC     28365   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   2317.91
26510073     HOT SPRINGS           AR     71909   Primary     SFR              180   75.7  6.625        5/1/99   4/1/14   2941.28
26913459     HOT SPRINGS           AR     71913   Primary     SFR              180   63.0   6.75        5/1/99   4/1/14   2256.52
27080415     CHARLOTTE             NC     28210   Primary     PUD              180   38.5   6.75        5/1/99   4/1/14   2743.22
27336619     STUART                FL     34996   Secondary   Condo            180   80.0  6.875        6/1/99   5/1/14   2853.94
27400407     NEWPORT BEA           CA     92660   Primary     SFR              180   61.0  6.875        6/1/99   5/1/14   3674.44
27404367     WASHINGTON            DC     20009   Primary     Condo            180   80.0  6.875        6/1/99   5/1/14   3139.33
27701119     CAPE GIRARD           MO     63701   Primary     SFR              180   80.0   6.75        5/1/99   4/1/14   2690.13
27707769     OKLAHOMA CI           OK     73064   Primary     SFR              180   49.9    6.5        5/1/99   4/1/14   2608.97
27721570     WADMALAW IS           SC     29487   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   4565.57
27722503     TULSA                 OK     74120   Primary     SFR              120   73.6   6.75        6/1/99   5/1/09   3731.79
27723196     SAN FRANCIS           CA     94131   Primary     SFR              180   74.5   6.75        6/1/99   5/1/14    3495.4
27739242     SANTA BARBA           CA     93108   Secondary   SFR              180   80.0  6.625        5/1/99   4/1/14   2423.27
27767748     TARZANA               CA     91356   Primary     SFR              180   60.7      7        6/1/99   5/1/14   2727.95
27769363     VIRGINIA BE           VA     23454   Primary     SFR              180   38.6   6.75        5/1/99   4/1/14   2389.26
27770775     LAGUNA NIGU           CA     92677   Primary     PUD              180   44.9    6.5        5/1/99   4/1/14   2700.44
27775394     WINTER PARK           FL     32789   Primary     SFR              180   62.4   6.75        5/1/99   4/1/14   3493.82
27775881     PLANO                 TX     75093   Primary     PUD              180   78.8    6.5        5/1/99   4/1/14    2366.8
27777077     POTOMAC               MD     20854   Primary     SFR              180   65.0    6.5        5/1/99   4/1/14    5662.2
27787134     SPRINGFIELD           MO     65809   Primary     SFR              180   72.1   6.75        5/1/99   4/1/14   3893.61
27787514     ARCADIA               CA     91006   Primary     SFR              180   66.2  6.625        5/1/99   4/1/14   3950.98
27794015     COLLEYVILLE           TX     76034   Primary     SFR              180   62.9    6.5        5/1/99   4/1/14   3835.49
27795855     CORRALES              NM     87048   Primary     SFR              180   64.9    6.5        5/1/99   4/1/14   2939.99
27795954     ARLINGTON             VA     22207   Primary     SFR              180   78.7   6.75        5/1/99   4/1/14   4212.17
27796663     SOUTHLAKE             TX     76262   Primary     SFR              180   70.4    6.5        5/1/99   4/1/14   4291.52
27796895     COROLLA               NC     27927   Secondary   SFR              180   68.3  6.875        5/1/99   4/1/14   4021.82
27801190     WESTLAKE              OH     44145   Primary     SFR              180   59.5   6.75        5/1/99   4/1/14    3477.7
27805290     JACKSONVILL           FL     32217   Primary     SFR              180   75.0  6.625        5/1/99   4/1/14   2337.66
27812510     RICHMOND              VA     23235   Primary     SFR              180   32.9  6.375        5/1/99   4/1/14   2587.57
27812858     SARATOGA              CA     95070   Primary     SFR              180   34.9   6.75        4/1/99   3/1/14   3769.72
27817527     COLUMBIA              SC     29223   Primary     SFR              120   68.9  6.625        5/1/99   4/1/09   2911.72
27819762     ALPINE                UT     84004   Primary     SFR              180   71.0    6.5        5/1/99   4/1/14   2787.55
27820760     GEORGETOWN            SC     29440   Secondary   Condo            180   79.1  6.625        5/1/99   4/1/14   3231.02
27821313     KIAWAH ISLA           SC     29455   Secondary   PUD              180   45.1    6.5        5/1/99   4/1/14   2547.99
27826064     SARATOGA              CA     95070   Primary     SFR              180   44.1  6.875        4/1/99   3/1/14   2755.83
27829837     SUNNYVALE             CA     94087   Primary     SFR              180   46.7      7        6/1/99   5/1/14   2624.58
27829845     PINECREST             FL     33156   Primary     SFR              180   73.6  6.875        5/1/99   4/1/14   2853.94
27831072     WASHINGTON            DC     20007   Primary     Townhouse        180   47.7  6.625        6/1/99   5/1/14   2765.69
27832864     GREENSBORO            NC     27408   Primary     SFR              180   55.0    6.5        5/1/99   4/1/14   2421.68
27835164     WOODBRIDGE            VA     22192   Primary     SFR              180   75.0  6.625        5/1/99   4/1/14   3621.73
27842624     SANTA MONIC           CA     90402   Primary     SFR              180   64.8   6.75        5/1/99   4/1/14   5734.22
27844422     OVERLAND PA           KS     66221   Primary     PUD              180   74.6   6.75        5/1/99   4/1/14   2345.02
27847094     AUSTIN                TX     78705   Primary     SFR              180   43.5    6.5        5/1/99   4/1/14   2655.14
27847920     SEABROOK              TX     77586   Primary     PUD              180   80.0  6.625        6/1/99   5/1/14   2914.94
27849728     LIGHTHOUSE            FL     33064   Primary     SFR              180   39.0      7        5/1/99   4/1/14   3577.34
27849744     CHESAPEAKE            VA     23322   Primary     SFR              180   75.0  6.625        5/1/99   4/1/14   3160.78
27850155     GREENVILLE            NC     27834   Primary     SFR              180   74.9  6.625        5/1/99   4/1/14   2783.25
27850254     LAFAYETTE             CA     94549   Primary     SFR              180   45.0  6.875        5/1/99   4/1/14   4013.35
27850551     WESTLAKE VI           CA     91362   Primary     PUD              180   46.4   6.75        5/1/99   4/1/14   5751.92
27854264     ASHEVILLE             NC     28804   Primary     SFR              180   71.8    6.5        5/1/99   4/1/14   2526.22
27856483     BALTIMORE             MD     21208   Primary     SFR              180   68.4   6.75        5/1/99   4/1/14   5689.97
27857689     FAIRFAX               VA     22030   Primary     SFR              180   79.9      7        7/1/99   6/1/14    2458.3
27859818     LEAWOOD               KS     66209   Primary     PUD              180   61.5  6.875        5/1/99   4/1/14   3567.42
27862341     GREENSBORO            NC     27407   Primary     SFR              180   70.6    6.5        5/1/99   4/1/14   2922.57
27863265     HUNTINGTON            CA     92646   Primary     SFR              180   61.8  7.125        7/1/99   6/1/14   3469.34
27864537     CUPERTINO             CA     95014   Primary     PUD              180   58.0    6.5        5/1/99   4/1/14   3789.32
27864974     TAMPA                 FL     33629   Primary     SFR              180   75.4  6.875        5/1/99   4/1/14   2318.83
27870948     PACIFIC PAL           CA     90272   Primary     Condo            180   69.6    6.5        5/1/99   4/1/14   2818.04
27871797     CUPERTINO             CA     95014   Primary     SFR              180   47.8  6.125        5/1/99   4/1/14      2722
27872076     MORGAN HILL           CA     95037   Primary     SFR              180   61.3   6.75        5/1/99   4/1/14   2931.27
27874478     ATLANTA               GA     30324   Primary     PUD              180   80.0  6.625        5/1/99   4/1/14   3046.64
27875749     TAMPA                 FL     33611   Primary     SFR              180   50.9      7        5/1/99   4/1/14   2408.86
27876341     SAN LEANDRO           CA     94577   Primary     SFR              180   66.8      7        6/1/99   5/1/14   2341.45
27876432     CERRITOS              CA     90703   Primary     SFR              180   63.4      7        5/1/99   4/1/14   2336.96
27878750     CHAPEL HILL           NC     27514   Primary     SFR              180   68.0    6.5        5/1/99   4/1/14   2613.33
27878958     CORAL GABLE           FL     33156   Primary     SFR              180   80.0      7        6/1/99   5/1/14   6471.57
27880392     GOLD RIVER            CA     95670   Primary     SFR              180   82.8   7.25        5/1/99   4/1/14   3459.76
27880426     CUPERTINO             CA     95014   Primary     SFR              180   72.7  6.625        5/1/99   4/1/14   3511.98
27880673     DANVILLE              CA     94506   Primary     SFR              180   63.9      7        5/1/99   4/1/14   2786.37
27881754     ALBUQUERQUE           NM     87120   Primary     SFR              180   75.0  6.875        5/1/99   4/1/14    2173.9
27881952     ATLANTA               GA     30350   Primary     SFR              120   69.0    6.5        5/1/99   4/1/09   3383.73
27884279     LOS GATOS             CA     95032   Primary     SFR              180   44.7   6.75        5/1/99   4/1/14   3539.64
27884857     RUSSELLVILL           AR     72802   Primary     SFR              180   76.5    6.5        5/1/99   4/1/14   2299.73
27885730     BROOKEVILLE           MD     20833   Primary     SFR              180   79.7   6.75        5/1/99   4/1/14   5005.94
27889930     HUNTINGTON            CA     92646   Primary     SFR              180   68.9  6.875        5/1/99   4/1/14   2488.28
27890110     ATLANTA               GA     30305   Primary     SFR              180   57.0   6.75        5/1/99   4/1/14   3445.84
27891365     OWINGS MILL           MD     21117   Primary     SFR              180   66.2   6.75        5/1/99   4/1/14   3406.91
27891530     LINCOLN               CA     95648   Primary     SFR              180   69.1  6.875        5/1/99   4/1/14   2311.69
27892991     CLEARWATER            FL     33767   Primary     SFR              180   74.4  6.875        5/1/99   4/1/14   4876.02
27893197     NORTH POTOM           MD     20878   Primary     SFR              180   56.8   6.75        5/1/99   4/1/14   2964.45
27893700     PALO ALTO             CA     94306   Primary     SFR              180   52.4  6.625        5/1/99   4/1/14   2897.38
27894377     CHARLESTON            SC     29401   Primary     SFR              144   38.9    6.5        6/1/99   5/1/11   3606.92
27896208     CHESAPEAKE            VA     23322   Primary     SFR              180   70.9   6.75        5/1/99   4/1/14   3097.19
27897933     OAK VIEW              CA     93022   Primary     PUD              180   68.0      7        5/1/99   4/1/14   3118.94
27898121     POTOMAC               MD     20854   Primary     PUD              180   61.9  6.875        5/1/99   4/1/14    3121.5
27899087     SAN RAFAEL            CA     94901   Primary     SFR              180   75.0  6.375        5/1/99   4/1/14   4051.18
27899418     MILL VALLEY           CA     94941   Primary     SFR              180   45.2   6.75        5/1/99   4/1/14   3302.66
27899566     MILPITAS              CA     95035   Primary     SFR              180   61.4      7        5/1/99   4/1/14    3145.9
27901297     SAN DIEGO             CA     92122   Primary     SFR              180   80.0  6.875        6/1/99   5/1/14   2176.13
27901511     SAN FRANCIS           CA     94121   Primary     SFR              180   53.4  6.375        5/1/99   4/1/14   2679.18
27901610     SAN JOSE              CA     95120   Primary     SFR              180   57.7      7        5/1/99   4/1/14   3343.65
27901958     MIAMI                 FL     33156   Primary     SFR              180   57.0    6.5        5/1/99   4/1/14   2482.66
27902949     ATLANTA               GA     30328   Primary     SFR              180   38.8      7        5/1/99   4/1/14   2975.13
27903103     SANTA ROSA            FL     32459   Secondary   SFR              120   58.4    6.5        5/1/99   4/1/09   2884.69
27904101     CARY                  NC     27513   Primary     PUD              180   75.9    6.5        6/1/99   5/1/14    2595.9
27905207     WEATHERBY L           MO     64152   Primary     PUD              120   61.1  6.375        5/1/99   4/1/09   3382.88
27906908     HILTON HEAD           SC     29928   Secondary   PUD              180   60.8    6.5        5/1/99   4/1/14   2331.09
27908896     NEWPORT BEA           CA     92660   Primary     SFR              180   36.4  6.875        5/1/99   4/1/14   4548.46
27908961     SAN JOSE              CA     95127   Primary     SFR              180   75.0  6.875        5/1/99   4/1/14   3177.24
27910157     WICHITA               KS     67230   Primary     PUD              180   78.1  6.875        5/1/99   4/1/14   2702.32
27911015     ATLANTA               GA     30327   Primary     PUD              180   79.3    6.5        5/1/99   4/1/14    5662.2
27911247     BRADENTON             FL     34202   Secondary   SFR              180   80.0  7.125        6/1/99   5/1/14   2724.02
27911858     BELMONT               CA     94002   Primary     SFR              180   80.0  6.375        7/1/99   6/1/14   3560.72
27913524     CHARLOTTE             NC     28277   Primary     PUD              180   75.0  6.875        6/1/99   5/1/14   5351.13
27913912     PLACENTIA             CA     92870   Primary     PUD              180   65.9      7        5/1/99   4/1/14   2516.72
27914878     GLENDALE              CA     91207   Primary     SFR              180   69.4  6.625        5/1/99   4/1/14   3775.38
27916089     MONTEREY PA           CA     91754   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   2633.99
27916543     CROZIER               VA     23039   Primary     SFR              180   38.2      7        6/1/99   5/1/14   5842.39
27917129     WINTER HAVE           FL     33880   Primary     SFR              180   75.3  6.875        5/1/99   4/1/14   2451.75
27917566     SOMERVILLE            TN     38068   Primary     SFR              180   76.3    6.5        6/1/99   5/1/14   3484.43
27919976     MANHATTAN B           CA     90266   Primary     SFR              180   47.8   6.25        5/1/99   4/1/14   2949.54
27920198     NASHVILLE             TN     37215   Primary     PUD              120   49.5      7        6/1/99   5/1/09   6385.97
27920206     PRESCOTT              AZ     86303   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   3209.95
27920768     CHAPIN                SC     29036   Primary     SFR              180   64.8   6.75        5/1/99   4/1/14   3796.27
27923143     WASHINGTON            DC     20007   Primary     SFR              180   42.1      7        5/1/99   4/1/14   2651.55
27926187     CARMEL                CA     93921   Primary     SFR              180   53.4   6.75        5/1/99   4/1/14   2999.85
27927177     RIVERSIDE             CA     92506   Primary     SFR              180   79.3      7        5/1/99   4/1/14   3029.06
27928100     POMPANO BEA           FL     33062   Primary     PUD              180   80.0   6.75        6/1/99   5/1/14   3805.12
27938307     GREENVILLE            SC     29615   Primary     PUD              180   80.0  6.375        6/1/99   5/1/14   2668.81
27939305     ATLANTA               GA     30307   Primary     SFR              180   80.0   6.75        6/1/99   5/1/14   2477.75
27941756     SPRINGFIELD           MO     65809   Primary     SFR              180   80.0      7        5/1/99   4/1/14   3634.87
27942044     WASHINGTON            DC     20007   Primary     PUD              180   32.7  6.625        6/1/99   5/1/14   2414.49
27948066     NORTHRIDGE            CA     91326   Primary     PUD              180   79.9  6.875        6/1/99   5/1/14   3319.49
27948991     JUPITER               FL     33458   Primary     SFR              180   67.7   6.75        6/1/99   5/1/14   5751.92
27952951     ALEXANDRIA            VA     22311   Primary     SFR              180   80.0  6.625        6/1/99   5/1/14   2626.96
27957372     TRUCKEE               CA     96161   Secondary   PUD              180   69.9      7        5/1/99   4/1/14   2449.31
27957794     ORINDA                CA     94563   Primary     SFR              180   43.5  6.625        6/1/99   5/1/14   3819.28
27959428     AUSTIN                TX     78703   Primary     SFR              180   71.3  6.875        5/1/99   4/1/14   2608.68
27962000     ORANGE                CA     92867   Primary     SFR              180   55.9      7        6/1/99   5/1/14   4022.26
27963040     CORONA DEL            CA     92625   Primary     PUD              180   47.9      7        6/1/99   5/1/14   7972.61
27964485     CASTRO VALL           CA     94546   Primary     SFR              180   74.3  6.875        6/1/99   5/1/14    2715.7
27967678     FREMONT               CA     94539   Primary     SFR              180   64.7  6.875        5/1/99   4/1/14   4013.35
27968213     CUPERTINO             CA     95014   Primary     SFR              180   65.1  6.875        5/1/99   4/1/14   4994.39
27970797     SAN JOSE              CA     95120   Primary     SFR              180   67.9      7        6/1/99   5/1/14   3235.79
27970896     PALM BEACH            FL     33418   Secondary   SFR              180   71.2  6.875        5/1/99   4/1/14   4236.31
27971670     DANVILLE              CA     94506   Primary     PUD              180   58.5      7        5/1/99   4/1/14   4943.56
27971688     ALEXANDRIA            VA     22314   Primary     Townhouse        180   80.0      7        6/1/99   5/1/14   3811.04
27972306     FORT WORTH            TX     76179   Primary     SFR              180   68.6  6.875        6/1/99   5/1/14   4013.35
27974070     SAN DIEGO             CA     92129   Primary     SFR              180   67.9   6.75        6/1/99   5/1/14   2552.97
27974310     SUNNYVALE             CA     94087   Primary     SFR              180   51.8  6.875        5/1/99   4/1/14   2318.83
27976497     CUPERTINO             CA     95014   Primary     SFR              180   69.8  6.875        5/1/99   4/1/14   4726.83
27976885     ENCINO                CA     91436   Primary     SFR              180   57.1  6.875        5/1/99   4/1/14   3210.68
27980671     LA HABRA HE           CA     90631   Primary     SFR              180   75.0   6.75        6/1/99   5/1/14   2588.37
27980747     TORRANCE              CA     90505   Primary     SFR              180   68.0  6.625        6/1/99   5/1/14   4389.97
27981398     LAFAYETTE             CA     94549   Primary     SFR              180   56.3  7.125        5/1/99   4/1/14      3261
27981943     SPARTANBURG           SC     29301   Primary     SFR              180   80.0  6.625        5/1/99   4/1/14   2261.72
27982396     LA CANADA-F           CA     91011   Primary     SFR              180   56.6  6.875        6/1/99   5/1/14   3785.03
27983618     SAN RAMON             CA     94583   Primary     SFR              180   78.1  6.875        5/1/99   4/1/14   2960.96
27984491     SAN FRANCIS           CA     94109   Primary     2-Family         180   59.2  6.875        5/1/99   4/1/14   6599.73
27984582     POWAY                 CA     92064   Primary     SFR              180   67.4      7        6/1/99   5/1/14   3694.19
27988526     SANTA BARBA           CA     93108   Primary     SFR              180   46.0   6.75        5/1/99   4/1/14   3274.17
27991231     ROSWELL               GA     30075   Primary     PUD              180   80.0   6.75        6/1/99   5/1/14   2760.92
27993054     AGOURA HILL           CA     91301   Primary     PUD              180   62.5   6.75        6/1/99   5/1/14   3070.64
27999150     CLEARWATER            FL     33767   Secondary   Condo            180   66.7      7        5/1/99   4/1/14   4494.15
27999697     CONYERS               GA     30012   Primary     PUD              180   77.1   6.75        6/1/99   5/1/14   2265.37
27999846     WOODSIDE              CA     94062   Primary     SFR              180   39.0      7        5/1/99   4/1/14   4116.64
28002343     KANSAS CITY           MO     64113   Primary     SFR              180   69.5      7        6/1/99   5/1/14   2631.77
28003606     HOBBS                 NM     88240   Secondary   SFR              180   79.1   6.75        6/1/99   5/1/14   2695.44
28007920     AGOURA HILL           CA     91301   Primary     PUD              180   73.2      7        6/1/99   5/1/14    3685.2
28009058     TALLAHASSEE           FL     32312   Primary     SFR              180   75.0  6.875        6/1/99   5/1/14   4147.13
28009488     LA MIRADA             CA     90638   Primary     SFR              180   62.1      7        6/1/99   5/1/14   2399.88
28011559     CUPERTINO             CA     95014   Primary     SFR              180   47.6   6.75        6/1/99   5/1/14   3159.13
28011989     DALLAS                TX     75214   Primary     SFR              120   56.6  6.875        6/1/99   5/1/09   3694.89
28012425     SARATOGA              CA     95070   Primary     SFR              180   64.9  6.875        6/1/99   5/1/14   5270.86
28012862     NAPLES                FL     34113   Primary     SFR              120   80.0      7        7/1/99   6/1/09   3111.71
28018539     ORINDA                CA     94563   Primary     SFR              180   45.0  6.375        7/1/99   6/1/14   2333.48
28018646     TARZANA               CA     91356   Primary     SFR              180   51.6   6.75        6/1/99   5/1/14   2441.47
28020691     SALINAS               CA     93908   Primary     SFR              180   73.1  6.625        6/1/99   5/1/14   5452.35
28022887     PHOENIX               AZ     85044   Primary     SFR              180   72.7  6.875        6/1/99   5/1/14   4726.83
28025518     FT LAUDERDA           FL     33308   Primary     Condo            180   69.6  6.875        6/1/99   5/1/14   3166.09
28035269     HOUSTON               TX     77098   Primary     PUD              180   70.0   6.75        6/1/99   5/1/14   3871.48
28035376     BRENTWOOD             TN     37027   Primary     PUD              180   57.5   6.75        6/1/99   5/1/14   2876.57
28035699     LA WEST HIL           CA     91304   Primary     PUD              180   63.9  6.625        6/1/99   5/1/14    3283.7
28035921     CASTRO VALL           CA     94546   Primary     SFR              180   80.0  6.625        6/1/99   5/1/14   2353.03
28036564     MOUNTAIN VI           CA     94040   Primary     SFR              180   80.0  6.625        6/1/99   5/1/14   4804.39
28036606     PALOS VERDE           CA     90274   Primary     SFR              180   46.9  6.625        6/1/99   5/1/14   2633.99
28036937     ESCONDIDO             CA     92029   Primary     SFR              180   65.1  6.875        6/1/99   5/1/14   2613.14
28038495     COLLIERVILL           TN     38017   Primary     SFR              180   80.0      7        6/1/99   5/1/14   2333.36
28040509     SOUTH LAKE            CA     96150   Primary     SFR              180   75.0      7        6/1/99   5/1/14   2865.02
28042158     FREMONT               CA     94555   Primary     SFR              180   66.8      7        7/1/99   6/1/14   2353.14
28043222     OREM                  UT     84058   Primary     SFR              180   75.6   7.25        6/1/99   5/1/14   4107.89
28048973     BOCA RATON            FL     33432   Primary     PUD              180   23.3  6.875        6/1/99   5/1/14   2281.37
28049328     CARDIFF               CA     92007   Primary     SFR              180   51.2  6.625        6/1/99   5/1/14   2695.45
28049468     CUPERTINO             CA     95014   Primary     SFR              180   40.0      7        6/1/99   5/1/14   2876.26
28050300     LAGUNA NIGU           CA     92677   Primary     PUD              180   51.7      7        6/1/99   5/1/14   2786.37
28057644     SAN FRANCIS           CA     94114   Primary     SFR              180   27.9   6.75        6/1/99   5/1/14   2212.28
28059814     DANVILLE              CA     94526   Primary     SFR              180   76.1  6.875        6/1/99   5/1/14   3937.54
28062107     CORAL GABLE           FL     33133   Primary     SFR              180   69.2      7        6/1/99   5/1/14   8089.46
28062289     GREENSBORO            NC     27410   Primary     SFR              180   72.9  6.625        6/1/99   5/1/14   2993.96
28063220     LUTZ                  FL     33549   Primary     SFR              180   65.5  7.125        6/1/99   5/1/14      3261
28063394     NAPA                  CA     94558   Primary     SFR              180   72.0   6.75        6/1/99   5/1/14   2477.75
28064657     CASTRO VALL           CA     94552   Primary     SFR              180   76.7  6.875        6/1/99   5/1/14   4102.53
28066926     BOERNE                TX     78006   Primary     SFR              180   80.0  6.625        6/1/99   5/1/14   2416.24
28068757     VENTURA               CA     93003   Primary     SFR              180   74.2      7        6/1/99   5/1/14   3235.79
28070779     ATLANTA               GA     30305   Primary     PUD              180   53.7  6.875        7/1/99   6/1/14   4115.91
28079374     ALAMO                 CA     94507   Primary     SFR              180   56.0  6.875        6/1/99   5/1/14    2836.1
28080596     ROLLING HIL           CA     90274   Primary     SFR              180   69.4  6.625        6/1/99   5/1/14   3775.38
28082295     HILTON HEAD           SC     29928   Primary     SFR              180   42.1      7        7/1/99   6/1/14   3065.01
28083772     MOUNT PLEAS           SC     29464   Primary     SFR              180   75.0  6.625        6/1/99   5/1/14   2633.99
28086171     FT LAUDERDA           FL     33301   Primary     SFR              180   60.6   7.25        7/1/99   6/1/14   9128.63
28087351     NORTHRIDGE            CA     91326   Primary     SFR              180   74.6  6.875        6/1/99   5/1/14   4370.09
28090413     NASHVILLE             TN     37205   Primary     SFR              180   53.4  6.625        6/1/99   5/1/14   2414.49
28097848     LOS ANGELES           CA     90024   Primary     SFR              180   57.1  6.875        6/1/99   5/1/14   5707.87
28099562     MIAMI                 FL     33143   Primary     SFR              180   65.3   7.25        7/1/99   6/1/14   8790.87
28102721     HIGHLANDS             NC     28741   Secondary   SFR              180   80.0   6.75        6/1/99   5/1/14   2867.11
28103000     DELRAY BEAC           FL     33483   Primary     SFR              180   57.6  7.125        6/1/99   5/1/14   2871.49
28113967     CHARLOTTE             NC     28226   Primary     PUD              180   60.4   6.75        7/1/99   6/1/14   2986.57
28114130     ZEPHYR COVE           NV     89448   Secondary   SFR              180   59.5  6.875        6/1/99   5/1/14    4905.2
28116911     YORBA LINDA           CA     92886   Primary     SFR              180   65.3  6.875        6/1/99   5/1/14   2943.12
28117257     CORRALES              NM     87048   Primary     SFR              180   59.1   6.75        6/1/99   5/1/14   5751.92
28117711     SAN FRANCIS           CA     94122   Primary     2-Family         180   59.2  6.875        6/1/99   5/1/14   4013.35
28118891     SANTA FE              NM     87501   Primary     SFR              180   69.8  6.875        7/1/99   6/1/14   2675.57
28120822     BERKELEY              CA     94705   Primary     SFR              120   48.3  6.875        6/1/99   5/1/09   6408.33
28121150     LA VERNE              CA     91750   Primary     SFR              180   77.0  6.875        7/1/99   6/1/14   2644.35
28124246     LOS ALTOS H           CA     94024   Primary     SFR              180   17.1      7        6/1/99   5/1/14   4494.15
28126076     PALO ALTO             CA     94306   Primary     SFR              180   60.0  6.625        7/1/99   6/1/14   4741.17
28127488     LOS ANGELES           CA     90045   Primary     SFR              180   79.4  6.875        7/1/99   6/1/14   4782.57
28127769     CLAREMONT             CA     91711   Primary     SFR              180   78.2      7        7/1/99   6/1/14   5797.45
28128825     KINGSLAND             GA     31548   Primary     SFR              180   64.2   6.75        6/1/99   5/1/14   2557.39
28135275     ST PETERSBU           FL     33704   Primary     SFR              180   90.0  6.875        7/1/99   6/1/14   2287.61
28137388     SAN MARCOS            CA     92069   Primary     SFR              180   48.8      7        7/1/99   6/1/14   2741.43
28137941     SAN JOSE              CA     95124   Primary     SFR              180   58.2  6.625        6/1/99   5/1/14   2300.35
28142362     AGOURA HILL           CA     91301   Primary     SFR              180   77.2      7        6/1/99   5/1/14   4232.59
28147551     LA JOLLA              CA     92037   Primary     SFR              180   69.4   6.75        7/1/99   6/1/14   4114.83
28150407     MILL VALLEY           CA     94941   Primary     SFR              180   79.3  6.625        7/1/99   6/1/14   5706.96
28150589     CEDAR RIDGE           CA     95924   Primary     SFR              180   80.0  7.125        7/1/99   6/1/14   3402.31
28151215     CARLSBAD              CA     92009   Primary     PUD              180   55.9  6.625        7/1/99   6/1/14   2502.29
28151751     HACIENDA HE           CA     91745   Primary     SFR              180   68.4  6.625        7/1/99   6/1/14   2941.28
28153138     MIAMI BEACH           FL     33140   Primary     SFR              180   65.7   6.25        7/1/99   6/1/14    4227.1
28155000     FREMONT               CA     94539   Primary     SFR              180   44.1      7        7/1/99   6/1/14   4161.58
28163525     RENO                  NV     89511   Primary     SFR              180   80.0  6.875        6/1/99   5/1/14   3139.33
28167344     LOS ALTOS             CA     94024   Primary     SFR              180   42.8  6.875        7/1/99   6/1/14   3183.92
28170306     DALLAS                TX     75248   Primary     PUD              180   57.7   6.75        7/1/99   6/1/14   3193.64
28171585     DIAMOND BAR           CA     91765   Primary     PUD              180   60.7  6.625        7/1/99   6/1/14   2853.48
28179448     HOUSTON               TX     77005   Primary     SFR              180   59.7   6.75        7/1/99   6/1/14   2641.46
28180537     CAMPBELL              CA     95008   Primary     SFR              180   54.4  7.125        7/1/99   6/1/14   3079.83
28180651     EL CAJON              CA     92019   Primary     SFR              180   73.5   6.75        7/1/99   6/1/14   2645.88
28192102     LAFAYETTE             CA     94549   Primary     SFR              180   43.1      7        7/1/99   6/1/14   3334.66
22909832     DAVIDSONVIL           MD     21035   Primary     PUD              180   53.8      7        7/1/99   6/1/14    3145.9
22988703     CHICAGO               IL     60614   Primary     SFR              180   67.3   6.75        7/1/99   6/1/14   3097.18
22994776     ATLANTA               GA     30342   Primary     PUD              180   80.0  6.875        7/1/99   6/1/14   3567.42
23039894     PORTLAND              OR     97212   Primary     SFR              180   80.0   6.25        7/1/99   6/1/14   4191.08
28140358     ATLANTA               GA     30327   Primary     SFR              180   70.1      7        7/1/99   6/1/14   2426.84
28140440     SAN DIEGO             CA     92014   Primary     SFR              180   49.0  6.625        7/1/99   6/1/14   2259.08
28155281     SALINAS               CA     93908   Primary     PUD              180   40.3  7.125        7/1/99   6/1/14      3261
28188910     SAN JOSE              CA     95129   Primary     SFR              180   70.0  6.875        7/1/99   6/1/14   4001.76
22982524     MOBILE                AL     36695   Primary     SFR              180   48.5    6.5        4/1/99   3/1/14   2622.03
22984140     BETHESDA              MD     20816   Primary     SFR              180   78.2  6.625        4/1/99   3/1/14   2809.58
22984199     PONTE VEDRA           FL     32082   Primary     SFR              180   23.1   6.75        3/1/99   2/1/14   3628.13
22984231     DALLAS                TX     75248   Primary     SFR              180   63.4  7.375        4/1/99   3/1/14   2594.18
22984249     BURR RIDGE            IL     60525   Primary     SFR              180   76.4   6.75        5/1/99   4/1/14   3583.88
22984322     BROOKLINE             MA      2167   Primary     SFR              180   59.2   7.25        3/1/99   2/1/14    2902.9
22984348     COLLEYVILLE           TX     76034   Primary     PUD              180   71.8    6.5        4/1/99   3/1/14   5256.26
22984645     LEXINGTON             MA      2420   Primary     SFR              180   68.5  6.875        5/1/99   4/1/14    2441.9
22986400     MILTON                MA      2186   Primary     SFR              180   62.1  7.375        2/1/99   1/1/14   3771.69
22987424     MILTON                MA      2186   Primary     SFR              180   65.8   7.25        3/1/99   2/1/14   3121.99
22987671     PLANO                 TX     75024   Primary     PUD              180   45.9   6.75        3/1/99   2/1/14   2437.93
22991426     GALVESTON             TX     77554   Secondary   PUD              180   73.9  6.875        4/1/99   3/1/14   2523.95
22992267     GAINESVILLE           FL     32608   Primary     PUD              180   79.6  6.875        4/1/99   3/1/14   3790.38
23020506     LOS ANGELES           CA     90077   Primary     Condo            180   80.0  7.125        5/1/99   4/1/14    3913.2
23020977     GREENVILLE            DE     19707   Primary     PUD              180   58.8   6.25        4/1/99   3/1/14   4287.11
23023872     VILLANOVA             PA     19085   Primary     SFR              180   68.2  6.125        5/1/99   4/1/14   2262.66
23023930     NORTHRIDGE            CA     91326   Primary     PUD              180   80.0  6.875        5/1/99   4/1/14   2711.24
23027006     GARDEN GROV           CA     92840   Primary     SFR              180   89.9      7        5/1/99   4/1/14   2786.37
23039233     WESTON                FL     33327   Primary     PUD              180   80.0      7        5/1/99   4/1/14   4163.37
23039316     FT. LAUDERD           FL     33305   Primary     SFR              180   50.9    6.5        5/1/99   4/1/14    2439.1
23039423     NORTH HAVEN           CT      6473   Primary     SFR              180   80.0      7        5/1/99   4/1/14   2696.48
23040264     ARLINGTON             VA     22207   Primary     SFR              180   50.7  6.625        5/1/99   4/1/14   3511.98
23040306     MIAMI                 FL     33156   Primary     SFR              180   64.7   6.75        4/1/99   3/1/14   4291.81

LOAN#        SCHPTD       ORIG BAL    ACT BALANCE      SCH BALANCE    PURP          DOC            APPRAISAL      RTRM      CLTV
-----        ------       --------    -----------      -----------    ----          ---            ---------      ----      ----
21984422     6/1/99       321000        308072.4         306964.75    R/T REFI      FULL              565000       167      54.3
22577738     6/1/99       532000       528370.94          526542.5    R/T REFI      REDUCED           875000       177      60.2
22600720     6/1/99       582150       572558.25         572558.25    PURCH         FULL              750000       175      78.7
22630990     6/1/99       458400       455201.44          453689.8    R/T REFI      FULL              585000       177      77.6
22662084     6/1/99       402500        399897.3          399897.3    C/O REFI      FULL              575000       178      69.5
22685192     6/1/99       304000       300212.11         299250.79    R/T REFI      FULL              610000       175      49.1
22686471     6/1/99       350250       343529.28         343529.28    C/O REFI      FULL              467000       176      73.6
22695191     6/1/99       325000       321905.95         321905.95    PURCH         FULL              475000       177      67.8
22704951     6/1/99       266000       263305.03         262467.61    C/O REFI      FULL              625000       176      42.0
22705701     6/1/99       258750        254707.7          254707.7    C/O REFI      FULL              345000       175      73.8
22706410     6/1/99       255000       252598.37          251788.3    R/T REFI      FULL              353000       176      71.3
22711873     6/1/99       247500        245118.3          245118.3    R/T REFI      FULL              515800       177      47.5
22713440     6/1/99       500000       493634.64         493634.64    R/T REFI      FULL              627253       176      78.7
22714406     6/1/99       450000       447121.35         447121.35    C/O REFI      FULL              850000       178      52.6
22715759     6/1/99       432000        415378.2          415378.2    PURCH         FULL              540000       176      76.9
22722532     6/1/99       320000        316717.3         315611.88    PURCH         FULL              423500       177      78.9
22725634     6/1/99       300000        298101.5          298101.5    PURCH         FULL              470000       178      63.8
22730758     6/1/99       385000       377526.18         376255.45    C/O REFI      FULL              575000       173      65.5
22731590     6/1/99       650000       645751.47          643609.6    R/T REFI      FULL             1000000       177      64.4
22734370     6/1/99       283800       281009.84         281009.84    PURCH         FULL              360000       177      79.2
22737621     6/1/99       310000       309021.96         308038.22    C/O REFI      FULL              526000       178      58.6
22750616     6/1/99       375000       368790.96         367546.99    R/T REFI      FULL             1030000       178      35.7
22752893     6/1/99       355000       345950.37         345950.37    R/T REFI      FULL              550000       177      62.9
22758981     6/1/99       274660       273764.85         272864.76    PURCH         FULL              344000       178      79.5
22762413     6/1/99       258000       254310.35         254310.35    PURCH         FULL              324000       177      78.7
22763189     6/1/99       310000       307995.44         306984.69    PURCH         FULL              435000       177      72.1
22766448     6/1/99       500000       495239.89         493634.64    C/O REFI      FULL             1200000       176      41.2
22769624     6/1/99       330000       328924.49         327843.05    C/O REFI      FULL              520000       178      63.1
22770549     6/1/99       385650       384379.51         383102.14    PURCH         FULL              487000       178      79.5
22774160     6/1/99       331000       327745.81         327745.81    R/T REFI      FULL              475000       177      69.0
22775373     6/1/99       300000       296471.98         297484.34    C/O REFI      FULL              400000       178      74.4
22779532     6/1/99       300000       298018.01         297018.95    C/O REFI      FULL              530000       177      56.0
22780316     6/1/99       278400       273480.33         273480.33    R/T REFI      FULL              560000       117      48.8
22781355     6/1/99       365000       362614.28         361411.53    C/O REFI      FULL              930000       177      38.9
22784037     6/1/99       300000       297081.96         296098.32    C/O REFI      FULL              414000       176      71.6
22789176     6/1/99       500000       498370.45          496731.9    C/O REFI      FULL              727000       178      68.4
22789697     6/1/99       285000       283176.85         283176.85    R/T REFI      FULL              435000       178      65.1
22790000     6/1/99       350000       347712.32            346559    PURCH         FULL              456000       177      77.0
22791131     6/1/99       430000       428583.41         427159.14    R/T REFI      FULL              975000       178      43.8
22795751     6/1/99       500000       498352.79         496696.66    R/T REFI      FULL              695000       178      71.5
22797161     6/1/99       269600       267744.27         266855.36    R/T REFI      FULL              337000       177      79.2
22797765     6/1/99       350000       348859.31         347712.32    R/T REFI      FULL              875000       178      39.7
22798425     6/1/99       339000       336784.22         336784.22    R/T REFI      FULL              473000       178      71.2
22798987     6/1/99       311500       309463.97         309463.97    R/T REFI      FULL              560000       178      55.3
22799340     6/1/99       400000       396025.26         396025.26    R/T REFI      FULL              915000       177      43.3
22800015     6/1/99       300000       299022.27         298039.14    C/O REFI      FULL              630000       178      47.3
22803266     6/1/99       260000       257416.41         257416.41    R/T REFI      FULL              372000       177      69.2
22804231     6/1/99       255600       252587.79         252587.79    R/T REFI      FULL              290000       177      87.1
22805071     6/1/99       382000          378324            378324    R/T REFI      FULL              755000       177      50.1
22805113     6/1/99       260000       257471.04         256618.55    R/T REFI      FULL              450000       177      57.0
22805535     6/1/99       355000       353817.85         352629.42    R/T REFI      FULL              637000       178      55.4
22806368     6/1/99       344000       342938.08         341869.75    R/T REFI      FULL              430000       178      79.5
22807689     6/1/99       320000       317930.76         317930.76    C/O REFI      FULL              430000       178      73.9
22811061     6/1/99       364000       361595.18         360382.99    PURCH         FULL              460000       177      79.2
22811095     6/1/99       500000       496696.66         496696.66    PURCH         FULL              860000       178      61.3
22811624     6/1/99       369000       366613.92          365410.8    R/T REFI      FULL              573000       177      63.8
22812135     6/1/99       338000       335429.75         335429.75    R/T REFI      FULL              500000       178      67.1
22812663     6/1/99       290000       287118.32         287118.32    PURCH         FULL              400000       177      72.0
22814180     6/1/99       413000          413000         411668.45    R/T REFI      FULL              785000       179      52.4
22814479     6/1/99       315000       313984.42         313984.42    R/T REFI      FULL              455000       179      69.0
22815559     6/1/99       409000       407681.35         406355.28    R/T REFI      FULL              822500       178      49.4
22816847     6/1/99       452500       448051.28         448051.28    R/T REFI      FULL              700000       177      64.0
22817670     6/1/99       460000       456516.92         455014.25    R/T REFI      FULL              715000       178      63.6
22817720     6/1/99       500000       496696.66         496696.66    C/O REFI      FULL             1650000       178      30.1
22820898     6/1/99       353000       350667.84         349492.28    R/T REFI      FULL              478000       177      73.1
22821276     6/1/99       330000       327819.79         327819.79    R/T REFI      FULL              800000       178      41.0
22821425     6/1/99       380000       378734.59         377462.46    PURCH         FULL              477000       178      79.5
22822183     6/1/99       311750       310744.88         309734.11    R/T REFI      FULL              565000       178      54.8
22824684     6/1/99       615200       610214.24         608223.57    R/T REFI      FULL              772000       177      78.8
22827034     6/1/99       308000       305965.15         304939.45    PURCH         FULL              409000       177      77.2
22827380     6/1/99       290000       288021.76         287025.06    PURCH         FULL              494000       177      58.6
22828735     6/1/99       515000       511633.85         509936.83    R/T REFI      FULL             1060000       177      48.1
22828883     6/1/99       350000       348758.91         347599.14    R/T REFI      FULL              687000       178      50.6
22830400     6/1/99       320000       318968.29         317930.78    PURCH         FULL              410000       178      79.5
22831952     6/1/99       272000       270222.14         269325.84    C/O REFI      FULL              400000       177      67.3
22832836     6/1/99       318750       316710.94         315682.64    C/O REFI      FULL              425000       177      74.3
22834345     6/1/99       385000       383758.73         382510.47    R/T REFI      FULL              504000       178      75.9
22834402     6/1/99       325400       323813.25          322755.2    R/T REFI      FULL              595000       178      54.3
22836266     6/1/99       324000       321836.43         320746.02    PURCH         FULL              425000       177      79.1
22836555     6/1/99       350000       347736.79         347736.79    R/T REFI      FULL              500000       178      69.5
22836670     6/1/99       271200       270325.63         269446.34    PURCH         FULL              345000       178      79.5
22837280     6/1/99       319000       316450.14          315385.4    R/T REFI      FULL              450000       177      70.1
22838205     6/1/99       300000       298142.22         297204.91    C/O REFI      FULL              450000       177      66.1
22838619     6/1/99       298000       297039.21         296073.02    PURCH         FULL              498000       178      59.5
22838817     6/1/99       308000       304036.77         303031.73    R/T REFI      FULL              410000       177      73.9
22839542     6/1/99       305000       301416.93         301416.93    R/T REFI      FULL              485000       118      62.2
22839583     6/1/99       283750       282815.21         281875.36    R/T REFI      FULL              325000       178      86.7
22842751     6/1/99       431250        429859.6         428461.38    PURCH         FULL              576000       178      74.5
22843411     6/1/99       306300       305290.93         304276.39    R/T REFI      FULL              400000       178      76.1
22844047     6/1/99       255500       252247.31         251387.97    PURCH         FULL              290000       178      88.6
22844096     6/1/99       560000       558155.12         556300.25    R/T REFI      FULL              800000       178      69.5
22844492     6/1/99       420000        417254.8         415870.82    C/O REFI      FULL              560000       177      74.3
22846653     6/1/99       287900       285997.94         285997.94    C/O REFI      FULL              575000       178      49.8
22848352     6/1/99       250000       248365.96         248365.96    R/T REFI      FULL              580000       178      42.8
22848741     6/1/99       292000       290132.06         290132.06    PURCH         FULL              365000       178      79.5
22849277     6/1/99       400000        396505.8          396505.8    R/T REFI      FULL              650000       178      61.0
22849913     6/1/99       300000       299032.77          298060.1    C/O REFI      FULL              422000       178      70.6
22850713     6/1/99       477000       475428.57         473848.63    C/O REFI      FULL              710000       178      66.8
22850937     6/1/99       266400       264658.75         264658.75    PURCH         FULL              365000       178      79.5
22850978     6/1/99       441500       440045.52         438583.16    C/O REFI      FULL              640000       178      68.5
22851125     6/1/99       481750       480162.92         478567.24    R/T REFI      FULL              610000       178      78.5
22851455     6/1/99       277000       276097.22         275189.46    C/O REFI      FULL              405000       178      68.0
22852917     6/1/99       249950       247725.41         246889.93    R/T REFI      REDUCED           385000       178      64.1
22853964     6/1/99       400000       398710.36         397413.47    R/T REFI      FULL              540000       178      73.6
22854293     6/1/99       300000       299011.68         298018.01    C/O REFI      FULL              415000       178      71.8
22854400     6/1/99       330000        327774.9          327774.9    R/T REFI      FULL              446000       178      73.5
22854970     6/1/99       279500       277731.23          276839.1    R/T REFI      FULL              330000       177      83.9
22856231     6/1/99       335000        333908.2         332810.37    R/T REFI      FULL              566000       178      58.8
22856538     6/1/99       650000       645841.92         645841.92    PURCH         FULL             1145000       178      58.2
22857411     6/1/99       280000       279097.25         278189.42    R/T REFI      FULL              464000       178      60.0
22857437     6/1/99       595000       587969.88         586031.93    R/T REFI      FULL              825000       178      71.0
22858732     6/1/99       445800       444347.09         442886.16    R/T REFI      FULL              828000       178      53.5
22859714     6/1/99       332709       330580.66         329507.33    R/T REFI      FULL              429000       177      76.9
22860126     6/1/99       427000       422505.19         422505.19    R/T REFI      FULL              950000       177      44.5
22860175     6/1/99       328400       326230.36         326230.36    R/T REFI      FULL              550000       178      59.3
22860225     6/1/99       650000       645841.92         645841.92    R/T REFI      FULL             1600000       178      40.4
22860415     6/1/99       571200          571200          569338.4    R/T REFI      FULL             1200000       179      47.4
22862627     6/1/99       252000       250335.12         249495.91    R/T REFI      FULL              327500       177      76.2
22863674     6/1/99       390400       389087.64         387808.04    R/T REFI      FULL              488000       178      79.5
22864714     6/1/99       270000       267401.77         267401.77    R/T REFI      FULL              340000       177      78.6
22865224     6/1/99       600000       596036.01          594037.9    R/T REFI      FULL             1400000       177      42.5
22868111     6/1/99       315967       314937.22         313901.76    R/T REFI      FULL              480000       178      65.4
22868137     6/1/99       350000       347687.66         346522.09    R/T REFI      FULL              625000       177      55.4
22868863     6/1/99       336000          336000         333780.16    C/O REFI      FULL              448000       178      74.5
22868871     6/1/99       279000       278080.86         277156.74    R/T REFI      FULL              380000       178      72.9
22869424     6/1/99       250000       248400.73         247594.22    C/O REFI      FULL              335000       177      73.9
22871594     6/1/99       300000       299022.26         298039.12    C/O REFI      FULL              375000       178      79.5
22872246     6/1/99       614000       612062.86         610114.42    R/T REFI      FULL             1100000       178      55.5
22872469     6/1/99       649500       645208.99         643046.03    R/T REFI      FULL              925000       177      69.5
22877724     6/1/99       268300       266565.09         266565.09    R/T REFI      FULL              365000       178      73.0
22878615     6/1/99       556000        554207.4         552404.72    PURCH         FULL              725000       178      79.5
22891162     6/1/99       289100          289100         288197.77    R/T REFI      FULL              460000       179      62.7
22891824     6/1/99       435000          435000         433597.52    PURCH         FULL              700000       179      62.4
22893663     6/1/99       280000       278247.15         277362.91    R/T REFI      FULL              430000       177      64.5
22897052     6/1/99       600000       596161.78         596161.78    R/T REFI      FULL             3000000       178      19.9
22897508     6/1/99       254000       253181.08         252357.55    R/T REFI      FULL              410000       178      61.6
22898944     6/1/99       627900       617418.81         613633.48    R/T REFI      FULL             1050000       118      58.4
22900906     6/1/99       489800          489800         488220.84    R/T REFI      FULL              650000       179      75.2
22901052     6/1/99       470800       469346.66         467884.54    R/T REFI      FULL              975000       178      48.0
22902571     6/1/99       315000       313984.42         312963.12    C/O REFI      FULL              420000       178      74.5
22902720     6/1/99       319900       318868.61         317831.42    R/T REFI      FULL              460000       178      69.1
22904163     6/1/99       299350       298363.82          297372.3    C/O REFI      FULL              675000       178      44.1
22907380     6/1/99       400000       398738.02         397468.68    PURCH         FULL              602000       178      66.1
22907414     6/1/99       326000          326000         324960.26    R/T REFI      FULL              535000       179      60.7
22908073     6/1/99       276000       275110.15         274215.29    C/O REFI      FULL              370000       178      74.1
22909519     6/1/99       253800          253800         252990.53    PURCH         FULL              285000       179      89.7
22910780     6/1/99       290000       286347.46         285420.73    C/O REFI      FULL              900000       175      31.7
22910848     6/1/99       269500          269500         268649.74    R/T REFI      FULL              385000       179      69.8
22914832     6/1/99       367900          367900         366726.63    C/O REFI      FULL              800000       179      45.9
22914899     6/1/99       301000       300029.55         299053.64    R/T REFI      FULL              400000       178      74.8
22915607     6/1/99       420700          420700         419358.22    C/O REFI      FULL              780000       179      53.8
22916290     6/1/99       476300          476300            476300    R/T REFI      FULL              610000       180      78.1
22917033     6/1/99       452000          452000          450542.7    PURCH         FULL              565000       179      79.7
22919005     6/1/99       346500          346500         345406.81    C/O REFI      FULL              462000       179      74.8
22922249     6/1/99       314000       311969.57         311969.57    R/T REFI      FULL              400000       178      78.0
22926240     6/1/99       400000          400000         398696.35    PURCH         FULL              525000       179      76.8
22926596     6/1/99       252000        250417.5         249596.12    PURCH         FULL              317000       178      79.2
22927842     6/1/99       344000          344000         342890.91    R/T REFI      FULL              620000       179      55.3
22936959     6/1/99       602500          602500          600578.4    R/T REFI      FULL              850000       179      70.7
22939136     6/1/99       250000       249202.65         248400.73    PURCH         FULL              431000       178      58.0
22940373     6/1/99       576000          572820          570905.2    R/T REFI      FULL              750000       178      76.1
22941256     6/1/99       500000          500000         498405.31    C/O REFI      FULL              715000       179      69.7
22943278     6/1/99       420000       418660.46         418660.46    PURCH         FULL              600000       179      69.8
22945091     6/1/99       315000       314006.19         313006.58    R/T REFI      FULL              365000       178      85.8
22945380     6/1/99       373000          373000         371784.35    C/O REFI      FULL              540000       179      68.9
22946107     6/1/99       425000          425000         423584.75    PURCH         FULL              850000       179      50.2
22947352     6/1/99       288000       286157.66         286157.66    R/T REFI      FULL              390000       178      73.4
22949663     6/1/99       298600          298600         297637.29    PURCH         FULL              376000       179      79.7
22950471     6/1/99       435200          435200         433811.97    PURCH         FULL              549000       179      79.7
22951958     6/1/99       300000       299043.19         299043.19    PURCH         FULL              700000       179      42.8
22957914     6/1/99       600000       593173.83         593173.83    R/T REFI      FULL             1400000       179      42.4
22959597     6/1/99       376000          376000         374787.74    PURCH         FULL              470000       179      79.7
22959928     6/1/99       382000          382000         380781.66    R/T REFI      FULL              478000       179      79.7
22964142     6/1/99       387000          387000         385765.71    R/T REFI      FULL              520000       179      74.2
22970891     6/1/99       350000       348883.72         348883.72    C/O REFI      FULL              800000       179      43.7
22973770     6/1/99       400000       398710.36         398710.36    PURCH         FULL              502500       179      79.3
22973960     6/1/99       276000          276000         275147.99    R/T REFI      FULL              350000       179      78.7
22974604     6/1/99       311250          311250         310268.03    PURCH         FULL              421000       179      75.7
22975205     6/1/99       334050          334050         332972.98    R/T REFI      FULL              650000       179      51.2
22978555     6/1/99       313900          313900         312898.86    PURCH         FULL              430000       179      73.8
22983241     6/1/99       246000       245223.88         245223.88    R/T REFI      FULL              296000       179      82.8
22985303     6/1/99       564000          564000         562220.61    C/O REFI      FULL              975000       179      57.7
22988836     6/1/99       295000          295000         294059.12    PURCH         FULL              395000       179      74.5
22989560     6/1/99       475000       473485.04         473485.04    PURCH         FULL              750000       179      63.1
22991285     6/1/99       311500          311500         310506.51    PURCH         FULL              393000       179      79.6
22999817     6/1/99       250000          250000         249228.26    C/O REFI      FULL              350000       179      71.2
23003437     6/1/99       274400          274400         273496.01    R/T REFI      FULL              375000       179      73.0
23004534     6/1/99       336000          336000          334916.7    PURCH         FULL              420000       179      79.7
23010309     6/1/99       289000          289000         288078.27    R/T REFI      FULL              430000       179      67.0
23020951     6/1/99       317250       316216.04         315176.38    PURCH         FULL              397000       178      79.5
23025232     6/1/99       374000          374000         372807.17    R/T REFI      FULL              575000       179      64.8
23028152     6/1/99       650000       647926.91         647926.91    PURCH         FULL              900000       179      72.2
23042443     6/1/99       300000          300000         299053.52    PURCH         FULL              700000       179      42.8
23050172     6/1/99       336000        334916.7         333827.31    R/T REFI      FULL              420000       178      79.5
23059173     6/1/99       260000          260000            260000    C/O REFI      FULL              644500       180      40.3
23068174     6/1/99       243600       242814.61          242024.8    R/T REFI      FULL              450000       178      53.8
26123224     6/1/99       264000       262274.43         262274.43    R/T REFI      FULL              330000       178      79.5
26510073     6/1/99       335000        333908.2         332810.37    PURCH         REDUCED           445000       178      75.2
26913459     6/1/99       255000       254052.86         253225.39    C/O REFI      REDUCED           405000       178      62.6
27080415     6/1/99       310000       309000.53         307995.44    C/O REFI      FULL              805000       178      38.3
27336619     6/1/99       320000          320000         318979.39    PURCH         FULL              400000       179      79.7
27400407     6/1/99       412000          412000         410685.98    R/T REFI      FULL              675000       179      60.8
27404367     6/1/99       352000       350877.34         350877.34    PURCH         REDUCED           440000       179      79.7
27701119     6/1/99       304000       302833.81         301847.12    R/T REFI      REDUCED           380000       178      79.4
27707769     6/1/99       299500          299500          297521.3    R/T REFI      FULL              600000       178      49.6
27721570     6/1/99       520000       518305.26         516601.17    PURCH         REDUCED           660000       178      79.5
27722503     6/1/99       325000       323096.34         323096.34    R/T REFI      FULL              441500       119      73.2
27723196     6/1/99       395000          395000         393726.48    C/O REFI      FULL              530000       179      74.3
27739242     6/1/99       276000       275100.48         274195.99    PURCH         FULL              630000       178      79.5
27767748     6/1/99       303500          303500         302542.47    R/T REFI      REDUCED           500000       179      60.5
27769363     6/1/99       270000       269129.49         268254.08    R/T REFI      FULL              700000       178      38.4
27770775     6/1/99       310000       308978.73         307951.92    R/T REFI      REDUCED           690000       178      44.6
27775394     6/1/99       394822       392268.94         392268.94    R/T REFI      REDUCED           633000       178      62.0
27775881     6/1/99       271700       270028.18         269124.03    R/T REFI      FULL              345000       178      78.1
27777077     6/1/99       650000       647858.63         645705.66    C/O REFI      REDUCED          1000000       178      64.6
27787134     6/1/99       440000        437492.6         436059.89    R/T REFI      REDUCED           610000       178      71.5
27787514     6/1/99       450000       448533.39         447058.69    PURCH         REDUCED           680000       178      65.8
27794015     6/1/99       440300       438849.47         437391.08    R/T REFI      REDUCED           700000       178      62.5
27795855     6/1/99       337500        332680.7         331542.73    R/T REFI      REDUCED           520000       178      63.8
27795954     6/1/99       476000       474465.33         472922.03    PURCH         REDUCED           610000       178      78.2
27796663     6/1/99       492650          491027         489395.21    R/T REFI      FULL              700000       178      69.9
27796895     6/1/99       450950       449511.75         448065.26    R/T REFI      FULL              660000       178      67.9
27801190     6/1/99       393000       391732.93         390458.73    R/T REFI      FULL              660000       178      59.2
27805290     6/1/99       266250       265382.26         264509.73    C/O REFI      REDUCED           355000       178      74.5
27812510     6/1/99       299400       296488.87          295476.4    R/T REFI      REDUCED           910000       178      32.5
27812858     6/1/99       426000       422664.81         421272.58    R/T REFI      REDUCED          1222050       177      34.5
27817527     6/1/99       255000       253496.09         251983.88    R/T REFI      REDUCED           370000       118      68.1
27819762     6/1/99       320000       318945.78         317885.85    R/T REFI      REDUCED           451000       178      70.5
27820760     6/1/99       368000       365326.04         365326.04    PURCH         REDUCED           465000       178      78.6
27821313     6/1/99       292500       290938.07         289965.99    R/T REFI      REDUCED           649000       178      44.7
27826064     6/1/99       309000       307023.32         306026.48    R/T REFI      REDUCED           700000       177      43.7
27829837     6/1/99       292000          292000         291078.75    R/T REFI      REDUCED           625000       179      46.6
27829845     6/1/99       320000       318979.39         317952.94    PURCH         REDUCED           460000       178      73.1
27831072     6/1/99       315000       313973.37         313973.37    PURCH         REDUCED           660000       179      47.6
27832864     6/1/99       278000       277005.83          276084.6    C/O REFI      REDUCED           505000       178      54.7
27835164     6/1/99       412500       411155.61          409803.8    R/T REFI      REDUCED           550000       178      74.5
27842624     6/1/99       648000       645910.78         643809.81    R/T REFI      REDUCED          1000000       178      64.4
27844422     6/1/99       265000       262734.72         262734.72    C/O REFI      REDUCED           355000       178      74.0
27847094     6/1/99       304800       303578.74         302567.98    R/T REFI      REDUCED           700000       178      43.2
27847920     6/1/99       332000          332000         330917.98    PURCH         REDUCED           415000       179      79.7
27849728     6/1/99       398000       396744.33         395481.33    R/T REFI      REDUCED          1020000       178      38.8
27849744     6/1/99       360000        358587.5         357406.42    C/O REFI      FULL              480000       178      74.5
27850155     6/1/99       317000          314928            314928    C/O REFI      REDUCED           423400       178      74.4
27850254     6/1/99       450000       445142.38         445142.38    R/T REFI      REDUCED          1000000       178      44.5
27850551     6/1/99       650000       647904.33         645796.87    R/T REFI      FULL             1400000       178      46.1
27854264     6/1/99       290000       289044.61         288084.05    R/T REFI      REDUCED           404000       178      71.3
27856483     6/1/99       643000       640616.88         638530.38    R/T REFI      REDUCED           940000       178      67.9
27857689     6/1/99       273500          273500            273500    R/T REFI      REDUCED           342500       180      79.9
27859818     6/1/99       400000       396985.62         396985.62    R/T REFI      REDUCED           650000       178      61.1
27862341     6/1/99       335500       333894.72         332780.75    R/T REFI      FULL              475000       178      70.1
27863265     6/1/99       383000          383000            383000    R/T REFI      REDUCED           620000       180      61.8
27864537     6/1/99       435000       433566.93          432126.1    R/T REFI      FULL              750000       178      57.6
27864974     6/1/99       260000       259170.75         258336.75    R/T REFI      REDUCED           345000       178      74.9
27870948     6/1/99       323500       322434.25         321362.73    R/T REFI      REDUCED           465000       178      69.1
27871797     6/1/99       320000       318911.33         317817.11    C/O REFI      REDUCED           670000       178      47.5
27872076     6/1/99       331250       330113.28          329038.9    R/T REFI      FULL              540000       178      60.9
27874478     6/1/99       347000       344731.94         344731.94    R/T REFI      FULL              434000       178      79.5
27875749     6/1/99       268000       267154.46            266304    R/T REFI      FULL              527000       178      50.6
27876341     6/1/99       260500          260500         259678.13    R/T REFI      REDUCED           390000       179      66.6
27876432     6/1/99       260000       259179.71         258354.63    R/T REFI      FULL              410000       178      63.0
27878750     6/1/99       300000          298625         297629.22    C/O REFI      REDUCED           441000       178      67.5
27878958     6/1/99       720000          720000         717728.43    PURCH         FULL              900000       179      79.7
27880392     6/1/99       379000       377830.03         376652.99    R/T REFI      REDUCED           458000       178      82.3
27880426     6/1/99       400000       397385.47         397385.47    C/O REFI      REDUCED           550000       178      72.3
27880673     6/1/99       310000       309021.96         308038.22    C/O REFI      FULL              485000       178      63.5
27881754     6/1/99       243750       242772.58         241989.56    C/O REFI      REDUCED           325000       178      74.5
27881952     6/1/99       298000       296230.44         294451.29    C/O REFI      FULL              432000       118      68.2
27884279     6/1/99       400000       398710.36         397413.47    R/T REFI      REDUCED           895000       178      44.4
27884857     6/1/99       264000       262255.83         262255.83    R/T REFI      REDUCED           345000       178      76.0
27885730     6/1/99       565700       563876.12         562041.98    R/T REFI      REDUCED           710000       178      79.2
27889930     6/1/99       279000       278110.16         277215.22    R/T REFI      FULL              405000       178      68.5
27890110     6/1/99       389400       386882.01         386882.01    C/O REFI      FULL              683000       178      56.6
27891365     6/1/99       385000       381255.16         382510.45    R/T REFI      REDUCED           582000       178      65.8
27891530     6/1/99       259200       258198.31         257365.88    R/T REFI      FULL              375000       178      68.6
27892991     6/1/99       546728       544984.28         543230.57    C/O REFI      FULL              735000       178      73.9
27893197     6/1/99       335000       332833.78         332833.78    R/T REFI      REDUCED           590000       178      56.4
27893700     6/1/99       330000       328924.49         327843.05    R/T REFI      REDUCED           630000       178      52.1
27894377     6/1/99       360000          360000         358343.08    C/O REFI      FULL              925000       143      38.7
27896208     6/1/99       350000       347949.91         346809.94    C/O REFI      FULL              494000       178      70.3
27897933     6/1/99       347000       345905.23         344804.07    R/T REFI      REDUCED           510000       178      67.6
27898121     6/1/99       350000       348797.96         347674.78    R/T REFI      FULL              565000       178      61.5
27899087     6/1/99       468750       467189.05         465619.81    R/T REFI      REDUCED           625000       178      74.5
27899418     6/1/99       373220        369016.7         367789.76    R/T REFI      REDUCED           825000       178      44.6
27899566     6/1/99       350000       348895.77          347785.1    R/T REFI      REDUCED           570000       178      61.0
27901297     6/1/99       244000          244000         243221.79    R/T REFI      REDUCED           305000       179      79.7
27901511     6/1/99       310000       308646.88         307607.39    C/O REFI      FULL              580000       178      53.0
27901610     6/1/99       372000       370826.35         369645.85    R/T REFI      REDUCED           645000       178      57.3
27901958     6/1/99       285000       284061.09         283117.09    R/T REFI      REDUCED           500000       178      56.6
27902949     6/1/99       331000       328905.31         328905.31    R/T REFI      REDUCED           852000       178      38.6
27903103     6/1/99       254050       252541.41         251024.65    R/T REFI      REDUCED           435000       118      57.7
27904101     6/1/99       298000          298000         297018.27    R/T REFI      REDUCED           392700       179      75.7
27905207     6/1/99       299600       296587.52         294780.26    R/T REFI      REDUCED           490000       118      60.2
27906908     6/1/99       267600       265518.66         265518.66    R/T REFI      REDUCED           440000       178      60.3
27908896     6/1/99       510000       508373.42         506737.52    C/O REFI      FULL             1400000       178      36.2
27908961     6/1/99       356250       355113.78         353971.05    PURCH         FULL              475000       178      74.5
27910157     6/1/99       303000       301746.01         300772.44    R/T REFI      REDUCED           388000       178      77.5
27911015     6/1/99       650000       647820.83         645667.66    PURCH         REDUCED           829000       178      78.8
27911247     6/1/99       300720       299781.51         299781.51    PURCH         FULL              376000       179      79.8
27911858     6/1/99       412000          412000            412000    PURCH         REDUCED           515000       180      80.0
27913524     6/1/99       600000          600000         598086.37    PURCH         FULL             1100000       179      74.8
27913912     6/1/99       280000       278228.07         278228.07    PURCH         REDUCED           425000       178      65.5
27914878     6/1/99       430000       428598.58         427189.42    C/O REFI      REDUCED           620000       178      68.9
27916089     6/1/99       300000       299022.26         298039.12    C/O REFI      FULL              375000       178      79.5
27916543     6/1/99       650000       647949.28         647949.28    R/T REFI      REDUCED          1700000       179      38.1
27917129     6/1/99       274904       274027.22         273145.42    R/T REFI      FULL              365000       178      74.8
27917566     6/1/99       400000          400000         398682.24    R/T REFI      FULL              524000       179      76.1
27919976     6/1/99       344000       342842.13         341678.23    C/O REFI      FULL              720000       178      47.5
27920198     6/1/99       550000       546822.36         546822.36    PURCH         REDUCED          1200000       119      49.3
27920206     6/1/99       365600       362888.47         362888.47    PURCH         REDUCED           457000       178      79.4
27920768     6/1/99       429000       426913.13         425518.25    R/T REFI      FULL              662000       178      64.3
27923143     6/1/99       295000       294069.28         293133.13    R/T REFI      REDUCED           700000       178      41.9
27926187     6/1/99       339000       337907.03         336807.91    R/T REFI      REDUCED           635000       178      53.1
27927177     6/1/99       337000       334867.34         334867.34    R/T REFI      FULL              425000       178      78.8
27928100     6/1/99       430000          430000         428613.63    PURCH         FULL              540000       179      79.7
27938307     6/1/99       308800          308800         307771.69    PURCH         FULL              386000       179      79.7
27939305     6/1/99       280000          280000         279097.25    PURCH         FULL              360000       179      79.7
27941756     6/1/99       404400       400797.46         400797.46    R/T REFI      FULL              505500       178      79.3
27942044     6/1/99       275000          275000         274103.74    PURCH         REDUCED           914000       179      32.6
27948066     6/1/99       372200          372200         371012.91    PURCH         REDUCED           465900       179      79.6
27948991     6/1/99       650000          650000         647904.33    PURCH         REDUCED           975000       179      67.5
27952951     6/1/99       299200          299200         298224.87    R/T REFI      FULL              374000       179      79.7
27957372     6/1/99       272500       271089.58         270221.63    R/T REFI      REDUCED           390000       178      69.3
27957794     6/1/99       435000          435000         433582.28    C/O REFI      FULL             1000000       179      43.4
27959428     6/1/99       292500        291567.1         290628.86    C/O REFI      FULL              410000       178      70.9
27962000     6/1/99       447500       446088.16         446088.16    R/T REFI      FULL              800000       179      55.8
27963040     6/1/99       887000          887000         884201.56    R/T REFI      FULL             1850000       179      47.8
27964485     6/1/99       304500          304500         303528.83    R/T REFI      REDUCED           410000       179      74.1
27967678     6/1/99       450000       448564.78         447121.33    R/T REFI      REDUCED           696000       178      64.3
27968213     6/1/99       560000       558213.94         556417.65    C/O REFI      REDUCED           860000       178      64.7
27970797     6/1/99       360000          360000         358864.21    C/O REFI      REDUCED           530000       179      67.7
27970896     6/1/99       475000       473485.04          471961.4    PURCH         REDUCED           725000       178      70.8
27971670     6/1/99       550000       548208.33         546462.65    R/T REFI      REDUCED           940000       178      58.1
27971688     6/1/99       424000       422662.29         422662.29    PURCH         FULL              550000       179      79.7
27972306     6/1/99       450000       448564.78         448564.78    C/O REFI      FULL              656000       179      68.4
27974070     6/1/99       288500       287569.84         287569.84    R/T REFI      FULL              425000       179      67.7
27974310     6/1/99       260000       259170.75         258336.75    C/O REFI      FULL              502000       178      51.5
27976497     6/1/99       530000       528309.63         526609.57    PURCH         REDUCED           759000       178      69.4
27976885     6/1/99       360000       357496.67         356334.15    R/T REFI      FULL              630000       178      56.6
27980671     6/1/99       292500          292500         291556.94    C/O REFI      REDUCED           390000       179      74.8
27980747     6/1/99       500000          500000         498370.45    PURCH         REDUCED           735000       179      67.8
27981398     6/1/99       360000       358356.42         357223.16    C/O REFI      REDUCED           640000       178      55.9
27981943     6/1/99       257600       256760.45         255916.26    PURCH         REDUCED           322500       178      79.5
27982396     6/1/99       424400       422831.46         422831.46    R/T REFI      REDUCED           750000       179      56.4
27983618     6/1/99       332000       330402.08         329334.05    R/T REFI      FULL              425000       178      77.5
27984491     6/1/99       740000       735266.18         735266.18    R/T REFI      FULL             1250000       178      58.8
27984582     6/1/99       411000       409703.31         409703.31    R/T REFI      REDUCED           610000       179      67.2
27988526     6/1/99       370000       368807.08         367607.45    R/T REFI      FULL              805000       178      45.7
27991231     6/1/99       312000          312000         310994.08    R/T REFI      FULL              390000       179      79.7
27993054     6/1/99       347000          347000         345881.24    C/O REFI      REDUCED           555000       179      62.3
27999150     6/1/99       500000       498422.52         496835.83    PURCH         REDUCED           760000       178      66.3
27999697     6/1/99       256000          256000         255174.63    PURCH         REDUCED           350000       179      76.9
27999846     6/1/99       458000       455101.63         455101.63    R/T REFI      FULL             1175000       178      38.8
28002343     6/1/99       292800       291676.23         291676.23    R/T REFI      REDUCED           421000       179      69.3
28003606     6/1/99       304600       303617.94         303617.94    R/T REFI      REDUCED           385000       179      78.9
28007920     6/1/99       410000          410000         408706.47    R/T REFI      REDUCED           560000       179      73.0
28009058     6/1/99       465000       463516.93         463516.93    C/O REFI      FULL              620000       179      74.8
28009488     6/1/99       267000          267000         266157.62    R/T REFI      REDUCED           430000       179      61.9
28011559     6/1/99       357000          357000            355849    R/T REFI      REDUCED           750000       179      47.4
28011989     6/1/99       320000          320000         318138.44    R/T REFI      REDUCED           565000       119      56.3
28012425     6/1/99       591000          591000         589115.08    R/T REFI      REDUCED           910000       179      64.7
28012862     6/1/99       268000          268000            268000    PURCH         REDUCED           335000       120      80.0
28018539     6/1/99       270000          270000            270000    PURCH         REDUCED           600000       180      45.0
28018646     6/1/99       275900          275900         275010.47    R/T REFI      FULL              535000       179      51.4
28020691     6/1/99       621000          621000         618976.09    R/T REFI      REDUCED           850000       179      72.9
28022887     6/1/99       530000          530000         528309.63    C/O REFI      REDUCED           729000       179      72.5
28025518     6/1/99       355000          355000         353867.76    R/T REFI      FULL              510000       179      69.4
28035269     6/1/99       437500          437500         436089.46    PURCH         REDUCED           632000       179      69.8
28035376     6/1/99       325069       324020.94         324020.94    R/T REFI      REDUCED           565000       179      57.3
28035699     6/1/99       374000       372781.09         372781.09    R/T REFI      REDUCED           585000       179      63.7
28035921     6/1/99       268000       267126.55         267126.55    PURCH         REDUCED           335000       179      79.7
28036564     6/1/99       547200          547200         545416.61    PURCH         REDUCED           684000       179      79.7
28036606     6/1/99       300000          300000         299022.26    R/T REFI      REDUCED           640000       179      46.7
28036937     6/1/99       293000          293000         292065.51    R/T REFI      REDUCED           450000       179      64.9
28038495     6/1/99       259600          259600         258780.97    PURCH         REDUCED           338000       179      79.7
28040509     6/1/99       318750        313240.6         314272.36    R/T REFI      REDUCED           425000       179      73.9
28042158     6/1/99       261800          261800            261800    R/T REFI      FULL              392000       180      66.8
28043222     6/1/99       450000          450000         448610.86    C/O REFI      FULL              595000       179      75.4
28048973     6/1/99       255800          255800         254984.15    R/T REFI      FULL             1100000       179      23.2
28049328     6/1/99       307000       306823.36         305821.83    R/T REFI      REDUCED           600000       179      51.0
28049468     6/1/99       320000       316268.47         316268.47    R/T REFI      FULL              800000       179      39.5
28050300     6/1/99       310000          310000         309021.96    R/T REFI      REDUCED           600000       179      51.5
28057644     6/1/99       250000       249193.97         249193.97    R/T REFI      REDUCED           895000       179      27.8
28059814     6/1/99       441500          441500         440091.89    R/T REFI      REDUCED           580000       179      75.9
28062107     6/1/99       900000       897160.54         897160.54    C/O REFI      FULL             1300000       179      69.0
28062289     6/1/99       341000       339888.64         339888.64    R/T REFI      REDUCED           468000       179      72.7
28063220     6/1/99       360000          360000          358876.5    R/T REFI      FULL              550000       179      65.3
28063394     6/1/99       280000          280000         279097.25    R/T REFI      FULL              389000       179      71.8
28064657     6/1/99       460000          460000         458532.89    R/T REFI      FULL              600000       179      76.5
28066926     6/1/99       275200          275200         274303.09    PURCH         REDUCED           362000       179      79.7
28068757     6/1/99       360000          360000         358864.21    R/T REFI      REDUCED           485000       179      74.0
28070779     6/1/99       461500          461500            461500    C/O REFI      REDUCED           860000       180      53.7
28079374     6/1/99       318000       316985.78         316985.78    PURCH         REDUCED           568000       179      55.8
28080596     6/1/99       430000          430000         428598.58    C/O REFI      REDUCED           620000       179      69.2
28082295     6/1/99       341000          341000            341000    R/T REFI      REDUCED           810000       180      42.1
28083772     6/1/99       300000          300000         299022.26    C/O REFI      REDUCED           400000       179      74.8
28086171     6/1/99      1000000       987796.63         990938.34    R/T REFI      FULL             1650000       180      60.1
28087351     6/1/99       490000          490000          488437.2    R/T REFI      REDUCED           657000       179      74.4
28090413     6/1/99       275000          275000         274103.74    C/O REFI      FULL              515000       179      53.2
28097848     6/1/99       640000          640000          637958.8    R/T REFI      REDUCED          1120000       179      57.0
28099562     6/1/99       963000       953551.49         956563.12    R/T REFI      REDUCED          1475000       180      64.9
28102721     6/1/99       324000          324000         322955.39    PURCH         REDUCED           405000       179      79.7
28103000     6/1/99       317000       315567.13         315567.13    C/O REFI      REDUCED           550000       179      57.4
28113967     6/1/99       337500          337500            337500    C/O REFI      REDUCED           559000       180      60.4
28114130     6/1/99       550000          550000         548245.84    PURCH         FULL              925000       179      59.3
28116911     6/1/99       330000          330000         328947.51    C/O REFI      REDUCED           505000       179      65.1
28117257     6/1/99       650000       647904.33         647904.33    R/T REFI      FULL             1100000       179      58.9
28117711     6/1/99       450000          450000         448564.78    PURCH         FULL              760000       179      59.0
28118891     6/1/99       300000          300000            300000    C/O REFI      REDUCED           430000       180      69.8
28120822     6/1/99       555000          555000         551771.36    R/T REFI      REDUCED          1150000       119      48.0
28121150     6/1/99       296500          296500            296500    R/T REFI      FULL              385000       180      77.0
28124246     6/1/99       500000          500000         498422.52    R/T REFI      REDUCED          2925000       179      17.0
28126076     6/1/99       540000          540000            540000    C/O REFI      REDUCED           900000       180      60.0
28127488     6/1/99       536250          536250            536250    R/T REFI      FULL              675000       180      79.4
28127769     6/1/99       645000          645000            645000    R/T REFI      REDUCED           825000       180      78.2
28128825     6/1/99       289000          289000         288068.24    R/T REFI      REDUCED           450000       179      64.0
28135275     6/1/99       256500          256500            256500    PURCH         REDUCED           285000       180      90.0
28137388     6/1/99       305000          305000            305000    R/T REFI      FULL              625000       180      48.8
28137941     6/1/99       262000          262000         261146.11    R/T REFI      FULL              450000       179      58.0
28142362     6/1/99       470900       469233.71         469233.71    R/T REFI      REDUCED           610000       179      76.9
28147551     6/1/99       465000          465000            465000    R/T REFI      REDUCED           670000       180      69.4
28150407     6/1/99       650000          650000            650000    PURCH         REDUCED           820000       180      79.3
28150589     6/1/99       375600          375600            375600    PURCH         REDUCED           480000       180      80.0
28151215     6/1/99       285000          285000            285000    C/O REFI      FULL              510000       180      55.9
28151751     6/1/99       335000          335000            335000    PURCH         FULL              500000       180      68.4
28153138     6/1/99       493000          493000            493000    R/T REFI      REDUCED           750000       180      65.7
28155000     6/1/99       463000          463000            463000    R/T REFI      REDUCED          1050000       180      44.1
28163525     6/1/99       352000          352000         350877.34    PURCH         REDUCED           440000       179      79.7
28167344     6/1/99       357000          357000            357000    R/T REFI      REDUCED           835000       180      42.8
28170306     6/1/99       360900          360900            360900    C/O REFI      REDUCED           625000       180      57.7
28171585     6/1/99       325000          325000            325000    PURCH         REDUCED           555000       180      60.7
28179448     6/1/99       298500          298500            298500    R/T REFI      REDUCED           500000       180      59.7
28180537     6/1/99       340000          340000            340000    R/T REFI      REDUCED           625000       180      54.4
28180651     6/1/99       299000          299000            299000    R/T REFI      FULL              407000       180      73.5
28192102     6/1/99       371000          371000            371000    R/T REFI      REDUCED           860000       180      43.1
22909832     6/1/99       350000          350000            350000    R/T REFI      FULL              650000       180      53.8
22988703     6/1/99       350000          350000            350000    C/O REFI      FULL              520000       180      67.3
22994776     6/1/99       400000          400000            400000    R/T REFI      FULL              500000       180      80.0
23039894     6/1/99       488800          488800            488800    PURCH         FULL              620000       180      80.0
28140358     6/1/99       270000          270000            270000    C/O REFI      FULL              385000       180      70.1
28140440     6/1/99       257300       255857.35         255857.35    R/T REFI      REDUCED           525000       180      48.7
28155281     6/1/99       360000          360000            360000    R/T REFI      REDUCED           892500       180      40.3
28188910     6/1/99       448700          448700            448700    C/O REFI      FULL              641000       180      70.0
22982524     6/1/99       301000       295458.05         295458.05    R/T REFI      FULL              620000       177      47.7
22984140     6/1/99       320000       317908.41         316853.95    R/T REFI      FULL              409000       177      77.5
22984199     6/1/99       410000       406012.01          404667.7    R/T REFI      FULL             1775000       176      22.8
22984231     6/1/99       282000       279400.92         279400.92    R/T REFI      FULL              445000       177      62.8
22984249     6/1/99       405000       402381.15         402381.15    R/T REFI      FULL              530000       178      75.9
22984322     6/1/99       318000        315037.2         314037.65    R/T REFI      FULL              537000       176      58.5
22984348     6/1/99       603400       599413.55         597404.11    R/T REFI      FULL              840000       177      71.1
22984645     6/1/99       273800       272926.75         272048.49    R/T REFI      FULL              400000       178      68.1
22986400     6/1/99       410000       404946.06          403663.1    C/O REFI      FULL              660000       175      61.2
22987424     6/1/99       342000       338813.58         337738.59    R/T REFI      FULL              520000       176      65.0
22987671     6/1/99       275500       272820.26         271916.94    R/T REFI      FULL              600000       176      45.3
22991426     6/1/99       283000       280276.66         280276.66    PURCH         FULL              385000       177      73.2
22992267     6/1/99       425000        420910.2          420910.2    R/T REFI      FULL              534000       177      78.8
23020506     6/1/99       432000        430651.8          429295.6    R/T REFI      FULL              540000       178      79.5
23020977     6/1/99       500000       494924.81         494924.81    R/T REFI      FULL              850000       177      58.2
23023872     6/1/99       266000       265095.04         264185.47    R/T REFI      FULL              390000       178      67.7
23023930     6/1/99       304000       303030.43          302055.3    PURCH         FULL              390000       178      79.5
23027006     6/1/99       310000       308038.22         308038.22    PURCH         FULL              345000       178      89.3
23039233     6/1/99       463200       461738.62         460268.73    PURCH         FULL              595000       178      79.5
23039316     6/1/99       280000       279077.56         278150.13    R/T REFI      FULL              550000       178      50.6
23039423     6/1/99       300000       299053.51         298101.51    R/T REFI      FULL              375000       178      79.5
23040264     6/1/99       400000       397209.91         397209.91    C/O REFI      FULL              789000       178      50.3
23040306     6/1/99       485000        480282.5          480282.5    R/T REFI      FULL              750000       177      64.1

                    Total Loans                                465
                    Sched UPB                      $173,916,954.66
                    WAC                                     6.7705
                    WAM                                      176.7
                    WOLTV                                     64.6

                                  EXHIBIT E

                       REQUEST FOR RELEASE OF DOCUMENTS

                                    [date]


To:   The Bank of New York
      101 Barclay Street - 12 E
      New York, New York 10286
      Attn:  Inventory Control

      Re: The Pooling and Servicing Agreement dated June 24, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee

      In connection with the administration of the Mortgage Loans held by you, as Custodian, pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Documents (check one)

____  1.    Mortgage Paid in Full

____  2.    Foreclosure

____  3.    Substitution

____  4.    Other Liquidation

____  5.    Nonliquidation                      Reason: ___________________

                                    By: ________________________________________
                                          (authorized signer of Bank of
                                          America Mortgage Securities, Inc.)


                                    Issuer: ____________________________________
                                    Address: ___________________________________
                                    ____________________________________________

                                    Date: ______________________________________

Custodian
---------
The Bank of New York
Please acknowledge the execution of the above request by your signature and date below:


----------------------------------  ---------------
Signature   Date

Documents returned to Custodian:


----------------------------------- ----------------
Custodian   Date

                                  EXHIBIT F

              FORM OF CERTIFICATION OF ESTABLISHMENT OF ACCOUNT


                                    [Date]


      [_______________] hereby certifies that it has established a [__________] Account pursuant to Section [________] of the Pooling and Servicing Agreement, dated June 24, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as
Trustee.


                              [_______________],

                              By: ______________________________________
                              Name: ____________________________________
                              Title: ___________________________________

                                 EXHIBIT G-1

                        FORM OF TRANSFEROR CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-6, Class ___, having an initial aggregate Certificate Balance as of June 24, 1999 of $___________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [______________] (the "Transferor") to [______________] (the "Transferee") of
the captioned Certificates (the "Transferred Certificates"), pursuant to Section
6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 24, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1.  The   Transferor   is  the  lawful  owner  of  the   Transferred
      Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "1933 Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the 1933 Act or any state securities laws.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                 EXHIBIT G-2A

                       FORM I OF TRANSFEREE CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-6, Class ___, having an initial aggregate Certificate Balance as of June 24, 1999 of $_________]

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_______________] (the "Transferor") to [_________________________________] (the
"Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 24, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "1933 Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the 1933 Act.

            2. The Transferee has been furnished with all information  regarding
      (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
      (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the
      Transferred Certificate, and (f) all related matters, that it has requested.

            3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferor)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                            Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                                         ANNEX 1 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

         [For Transferees Other Than Registered Investment Companies]


      The undersigned hereby certifies as follows to [__________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

      2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

---------------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.


      ___   Savings  and  Loan.  The  Transferee  (a)  is  a  savings  and  loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a state or federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institute and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer.  The  Transferee is a dealer  registered  pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___   Investment   Advisor.   The  Transferee  is  an  investment  advisor
            registered under the Investment Advisers Act of 1940.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

      3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

      4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                    ____________________________________________
                                    Print Name of Transferee

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Date: ______________________________________

                                                         ANNEX 2 TO EXHIBIT G-2A


           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees That Are Registered Investment Companies]


      The undersigned hereby certifies as follows to [_________________] (the "Transferor") and The Bank of New York, as Trustee, with respect to the mortgage pass-through certificates (the "Transferred Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

      1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

      2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

      ____ The Transferee owned and/or invested on a discretionary basis $____________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

      5. The Transferee is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            ____  ____           Will the Transferee be purchasing the
            Yes   No             Transferred Certificates only for the
                                 Transferee's own account?

      6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

      7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                    ____________________________________________
                                    Print Name of Transferee or Adviser

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    IF AN ADVISER:

                                    ____________________________________________
                                    Print Name of Transferee

                                    By: ________________________________________
                                    Date: ______________________________________

                                 EXHIBIT G-2B

                      FORM II OF TRANSFEREE CERTIFICATE
                    FOR TRANSFERS OF PRIVATE CERTIFICATES

                                    [Date]

The Bank of New York
101 Barclay Street-12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-6, Class ___, having an initial aggregate Certificate Principal Balance as of June 24, 1999 of $_________

Ladies and Gentlemen:

      This  letter  is  delivered  to you in  connection  with the  transfer  by
[_______________________]            (the            "Transferor")            to
[_________________________________]   (the   "Transferee")   of  the   captioned
Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 24, 1999, among Bank of America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

      1. Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws.

      2. Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the 1933 Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Transferred Certificates and
(c) neither the Transferred Certificates nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless such resale or transfer is exempt from the registration requirements of the 1933 Act and any applicable state securities laws or is made in accordance with the 1933 Act and laws, in which case (i) unless the transfer is made in reliance on Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act and such laws or is being made pursuant to the 1933 Act and such laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (ii) the Trustee shall require a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached to the Pooling and Servicing Agreement as Exhibit G-1 and a certificate from such Certificateholder's prospective transferee substantially in the form attached to the Pooling and Servicing Agreement either as Exhibit G-2A or as Exhibit G-2B, which certificates shall not be an expense of the Trustee or the Depositor; provided that the foregoing requirements under clauses (i) and (ii) shall not apply to a transfer of a Private Certificate between or among the Depositor, the Seller, their affiliates or both.

      3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates, any security issued in exchange therefor or in lieu thereof or any interest in the foregoing except in compliance with the provisions of Section 6.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear legends substantially to the following effect:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE 1933 ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      UNDER CURRENT LAW THE PURCHASE AND HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF ANY EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, INCLUDING AN INDIVIDUAL RETIREMENT ACCOUNT, SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS SIMILAR TO ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, THE CODE OR SIMILAR LAW. TRANSFER OF THIS CERTIFICATE WILL NOT BE MADE UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE, STATING THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH PURCHASE OR (B) IF IT IS AN INSURANCE COMPANY, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT" (AS SUCH TERM IS DEFINED IN SECTION V(E) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 ("PTE 95-60"), 60 FED. REG. 35925 (JULY 12, 1995)), THERE IS NO BENEFIT
      PLAN WITH RESPECT TO WHICH THE AMOUNT OF SUCH GENERAL ACCOUNT'S RESERVES AND LIABILITIES FOR THE CONTRACT(S) HELD BY OR ON BEHALF OF SUCH BENEFIT PLAN AND ALL OTHER BENEFIT PLANS MAINTAINED BY THE SAME EMPLOYER (OR AFFILIATE THEREOF AS DEFINED IN SECTION V(A)(1) OF PTE 95-60) OR BY THE SAME EMPLOYEE ORGANIZATION EXCEEDS 10% OF THE TOTAL OF ALL RESERVES AND LIABILITIES OF SUCH GENERAL ACCOUNT (AS SUCH AMOUNTS ARE DETERMINED UNDER
      SECTION I(A) OF PTE 95-60) AT THE DATE OF ACQUISITION AND ALL PLANS THAT HAVE AN INTEREST IN SUCH GENERAL ACCOUNT ARE PLANS TO WHICH PTE 95-60 APPLIES, OR (II) AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE TRUSTEE AND THE SERVICERS, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE BY OR ON BEHALF OF SUCH PLAN WILL NOT RESULT IN THE ASSETS OF THE TRUST BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION PROVISIONS OF ERISA, THE CODE OR SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICERS OR THE TRUSTEE TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT. EACH PERSON WHO ACQUIRES THIS CERTIFICATE OR ANY INTEREST THEREIN SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS REQUIRED BY THE REPRESENTATION LETTER REFERRED TO IN THE PRECEDING SENTENCE UNLESS SUCH PERSON SHALL HAVE PROVIDED SUCH REPRESENTATION LETTER OR THE OPINION OF COUNSEL REFERRED TO IN THE PRECEDING SENTENCE TO THE TRUSTEE. THE POOLING AND SERVICING AGREEMENT PROVIDES THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AND WILL VEST NO RIGHTS IN ANY PURPORTED TRANSFEREE.

      4. Neither the Transferee nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the 1933 Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized nor will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to the Transferred Certificates, any interest in the Transferred Certificates or any other similar security.

      5. The Transferee has been furnished with all information regarding (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) nature, performance and servicing of the Mortgage Loans., (d) the Pooling and Servicing Agreement and the Trust created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

      6. The Transferee is an "accredited investor" within the meaning of paragraph (1), (2), (3) or (7) of Rule 501 (a) under the 1933 Act or an entity in which all the equity owners come within such paragraphs and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

      7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Date: ______________________________________

                            Nominee Acknowledgment

      The undersigned hereby acknowledges and agrees that as to the Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                    ____________________________________________
                                    (Nominee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                  EXHIBIT H

                   FORM OF TRANSFEREE REPRESENTATION LETTER
                   FOR BENEFIT PLAN-RESTRICTED CERTIFICATES

The Bank of New York
101 Barclay Street - 12 E
New York, New York 10286

      Re: Bank of America Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 1999-6, Class ___, having an initial aggregate Certificate Principal Balance as of June 24, 1999 of $_________

Ladies and Gentlemen:

      This letter is delivered to you in connection with the transfer by [_____________________] (the "Transferor") to [______________________________]
(the "Transferee") of the captioned Certificates (the "Transferred Certificates"), pursuant to Section 6.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated June 24, 1999, among Bank of
America Mortgage Securities, Inc., as Depositor, NationsBanc Mortgage Corporation, as Servicer, Bank of America, FSB, as Servicer, and The Bank of New York, as Trustee. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.

      The Transferee hereby certifies, represents and warrants to you, as Trustee, either that:

      (a) it is not, and is not acting on behalf of, an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Internal Revenue Code of 1986, as amended (the "Code"), or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan"), and it is not using the assets of any such Plan to effect the purchase of the Transferred Certificates; or

      (b) it is an insurance company and the source of funds used to purchase the Transferred Certificates is an "insurance company general account" (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and all Plans that have an interest in such general account are Plans to which PTE 95-60 applies.

Capitalized terms used in and not otherwise defined herein shall have the meaning assigned to them in the Pooling and Servicing Agreement.

                                    Very truly yours,

                                    ____________________________________________
                                    (Transferee)

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________
                                    Date: ______________________________________

                                  EXHIBIT I

                   FORM OF AFFIDAVIT REGARDING TRANSFER OF
                RESIDUAL CERTIFICATE PURSUANT TO SECTION 6.02

                  Bank of America Mortgage Securities, Inc.
                     Mortgage Pass-Through Certificates,
                                Series 1999-6

STATE OF               )
                       )  ss:
COUNTY OF              )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of  _______________________________,  the proposed transferee (the "Transferee") of the Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, dated June 24, 1999, (the "Agreement"), relating to the above-referenced Series, by and among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), NationsBanc Mortgage Corporation, as servicer, Bank of America, FSB as servicer, and The Bank of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the transfer, a Permitted Transferee. The Transferee is acquiring the Class A-R Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Class A-R Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record Holder of an interest in such entity. The Transferee understands that, other than in the case of an "electing large partnership" under Section 775 of the Code, such tax will not be imposed for any period with respect to which the record Holder furnishes to the pass-through entity an affidavit that such record Holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement and understands the legal consequences of the acquisition of the Class A-R Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of
Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a transfer affidavit in the form of this Affidavit from any Person to whom the Transferee attempts to transfer the Class A-R Certificate, and in connection with any transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not transfer the Class A-R Certificate or cause the Class A-R Certificate to be transferred to any Person that the Transferee knows is not a Permitted Transferee.

      7. The Transferee historically has paid its debts as they have become due.

      8. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Class A-R Certificate.

      9.   The Transferee's taxpayer identification number is _________________.

      10.  The  Transferee  is  a  U.S.   Person  as  defined  in  Code  Section
7701(a)(30).

      11. The Transferee is aware that the Class A-R Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury Regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Transferee understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated thereby, and agrees to pay taxes associated with holding the Class A-R Certificate as such taxes become due.

      12. The Transferee is not an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, the Code or any federal, state or local law which is similar to ERISA or the Code, and the Transferee is not acting on behalf of such a plan or arrangement.

                                    * * *

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer this _____ day of ________________, ____.


                                    ____________________________________________
                                    Print Name of Transferee

                                    By: ________________________________________
                                        Name:
                                        Title:

      Personally appeared before me the above-named ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _______________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this _____ day of ___________________, ____







                                    ____________________________________________
                                                  NOTARY PUBLIC

                                    My Commission expires the ____ day of
                                    ______________, ____

                                  EXHIBIT J

                   CONTENTS OF EACH SERVICER MORTGAGE FILE

1.   Copies of Mortgage Loans Documents.

2.   Residential loan application.

3.   Mortgage Loan closing statement.

4.   Verification of employment and income, if required.

5.   Verification of acceptable evidence of source and amount of downpayment.

6.   Credit report on Mortgagor, in a form acceptable to either FNMA or FHLMC.

7.   Residential appraisal report.

8.   Photograph of the Mortgaged Property.

9. Survey of the Mortgaged Property, unless a survey is not required by the title insurer.

10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.

11.  Copies of all required disclosure statements.

12.  If  applicable,   termite  report,   structural  engineer's  report,  water
     potability and septic certification.

13.  Sales Contract, if applicable.

14. The Primary Insurance Policy or certificate of insurance or an electronic notation of the existence of such policy, where required pursuant to the Agreement.

15. Evidence of electronic notation of the hazard insurance policy, and if required by law, evidence of the flood insurance policy.

                                    EXHIBIT K

           FORM OF SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

      This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ______________, among NationsBanc Mortgage
Corporation, Bank of America, FSB (each a "Servicer," and together, the "Servicers") and ______________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

      _________________ is the holder of the entire interest in Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series ______, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated ___________________among Bank of America Mortgage Securities, Inc., as depositor (the "Depositor"), the Servicers, and The Bank of New York, as Trustee.

      ______________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that each Servicer will engage in certain special servicing procedures relating to foreclosures of the Mortgage Loans serviced by such Servicer for the benefit of the Purchaser, and that the Purchaser will deposit funds in one or more collateral funds to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Servicers and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Servicers and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01      Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral Fund: Any fund  established and maintained  pursuant to Section
3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the related Servicer, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC, (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the related
Servicer, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least F-1 by Fitch IBCA, Inc. ("Fitch") or
(vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the related Servicer) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least F-1 by Fitch or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either Fitch or S&P and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent  appraiser  (which  shall  not be an  affiliate  of  the  Purchaser)
acceptable to the Servicer servicing such Mortgage Loan as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on such Servicer's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02      Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01      Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans serviced by it, each Servicer shall provide to the Purchaser the following notices and reports:

               (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), each Servicer shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans serviced by such Servicer that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

               (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Servicer of such Mortgage Loan shall provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, each Servicer shall make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan serviced by such Servicer identified in a report under subsection (a) (i)
(B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, each Servicer shall provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan serviced by such Servicer that is at least ninety days delinquent and each Mortgage Loan serviced by such Servicer which has become real estate owned, through the final liquidation thereof; provided, that such Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential; provided, however, that the Purchaser will reimburse each Servicer for any out of pocket expenses.

      Section 2.02      Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the related Servicer that in the event that such Servicer does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under Section 2.01 (a) (ii) subject to extension as set forth in
Section 2.02(b), such Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by such Servicer) or (ii) if such Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, such Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that such Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by such Servicer under
Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the related Servicer with a copy of such Current Appraisal.

            (d)  Within  two  Business  Days of  making  any  Election  to Delay
Foreclosure, the Purchaser shall remit by wire transfer to the Servicer servicing the related Mortgage Loan, for deposit in the Collateral Fund maintained by such Servicer, an amount, as calculated by such Servicer, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, such Servicer's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Servicer servicing the related Mortgage Loan for deposit in the Collateral Fund maintained by such Servicer the amount of each additional month's interest, as calculated by such Servicer, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Servicer of such Mortgage Loan may withdraw from the Collateral Fund maintained by such Servicer from time to time amounts necessary to reimburse such Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by such Servicer based on estimated costs, and the actual costs are subsequently determined to be higher, such Servicer may withdraw the additional amount from the applicable Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the applicable Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from a Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the applicable Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify such Servicer that it believes that it is appropriate to do so, such Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by
(x) applying any balance in the related Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the related Servicer for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, such Servicer shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), such Servicer shall withdraw the amount of such excess from the Collateral Fund maintained by such Servicer, and shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by such Servicer by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the related Servicer, for deposit in the related Collateral Fund, an amount, as calculated by such Servicer, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in such Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, such Servicer shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the related Collateral Fund as are provided under
Section 2.02(e), and such Servicer shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The related Servicer shall not be required to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) such Servicer believes there is a breach of representations or warranties in the Pooling and Servicing Agreement by the Depositor, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) such Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the such Servicer's right not to proceed with the Commencement of Foreclosure, such Servicer supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, such Servicer shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the related Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and such Servicer shall withdraw the amount of such excess from the related Collateral Fund, shall remit the same to the Trust Estate as additional Liquidation Proceeds. After making such withdrawal, all amounts remaining in the related Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan) shall be released to the Purchaser.

      Section 2.04      Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Servicers' obligations under Section 2.01 shall terminate
(i) at such time as the Class Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by such Servicer) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that each Servicer estimates through its normal servicing practices will be required to be withdrawn from the related Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds
(z) the then-current Class Balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Servicers of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Servicers hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in any Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to any Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUNDS; SECURITY INTEREST

      Section 3.01      Collateral Funds

      Upon receipt from the Purchaser of the initial amount required to be deposited in any Collateral Fund pursuant to Article II, the related Servicer shall establish and maintain with ________________ as a segregated account on its books and records an account (each, a "Collateral Fund"), entitled "_____________________________________, for the benefit of registered holders of
Bank of America Mortgage Securities, Inc.; Mortgage Pass-Through Certificates, Series __________. Amounts held in any Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from such Collateral Fund pursuant to Section 2.02 or 2.03 hereof. Each Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to any Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to any Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

      Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Servicers shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Funds (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Funds, funds in the Collateral Funds shall be applied consistent with the terms of this Agreement.

      Section 3.02      Collateral Fund Permitted Investments.

      Each Servicer shall, at the written direction of the Purchaser, invest the funds in the related Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, a Servicer shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

      All income and gain realized from any investment as well as any interest earned on deposits in a Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in such Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the related Collateral Fund promptly upon realization. Each Servicer shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the related Collateral Fund, equal to the amount by which the balance of such Collateral Fund, after giving effect to all other distributions to be made from such Collateral Fund on such date, exceeds the Required Collateral Fund Balance for such Collateral Fund. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

      Section 3.03      Grant of Security Interest

      The Purchaser hereby grants to each Servicer for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the related Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

      The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by a Servicer as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to each Servicer for filing of appropriate financing statements in accordance with applicable law. Each Servicer shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

      Section 3.04      Collateral Shortfalls.

      In the event that amounts on deposit in a Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the related Servicer is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to such Servicer immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and such Servicer's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of such Servicer.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01      Amendment.

      This Agreement may be amended from time to time by the Servicers and the Purchaser by written agreement signed by the Servicers and the Purchaser.

            Section 4.02      Counterparts.

      This   Agreement  may  be  executed   simultaneously   in  any  number  of
counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03      Governing Law.

      This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04      Notices.

      All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

      (a)   in the case of the Servicers,

            Bank of America, FSB
            555 California Street
            San Francisco, California  94104

            Attention: _______________
            Phone: ___________________
            Fax: _____________________

            NationsBanc Mortgage Corporation
            201 North Tryon Street
            Charlotte, North Carolina  28255

            Attention: _______________
            Phone: ___________________
            Fax: _____________________

      (b)   in the case of the Purchaser,

            _____________________________
            _____________________________
            _____________________________
            Attention: __________________

            Section 4.05      Severability of Provisions.

      If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06      Successors and Assigns.

      The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Servicers.

            Section 4.07      Article and Section Headings.

      The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08      Confidentiality.

      The Purchaser agrees that all information supplied by or on behalf of the Servicers pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Servicers and the Purchaser agrees to hold such information confidential and not to disclose such information.

      Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09      Indemnification.

      The Purchaser agrees to indemnify and hold harmless the Servicers and the Depositor and each person who controls the Servicers and the Depositor and each of their respective officers, directors, affiliates and agents acting at the Servicers' or the Depositor's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Servicers or the Depositor, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Servicers' or the Depositor's obligations under the Pooling and Servicing Agreement, or
(ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

      IN WITNESS WHEREOF, BA, NMC and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                          Bank of America, FSB


                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________



                                          NationsBanc Mortgage Corporation


                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________


                                          [Purchaser]

                                          By: _____________________________
                                          Name: ___________________________
                                          Title: __________________________